Exhibit I-3

(English Language Translation)

This share exchange is made for the securities of a Japanese company. The share exchange is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors are residents of Japan. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. Furthermore, it may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the acquirer may purchase securities otherwise than under the share exchange, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail. The Company assumes no responsibility for this translation or for direct, indirect or any other forms of damages arising from the translation.

Securities Code 8110

June 5, 2012

To Those Shareholders with Voting Rights

Mikio Fukushima

President

JFE SHOJI TRADE CORPORATION

1-6-20, Dojima, Kita-ku, Osaka

NOTICE OF THE 64th ORDINARY GENERAL MEETING OF SHAREHOLDERS

Dear Shareholders:

The Company would hereby like to inform you that the 64th Ordinary General Meeting of Shareholders will be held as follows, and would be grateful if you could attend the Meeting.

If you cannot attend the Meeting, you may exercise your voting rights by paper ballot. Please review the “Reference Materials for the General Meeting of Shareholders” and send us via return mail the enclosed voting form after indicating whether you approve or disapprove of each proposal by no later than Wednesday, June 27, 2012.

1.	Date and Time:	Thursday, June 28, 2012 at 10 a.m.

2.	Place:	Osaka Head Office of the Company, 17F, Conference Room 1-6-20 Dojima, Kita-ku, Osaka

3.	Agenda of the Meeting:
	Matters to be reported:	Business Report and Financial Statements for the 64th Fiscal Term (from April 1, 2011 to March 31, 2012)
Proposals to be resolved:
	Proposal No. 1:	Dividend of Surplus
	Proposal No. 2:	Approval of Share Exchange Agreement of the Company and JFE Holdings, Inc.

*	Shareholders who will be attending the Meeting in person on the above-mentioned date are requested to submit the appended voting form at the reception desk.
*	In the event of any matter to be changed or modified in any part of the Reference Materials for the General Meeting of Shareholders and Appendixes attached hereto, please note that any matter changed or modified as mentioned above shall be placed and published on our website (http://www.jfe-shoji.co.jp/investor/) in accordance with the provisions of applicable laws and regulations.

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(Appendix)

BUSINESS REPORT

(From April 1, 2011 to March 31, 2012)

1. Overview of business activities of the Company

(1) Developments and results of business activities

Looking at the global economy during the current fiscal year, in Europe the financial instability of Greece, Italy and other nations has extended to the entire Eurozone since the beginning of the year, exerting an adverse effect on the real economy as evidenced in deteriorating corporate earnings and rising unemployment numbers. In Greece the restructuring of debt was to some degree successful, but it still contains various risk factors, so the country’s economic recovery has remained extremely modest. In the United States, despite slow growth in consumer spending, the country’s economy followed a recovery path as seen in improved corporate performance and lower unemployment numbers. In China, the economy showed signs of slowdown as exports to developed nations and corporate production activity were affected by the financial instability in Europe, but overall, the economy continued to post high growth rates backed up by vigorous domestic demand.

Turning to Japan, the economy continued a modest recovery following the serious damage inflicted by the Great East Japan Earthquake, but the pace of the economic recovery has been slowed by the worsening debt crisis in Europe since the mid-year as well as the flooding in Thailand and the prolonged appreciation of the yen. Meanwhile, consumer spending maintained a modest recovery with improved consumer sentiment supported by the resumption of the government-backed ‘Eco-car’ subsidy and other measures.

The Company merged with JFE SHOJI HOLDINGS, INC. on April 1, 2012, with the Company as the surviving company. Therefore, in this business report, we explain the consolidated financial results for the fiscal year ended March 2012 on behalf of JFE SHOJI HOLDINGS as described below.

We also report on the financial performance of JFE SHOJI TRADE for the fiscal year ended March 2012.

In the steel industry, which is our key business area, domestically, the automobile industry supply chain seriously damaged by the Great East Japan Earthquake made a faster-than-expected recovery, and the demand from the automobile industry has remained steady since the mid-year. The post-disaster recovery demand increased in the civil engineering and construction sectors, but it has yet to make a full-scale recovery, partly due to the delay in passage of the supplementary budget. In exports, despite continued firm demand from the Asian emerging nations, the export environment for Japanese steelmakers remained severe due to intensified competition with neighboring Asian nations such as China and Korea, which have enhanced their supply capacity, coupled with the yen’s prolonged appreciation.

In these conditions, the consolidated performance of JFE SHOJI HOLDINGS GROUP is as follows.

In the steel business, we worked vigorously to expand our marketing activities in the Asian emerging nations and the Middle Eastern regions where economies continue to post high growth rates. At the same time we made active investments in anticipation of medium-to-long term growth in steel demand. Specifically, we established JFE SHOJI STEEL INDIA PRIVATE LTD., our 15th overseas steel processing center, in Maharashtra, India. In Indonesia, where the economy is continuing its remarkable growth, we decided that P.T. JFE SHOJI STEEL INDONESIA shall enhance its production facility by introducing a large slitter to meet wide-ranging demand centered on the automobile sector. Meanwhile, in Japan, we are restructuring the Group’s sales system to optimize it in an effort to constantly meet demands. As the first step, we consolidated our construction material business in the Kyushu region with JFE SHOJI TRADE CORPORATION with the aim of exerting the Group’s overall capability and started customer-centered marketing activities. In addition, we merged Tohsen Co., Ltd. with Tohoku Steel Corporation to meet the post-disaster recovery demand in the Tohoku area and restructured our marketing and logistics systems in the region to capture its demand.

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In the field of raw materials, we acquired new interests in the Codrilla Mine in Queensland, Australia with the aim of securing a stable supply of high-grade PCI coal to meet the brisk demand of steelmakers. We also conducted vigorous marketing activities to expand our sales routes to China and other nations in an effort to increase the volume of our business in trilateral coal trading. In the field of coke, we contracted new imported coke unloading stations in western Japan to acquire new customers in these regions. We also constructed scrap yards in the Tohoku region to accept surplus scrap generated as a result of the earthquake disaster in the regions and started shipping them, mainly to areas in western Japan. In the Indian market, which has the potential for strong growth, we reinforced activities to expand sales routes of materials and equipment in particular to capture its brisk demand.

As a result of the above measures, sales in the Steel and Steel-Peripheral Businesses increased by ¥75,076 million year-on-year to ¥2,047,462 million. Ordinary income, however, posted a ¥3,001 million decline to ¥19,575 million.

In the Food Business, we recorded increased earnings thanks to higher demand for the South Korean-made (low malt) “third-category beer” and canned meat products following the Great East Japan Earthquake in Japan as well as strong sales of canned seafood products of MARUSHIN CANNERIES SDN. BHD. and Kawasho Foods (Gulf) FZE. Due to higher procurement costs overseas and other reasons, sales in this segment rose ¥767 million year-on-year to ¥25,825 million but ordinary income fell by ¥2 million year-on-year to ¥700 million.

In the Electronics Business, the mounting equipment division suffered from the freezing or postponement of capital investment projects by many customers and the semiconductor division was affected by production cutbacks by manufacturers, in the aftermath of the Great East Japan Earthquake and the floods in Thailand. As a result, sales in this sector declined by ¥2,102 million year-on-year to ¥11,591 million and ordinary income went down by ¥387 million to ¥238 million.

In the Real Estate business, as a result of the prompt sell-off of property holdings, sales increased ¥1,353 million year-on-year to ¥1,781 million and ordinary loss amounted to ¥3,313 million.

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As a result of the above, the consolidated financial performance of JFE SHOJI HOLDINGS, INC. for the fiscal year ended March 2012, including its performance on a non-consolidated basis, is as follows. Sales on a consolidated basis recorded a year-on-year increase of ¥75,069 million to ¥2,086,595 million and operating income declined ¥6,586 million to ¥16,777 million. Ordinary income fell ¥6.5 billion to ¥17,283 million and net income for the year amounted to ¥12,108 million, down by ¥1,537 million on a year-on-year basis.

The financial performance of JFE SHOJI TRADE CORPORATION on a non-consolidated basis is as follows. Sales increased by ¥57,787 million year-on-year to ¥1,684,271 million but operating income declined by ¥4,626 million to ¥10,023 million. Ordinary income also declined by ¥3,911 million to ¥11,531 million, but net income for the year recorded a year-on-year increase of ¥102 million to ¥9,351 million.

The Company’s profit distribution policy is based on a comprehensive consideration of such factors as returning profit to the shareholders, the need to maintain a level of retained earnings that will enable sufficient reinforcement of the business base of the whole Group, and the Company’s business performance.

In light of the above, the Company proposes to the General Meeting of Shareholders a year-end dividend for the current fiscal year in the amount of 5 yen per share, which is the expected year-end dividend of the former JFE SHOJI HOLDINGS, INC., to the shareholders stated or recorded in the Company’s shareholder registry on April 1, 2012, in accordance with the Articles of Incorporation of the Company. The amount of annual dividend comes to 10 yen per share including the interim dividend of 5 yen per share paid by the former JFE SHOJI HOLDINGS, INC.

We ask for our shareholders’ consideration and understanding in this regard.

(2) Capital investment

No significant matters to report.

(3) Financing

No significant matters to report.

(4) Issues to be addressed

Looking at the global economy, signs of recovery, slowly improving corporate earnings and a rise in employment numbers, are seen in the United States, but it is still uncertain if this trend will continue. European countries are forced to implement austerity measures and their economies are likely to remain sluggish. On the whole, the prospects for growth of the developed economies remain weak. Meanwhile, the Asian emerging nations, despite a slowdown in exports under the impact of the financial crisis in Europe, are expected to maintain moderate growth backed up by bullish domestic demand.

Regarding the Japanese economy, we expect the export environment for manufacturers to remain severe due to the prolonged appreciation of the yen and sluggish economies in the U.S. and European nations. Nonetheless, considering the full-fledged recovery from the disaster and an improvement in consumers’ sentiment, we believe the Japanese economy will, as a whole, make a gradual recovery.

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In the steel industry, which is our core business area, we expect the demand from the construction sector in Japan to increase as public investments grow steadily following the start of full-scale post-disaster recovery demand. Exports are anticipated to show a gradual recovery supported by continuing brisk demand by the Asian emerging nations, in spite of such factors of concern as the softening of the market by deterioration in the supply-demand balance and weakened export competitive edge caused by the strong yen.

As described above, we believe the environment surrounding the Company will improve gradually. Nonetheless, given a number of factors of concern including the spreading of the European debt crisis, rising crude oil prices resulting from political uncertainties in the Middle Eastern regions and interest rate and foreign exchange fluctuations, we need to continue carefully monitoring the situation.

The Group has drawn up the “JFE Shoji Group Third Medium-Term Management Plan” covering the three years from April 2012 to March 2015. In this Medium-Term Management Plan, we have, as our management vision “pioneering new markets, while constantly taking up the challenge of becoming a Value Creating Company,” and to realize this vision, have set “Develop New Ground,” “Create New Value” and “Generate New Synergy” as action guidelines.

We intend to pursue the following four important management challenges to realize the above mentioned management vision and action guidelines

1) Reconstruction of existing business strategy and aggressive sales with speed

•	To think through and implement strategies for the survival of our existing business and strengthen our revenue foundation

2) Creation of new business and added value based on our steel business network

•	To view the markets from a broader perspective and create new businesses

•	To develop new trade rights and new supply chain in all aspects incorporating purchase, processing and sales

3) Maximum utilization of trading functions to improve the corporate value of the JFE Group

•	To appeal marketing project making functions to contribute to the improvement of the corporate value of the JFE Group

•	To strengthen and improve the efficiency of our supply chain and to expand globally

4) Further improvement of our management infrastructure which is a foundation of our sales activities

•	To develop and implement a bold and flexible human resources strategy

•	To build an optimal organization structure to support growth

•	To further improve each system and structure which we have developed

In addition, we will pursue the following measures in each area and business with regard to the Company’s management strategy and issues to be addressed over the medium- to long-term.

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In the steel business, we will attempt “to expand targeted sales areas by drastically aggressive sales focusing on customers’ needs,” “to review and strengthen SCM involving sales, purchase and processing,” “to strengthen our sales structure based on the concentrated power of the JFE Group,” “to further expand overseas’ domestic and inter-country transactions and strengthen overseas footholds” and “to dominate the markets by means of new measures including strengthened investment.”

In the raw materials, and machinery and materials businesses, we will strive “to contribute to improving the presence of JFE Group as a whole,” “to strengthen material supply and product sales through increased relationship with each JFE Group company,” “to expand export and import activities and trilateral (three-country) trades and strengthen overseas footholds” and “to continue to boost investment in resources.”

In the food businesses, we will strive to build a stable supply structure to strengthen overseas business and develop vital markets.

In the electronics business, we will work to establish new semiconductor business models such as a foundry business and develop overseas markets for FA equipment.

Through the challenges above, we aim for sustainable growth and development into the future.

With our primary objectives being using the Company’s marketing related functions in the JFE Group as a whole and strengthening and streamlining the overall supply chain of the JFE Group’s steel business, we request your approval of a share exchange with JFE Holdings, Inc. at the shareholders’ meeting. Following your approval of this proposal, the Company will become a wholly owned subsidiary of JFE Holdings, Inc. on October 1, 2012.

We hope that you will continue to favor us with your support and encouragement as we pursue these endeavors.

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(5) Changes in operational results and financial position

	61st term March 31, 2009	62nd term March 31, 2010	63rd term March 31, 2011	64th term (current) March 31, 2012
Net sales (¥ million)	2,106,616	1,424,232	1,626,484	1,684,271
Ordinary income (¥ million)	26,291	14,671	15,442	11,531
Net income (¥ million)	16,104	9,542	9,249	9,351
Earnings per share	¥54.52	¥32.30	¥31.31	¥39.49
Net assets (¥ million)	35,381	46,443	53,174	69,563
Total assets (¥ million)	414,127	364,512	395,486	404,221

Note: Please refer to the attachments for the financial position and operational results of JFE SHOJI HOLDINGS, INC.

(6) Parent company and principal subsidiaries (as of March 31, 2012)

1) Relationship with Parent Company

The parent company of the Company is JFE SHOJI HOLDINGS, INC., which holds 100% of the shares of the Company.

Note: JFE SHOJI HOLDINGS, INC. was merged with the Company as of April 1, 2012 and ceased to exist.

2) Principal subsidiaries

Company name	Capital		Percentage of voting rights held by the Company	Principal business
	¥	million	%
JFE Shoji Trade Steel Construction Materials Corporation		900	100.0	Sales of steel material and reinforced products, etc. for construction and civil engineering.
JFE SHOJI PIPE&FITTING TRADE CORPORATION		500	100.0	Sales of steel pipe products, etc.
JFE SHOJI CONSTRUCTION MATERIALS SALES CORPORATION		390	100.0	Sales of construction materials products and materials for civil engineering and construction, etc.
JFE SHOJI TRADE AMERICA INC.	US$	thousand 21,300	100.0	Imports, exports and wholesale trade

Note:	As of April 1, 2012, KAWASHO FOODS CORPORATION (Capital: ¥1,000 million, Business: Domestic and import/export transactions of food products) and JFE Shoji Electronics Corporation (Capital: ¥1,000 million, Business: Sales of semiconductor products, etc., and marketing, installation, and maintenance of equipment for the mounting, assembly, and inspection of electronic components) were added as significant Company subsidiaries. Both companies are the Company’s 100%-owned subsidiaries. KAWASHO REAL ESTATE CORPORATION was merged into the Company on October 1, 2011 and ceased to exist.

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(7) Principal business (as of March 31, 2012)

The Company conducts domestic and import/export transactions of various types of products as its principal business. The product range includes steel products, steel raw materials, non-ferrous metals, chemicals, fuel, machinery and ships.

(8) Principal offices of the consolidated group (as of March 31, 2012)

Domestic	[Head office]	Osaka (Main office)	1-6-20, Dojima, Kita-ku, Osaka
		Tokyo	2-7-1, Otemachi, Chiyoda-ku, Tokyo
	[Regional office]	Nagoya

	[Branches]	Hokkaido (Sapporo City), Tohoku (Sendai City), Niigata, Shizuoka, Hokuriku (Toyama City), Okayama (Kurashiki City), Hiroshima, Shikoku (Takamatsu City), Kyushu (Fukuoka City)

	[Sub-branches]	Chiba-Minami (Chiba City), Keihin (Kawasaki City), Hamamatsu, Chita (Handa City), Fukuyama, Kurashiki, Kagoshima, Naha

Overseas	[Branches]	Taipei (Taiwan), Singapore, Dusseldorf (Germany), Dubai (UAE),

	[Rep. office / Local office]	Kaohsiung (Taiwan), Ho Chi Minh / Hanoi (Vietnam)

(In addition to the above, the Company has the following locally incorporated companies: JFE SHOJI TRADE AMERICA INC., JFE SHOJI TRADE DO BRASIL LTDA., JFE SHOJI TRADE (HONG KONG) LTD., JFE SHOJI TRADE AUSTRALIA PTY., LTD., JFE SHOJI TRADE (KOREA) LTD., JFE SHOJI TRADE BEIJING CO., LTD., JFE SHOJI TRADE SHANGHAI CO., LTD., JFE SHOJI TRADE GUANGZHOU CO., LTD., JFE SHOJI TRADE THAILAND LTD., P.T. JFE SHOJI TRADE INDONESIA, JFE SHOJI TRADE PHILIPPINES, INC., JFE SHOJI TRADE (MALAYSIA) SDN. BHD. and JFE SHOJI TRADE INDIA PVT. LTD.)

(9) Employees (as of March 31, 2012)

Number of employees	Increase (Decrease) from March 31, 2011	Average age	Average length of service
1,320	12	41 years and 5 months	14 years and 4 months

Note: The number of employees includes those on domestic and overseas secondment, but excludes overseas locally employed staff   (29 persons).

(10) Major borrowings (as of March 31, 2012)

Lenders	Outstanding balance
	¥	million
Mizuho Corporate Bank, Ltd.		15,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.		10,000
Sumitomo Mitsui Banking Corporation		10,000

(11) Transfer of businesses and corporate reorganization

The Company was merged with KAWASHO REAL ESTATE CORPORATION, a wholly-owned subsidiary of JFE SHOJI HOLDINGS, INC., on October 1, 2011, and KAWASHO REAL ESTATE CORPORATION ceased to exist.

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2. Shares and shareholders of the Company (as of March 31, 2012)

(1) Total number of shares issued

Ordinary shares	236,777,704

(2) Number of shareholders	1

(3) Major shareholders

Name of shareholder	Number of shares held Thousands	Ratio of shareholding %
JFE SHOJI HOLDINGS, INC.	236,777	100.0

(4) Other significant matters related to stocks

1)	On April 1, 2012 the Company was merged with JFE SHOJI HOLDINGS, INC., the wholly owning parent of the Company, and assumed all shareholders of the parent company as of March 31, 2012. The matters related to the Company’s stocks as of April 1, 2012 are as follows.

April 1, 2012 is, in accordance with the Articles of Incorporation of the Company, the record date for the exercise of voting rights and distribution of dividends from surplus at the ordinary general meeting of shareholders scheduled for June 2012.

Matters related to the Company’s stocks (as of April 1, 2012)

(i) Total number of shares issued

Ordinary shares	236,502,005 (excluding treasury stock of 275,699 shares)

(ii) Number of shareholders

Ordinary shares	7,020

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(iii) Major shareholders (top 10)

Name of shareholder	Number of shares held Thousands	Ratio of shareholding %
JFE Steel Corporation	91,312	38.6
Kawasaki Heavy Industries, Ltd.	6,461	2.7
Trust & Custody Services Bank, Ltd. as a trustee for Mizuho Trust Retirement Benefits Trust Account for Kawasaki Heavy Industries	5,500	2.3
Japan Trustee Services Bank Ltd. (trust account)	4,828	2.0
The Master Trust Bank of Japan, Ltd. (trust account)	4,502	1.9
Kawasaki Kisen Kaisha, Ltd.	4,445	1.9
Century Tokyo Leasing Corporation	4,410	1.9
JUNIPER	3,998	1.7
Business Partners Shareholders’ Association of JFE Shoji Group	3,955	1.7
Mizuho Corporate Bank, Ltd.	3,500	1.5

Note:	The ratio of shareholding is calculated based on the number of shares, which is the total number of shares issued minus the number of treasury stocks.

2)	The Company will become a wholly owned subsidiary of JFE Holdings, Inc., the wholly owning parent company of JFE Steel Corporation through the share exchange on October 1, 2012.

3. Stock acquisition rights

No significant matters to report.

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4. Directors and Corporate Auditors

(1) Directors and Corporate Auditors (as of March 31, 2012)

Name	Position	Principal duty	Significant concurrent position
*Mikio Fukushima	President		President of JFE SHOJI HOLDINGS, INC.

*Yuji Imataka	Director	Assistance to the President; supervision of officers in charge of Steel Planning Dept., Structural & Pipe Business Promotion Dept., Eastern District Steel Division No. 1, Eastern District Steel Division No. 2, Electric Appliance Steel Division, Steel Overseas Division, Central District Steel Division and Western District Steel Division	Vice President of JFE SHOJI HOLDINGS, INC.

*Hisao Osato	Director	Assistance to the President; supervision of Administration Dept. (Raw materials, Machinery & Materials); supervision of general managers of Raw Materials Division No. 1, Raw Materials Division No. 2, Ships, Fuel & Chemicals Division, and Machinery & Materials Division	Director of JFE SHOJI HOLDINGS, INC.

*Kohei Yoshioka	Director	Assistance to the President; supervision of officers in charge of General Affairs Dept., Human Resources Dept., Finance & Corporate Accounting Dept., Business Accounting Dept., Credit Dept., Legal Dept., Corporate Planning Dept., Information Technology Planning Dept., Affiliate Company Coordination Dept., Overseas Business Management Dept., CSR Planning & Promotion Dept., Technical Planning & Support Dept.; supervision of Environmental Auditing Dept., Internal Auditing Dept. and Real Estate Dept.	Senior Managing Director of JFE SHOJI HOLDINGS, INC.

*Katsuyoshi Takaya	Director	Assistance to the President; supervision of officers in charge of Steel Planning Dept., Structural & Pipe Business Promotion Dept.; supervision of general managers of Eastern District Steel Division No. 1, Eastern District Steel Division No. 2, and Central District Steel Division, and Western District Steel Division	Director of JFE SHOJI HOLDINGS, INC.

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Name	Position	Principal duty	Significant concurrent position
Hidehiko Ogawa	Director	Supervision of officers in charge of JFE SHOJI TRADE AMERICA INC., JFE SHOJI TRADE (KOREA) LTD., TAIPEI BRANCH, JFE SHOJI TRADE BEIJING CO., LTD., JFE SHOJI TRADE SHANGHAI CO., LTD., JFE SHOJI TRADE GUANGZHOU CO., LTD., JFE SHOJI TRADE (HONG KONG) LTD., DUSSELDORF BRANCH, JFE SHOJI TRADE PHILIPPINES, INC., JFE SHOJI TRADE (THAILAND) LIMITED, HO CHI MINH REP. OFFICE, JFE SHOJI TRADE INDIA PVT. LTD., JFE SHOJI TRADE (MALAYSIA) SDN. BHD., SINGAPORE BRANCH, P.T. JFE SHOJI TRADE INDONESIA, DUBAI BRANCH; supervision of general managers of Electric Appliance Steel Division and Steel Overseas Division	Director of JFE SHOJI HOLDINGS, INC.

Toshihiro Kabasawa	Director	In charge of Corporate Planning Dept. and Technical Planning & Support Dept.	Director of JFE SHOJI HOLDINGS, INC.

Keiichi Teramura	Corporate Auditor (Standing)	—	Corporate Auditor of JFE SHOJI HOLDINGS, INC.

Hidenori Tazawa	Corporate Auditor (Standing)	—	—

Masakazu Kurushima	Corporate Auditor	—	Corporate Auditor of JFE SHOJI HOLDINGS, INC. (Standing)

Makoto Hara	Corporate Auditor	—	Corporate Auditor of JFE SHOJI HOLDINGS, INC. (Standing)

Notes: 1.	*mark denotes Representative Director.
2.	Messrs. Masakazu Kurushima and Makoto Hara are Outside Corporate Auditors.
3.	At the 63rd ordinary general meeting of shareholders that was held on June 23, 2011, Toshihiro Kabasawa was appointed as a new member of the board, and assumed office.
4.	The following Director and Corporate Auditors retired as of March 31, 2012. The reason for retirement was the merger effective April 1, 2012:

Director Yuji Imataka
Corporate Auditors Keiichi Teramura, Hidenori Tazawa, Masakazu Kurushima

5.	At the extraordinary general meeting of shareholders that was held on March 29, 2012, the following Directors and Corporate Auditors were appointed and assumed office respectively as of April 1, 2012.
Director Tsutomu Yajima (At the extraordinary meeting of the Board of Directors that was held on April 2, 2012, he was appointed as Representative Director. He was Vice President of JFE Steel Corporation.)
Auditor Tsutomu Yoshizato*1 (He is Outside Corporate Auditor. He was President of JFE Kozai Corporation.)
Auditor Yukio Terada (He is Managing Executive Officer of the Company. He was President of JFE SHOJI CONSTRUCTION MATERIALS SALES CORPORATION.)
Auditor Hideshi Iwai*2 (He was Outside Corporate Auditor (part-time) of JFE SHOJI HOLDINGS, INC. and independent officer. He is now Outside Corporate Auditor of the Company and independent officer. He concurrently serves as Outside Director (part-time) of Image Holdings Co., Ltd.)
*1	Outside Corporate Auditor Tsutomu Yoshizato is capable of carrying out an audit of the overall performance of duties by Directors and other relevant personnel from a broad perspective based on his extensive knowledge and experience regarding the steel business and its peripheral business.
*2	Outside Corporate Auditor Hideshi Iwai has plentiful knowledge and experience in financial institutions and deep insight and knowledge with regard to finance and accounting, and is capable of carrying out an audit of the overall performance of duties by Directors and other relevant personnel from a professional and objective perspective. Moreover, based on this viewpoint, the Company reported him as an independent officer to the Tokyo Stock Exchange.

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[Reference 1] Directors and Corporate Auditors (as of April 2, 2012)

Name	Position and responsibility	Principal duty	Significant concurrent position
*Mikio Fukushima	President		—

*Tsutomu Yajima	Vice President	Supervision of supervising officers	—

*Hisao Osato	Director	Supervision of officers in charge of Administration Dept. (Raw Materials, Machinery & Materials) and Business Development Dept. and supervision of general managers of Raw Materials Division No. 1, Raw Materials Division No. 2 and Machinery & Materials Division	—

*Kohei Yoshioka	Director	Supervision of officers in charge of General Affairs Dept., Human Resources Dept., Finance & Corporate Accounting Dept., Business Accounting Dept., Credit Dept., Legal Dept., Corporate Planning Dept., Information Technology Planning Dept., Affiliate Company Coordination Dept., Overseas Business Management Dept., Technical Planning & Support Dept., and Real Estate Dept.; supervision of Environmental Auditing Dept.; supervision and in charge of Auditing Dept.	—

*Katsuyoshi Takaya	Director	Supervision of officers in charge of Steel Planning Dept., Structural & Pipe Business Promotion Dept.; supervision of general managers of Eastern District Steel Division No. 1, Eastern District Steel Division No. 2, and Central District Steel Division and Western District Steel Division	—

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Name	Position and responsibility	Principal duty	Significant concurrent position
*Hidehiko Ogawa	Director	Supervision of officers in charge of JFE SHOJI TRADE AMERICA INC., JFE SHOJI TRADE (KOREA) LTD., TAIPEI BRANCH, JFE SHOJI TRADE BEIJING CO., LTD., JFE SHOJI TRADE SHANGHAI CO., LTD., JFE SHOJI TRADE GUANGZHOU CO., LTD., JFE SHOJI TRADE (HONG KONG) LTD., DUSSELDORF BRANCH, JFE SHOJI TRADE PHILIPPINES, INC., JFE SHOJI TRADE (THAILAND) LIMITED, HO CHI MINH REP. OFFICE, JFE SHOJI TRADE INDIA PVT. LTD., JFE SHOJI TRADE (MALAYSIA) SDN. BHD., SINGAPORE BRANCH, P.T. JFE SHOJI TRADE INDONESIA, DUBAI BRANCH; supervision of general managers of Electric Appliance Steel Division and Steel Overseas Division	—

Toshihiro Kabasawa	Director	In charge of Human Resource Dept., Corporate Planning Dept. and Technical Planning & Support Dept.	—

Tsutomu Yoshizato	Corporate Auditor (Standing)	—	—

Makoto Hara	Corporate Auditor (Standing)	—	—

Yukio Terada	Corporate Auditor (Standing)	—	—

Hideshi Iwai	Corporate Auditor	—	Outside Director of Image Holdings Co., Ltd.

Notes:	1.	*mark denotes Representative Director. Tsutomu Yajima became Representative Director as of April 2, 2012.
	2.	Auditors Tsutomu Yoshizato, Makoto Hara and Eiji Iwai are Outside Corporate Auditors. Further, the Company submitted notification of the appointment of Hideshi Iwai as an independent officer to the Tokyo Stock Exchange.

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[Reference 2] Executive Officer System (after April 1, 2012)

(Note) *mark denotes Director.

Name	Position and responsibility	Principal duty
*Mikio Fukushima	President and CEO

*Tsutomu Yajima	Executive Vice President	Supervision of General Affairs Dept., Human Resources Dept., Environmental Auditing Dept., Finance & Corporate Accounting Dept., Business Accounting Dept., Credit Dept., Legal Dept., Auditing Dept., Corporate Planning Dept., Information Technology Planning Dept., Affiliate Company Coordination Dept., Overseas Business Management Dept., Technical Planning & Support Dept., Real Estate Dept.; supervision of JFE SHOJI TRADE AMERICA INC., JFE SHOJI TRADE (KOREA) LTD., TAIPEI BRANCH, JFE SHOJI TRADE BEIJING CO., LTD., JFE SHOJI TRADE SHANGHAI CO., LTD., JFE SHOJI TRADE GUANGZHOU CO., LTD., JFE SHOJI TRADE (HONG KONG) LTD., DUSSELDORF BRANCH, JFE SHOJI TRADE PHILIPPINES, INC., JFE SHOJI TRADE (THAILAND) LIMITED, HO CHI MINH REP. OFFICE, JFE SHOJI TRADE INDIA PVT. LTD., JFE SHOJI TRADE (MALAYSIA) SDN. BHD., SINGAPORE BRANCH, P.T. JFE SHOJI TRADE INDONESIA, DUBAI BRANCH; supervision of Steel Planning Dept., Structural & Pipe Business Promotion Dept., Eastern District Steel Division No. 1, Eastern District Steel Division No. 2, Electric Appliance Steel Division, Steel Overseas Division, Central District Steel Division, Western District Steel Division; supervision of Administration Dept. (Raw Materials, Machinery & Materials), Business Development Dept., Raw Materials Division No. 1, Raw Materials Division No. 2 and Machinery & Materials Division

*Hisao Osato	Senior Managing Executive Officer	Supervision of Administration Dept. (Raw Materials, Machinery & Materials), Business Development Dept.; supervision of Raw Materials Division No. 1, Raw Materials Division No. 2 and Machinery & Materials Division

*Kohei Yoshioka	Senior Managing Executive Officer	Supervision of General Affairs Dept., Human Resources Dept., Finance & Corporate Accounting Dept., Business Accounting Dept., Credit Dept., Legal Dept., Corporate Planning Dept., Information Technology Planning Dept., Affiliate Company Coordination Dept., Overseas Business Management Dept., Technical Planning & Support Dept., Real Estate Dept.; supervision of Environmental Auditing Dept.; supervision and in charge of Auditing Dept.

*Katsuyoshi Takaya	Senior Managing Executive Officer	Supervision of Steel Planning Dept., Structural & Pipe Business Promotion Dept.; supervision of Eastern District Steel Division No. 1, Eastern District Steel Division No. 2, Central District Steel Division and Western District Steel Division

*Hidehiko Ogawa	Senior Managing Executive Officer	Supervision of JFE SHOJI TRADE AMERICA INC.; supervision of JFE SHOJI TRADE (KOREA) LTD., TAIPEI BRANCH, JFE SHOJI TRADE BEIJING CO., LTD., JFE SHOJI TRADE SHANGHAI CO., LTD., JFE SHOJI TRADE GUANGZHOU CO., LTD., JFE SHOJI TRADE (HONG KONG) LTD., DUSSELDORF BRANCH, JFE SHOJI TRADE PHILIPPINES, INC., JFE SHOJI TRADE (THAILAND) LIMITED, HO CHI MINH REP. OFFICE, JFE SHOJI TRADE INDIA PVT. LTD., JFE SHOJI TRADE (MALAYSIA) SDN. BHD., SINGAPORE BRANCH, P.T. JFE SHOJI TRADE INDONESIA, DUBAI BRANCH; supervision of Electric Appliance Steel Division and Steel Overseas Division

Masaru Saruwatari	Managing Executive Officer	In charge of Administration Dept. (Raw Materials, Machinery & Materials) and Business Development Dept.; General Manager of Raw Materials Division No. 1

Takeshi Fujiwara	Managing Executive Officer	President of JFE SHOJI TRADE STEEL CONSTRUCTION MATERIALS CORPORATION

Sadayuki Iwamoto	Managing Executive Officer	General Manager of Electric Appliance Steel Division

I-3-15

Name	Position and responsibility	Principal duty
*Toshihiro Kabasawa	Managing Executive Officer	In charge of Human Resources Dept., Corporate Planning Dept. and Technical Planning & Support Dept.

Keiichi Nishino	Managing Executive Officer	President of JFE SHOJI CONSTRUCTION MATERIALS SALES CORPORATION

Munemichi Okuma	Managing Executive Officer	In charge of Business Accounting Dept. and Affiliate Company Coordination Dept.

Masayuki Kubo	Managing Executive Officer	In charge of Finance & Corporate Accounting Dept. and Real Estate Dept.

Manabu Izuka	Executive Officer	General Manager of Central District Steel Division; Representative of Nagoya Office; assistance to officers in charge of Electric Appliance Steel Division

Junya Miyawaki	Executive Officer	General Manager of Raw Materials Division No. 2

Naoto Miura	Executive Officer	President of JFE SHOJI PIPE&FITTING TRADE CORPORATION

Nobuki Kato	Executive Officer	General Manager of Eastern District Steel Division No. 1 and in charge of Steel Planning Dept.

Shogo Shirakawa	Executive Officer	General Manager of Steel Overseas Division; in charge of JFE SHOJI TRADE (KOREA) LTD., TAIPEI BRANCH, JFE SHOJI TRADE BEIJING CO., LTD., JFE SHOJI TRADE SHANGHAI CO., LTD., JFE SHOJI TRADE GUANGZHOU CO., LTD., JFE SHOJI TRADE (HONG KONG) LTD., DUSSELDORF BRANCH, JFE SHOJI TRADE PHILIPPINES, INC., JFE SHOJI TRADE (THAILAND) LIMITED, HO CHI MINH REP. OFFICE, JFE SHOJI TRADE INDIA PVT. LTD., JFE SHOJI TRADE (MALAYSIA) SDN. BHD., SINGAPORE BRANCH, P.T. JFE SHOJI TRADE INDONESIA and DUBAI BRANCH

Itsuji Araki	Executive Officer	In charge of JFE SHOJI TRADE AMERICA INC.; President of JFE SHOJI TRADE AMERICA INC.

Hiroshi Murakami	Executive Officer	In charge of General Affairs Dept., Credit Dept., Legal Dept., Information Technology Planning Dept.; assistance to officers in charge of Technical Planning & Support Dept.

Sumio Kanazawa	Executive Officer	In charge of Overseas Business Management Dept.; assistance to general manager of Electric Appliance Steel Division

Akiteru Tamida	Executive Officer	Deputy General Manager, Raw Materials Division No. 1

Masahide Omiya	Executive Officer	General Manager, Eastern District Steel Division No. 2; in charge of Structural & Pipe Business Promotion Dept.

Tatsuhiko Tasaka	Executive Officer	General Manager, Western District Steel Division; Representative of Osaka Office; assistance to officers in charge of Electric Appliance Steel Division

Toru Shirai	Executive Officer	General Manager, Machinery & Materials Division

I-3-16

(2) Total remuneration for Directors and Corporate Auditors

	Number of Directors and Corporate Auditors	Remuneration
Directors	7	¥212 million
Corporate Auditors (of which Outside Corporate Auditors)	4 (2)	¥44 million (¥0)

Notes:	The above remuneration includes ¥31 million of provision for accrued retirement benefits for directors and corporate auditors for the current fiscal year (¥27 million for seven Directors, and ¥4 million for four Corporate Auditors (of which, ¥0 for two Outside Corporate Auditors)).

(3) Outside Directors and Outside Corporate Auditors

1) Significant concurrent position/s and relation to the Company (As of March 31, 2012)

Name	Significant concurrent position/s	Relation to the Company
	Corporate Auditor of JFE SHOJI HOLDINGS, INC.	Wholly owning parent of the Company
Masakazu Kurushima	Corporate Auditor of KAWASHO FOODS CORPORATION	Wholly owned subsidiary of JFE SHOJI HOLDINGS, INC.
	Corporate Auditor of JFE Shoji Electronics Corporation	Wholly owned subsidiary of JFE SHOJI HOLDINGS, INC.

Makoto Hara	Corporate Auditor of JFE SHOJI HOLDINGS, INC.	Wholly owning parent of the Company
	Corporate Auditor of JFE SHOJI PIPE&FITTING TRADE CORPORATION	Wholly owned subsidiary of the Company

2) Major activities during the current fiscal year

Outside Corporate Auditor Masakazu Kurushima

He attended all 18 meetings of the Board of Directors, and all 15 meetings of the Board of Corporate Auditors, both held during the current fiscal year, and made remarks as appropriate for the discussion of proposals.

Outside Corporate Auditor Makoto Hara

He attended all 18 meetings of the Board of Directors, and all 15 meetings of the Board of Corporate Auditors, both held during the current fiscal year, and made remarks as appropriate for the discussion of proposals.

3) Aggregate amount of remuneration received as officers from the parent company or its subsidiaries for the current fiscal year

The above two Outside Corporate Auditors received ¥44 million in total as remuneration (including ¥4 million of provision for directors’ and corporate auditors’ retirement benefits) from the parent company (JFE SHOJI HOLDINGS). Neither of the two received any remuneration from subsidiaries (including the Company) of the said parent company.

I-3-17

5. Accounting Auditors

(1) Name of the Accounting Auditors

Ernst & Young ShinNihon LLC

(2) The Amount of compensation to the Accounting Auditors for the current fiscal year

¥40 million

In the audit contract between the Company and the Accounting Auditors, there are no distinct separate provisions between the fees for audit by an accounting auditor under the Companies Act and the fees for audit under the Financial Instruments and Exchange Act, and it is impracticable to distinguish between the two, therefore, the amount set out above is the total of both types of fees.

(3) Details of non-audit services

The Company entrusts the accounting auditor with the advisory services regarding the implementation of IFRS, etc. other than services defined in Article 2, Paragraph 1 of the Certified Public Accountants Law of Japan.

(4) Company policy regarding dismissal or decision not to reappoint the Accounting Auditors

The Board of Directors of the Company, upon examination when requested by the Board of Corporate Auditors, or subject to the prior consent of the Board of Corporate Auditors when the situation arises where the Accounting Auditors are no longer able to execute their duties in a proper manner, or otherwise the Board of Directors deems it necessary, shall propose the dismissal or disapproval of the reappointment of the Accounting Auditors to the General Meeting of Shareholders.

The Board of Corporate Auditors has also resolved on the policy stating that when it is recognized that the Accounting Auditor has fallen under either item of Paragraph 1, Article 340 of the Companies Act, the Board of Corporate Auditors will, upon examination and unanimous consent of the Corporate Auditors, dismiss the Accounting Auditor, or when a situation equivalent to the above occurs or the Board of Corporate Auditors otherwise decides that it is necessary, the Board of Corporate Auditors will request that the Board of Directors propose the dismissal or disapproval of the reappointment of the Accounting Auditors to the General Meeting of Shareholders.

6. Systems and policies of the Company

Systems to ensure compliance with laws and the Company's Articles of Incorporation in the performance of duties by Directors and system to ensure the appropriateness of other operations

As the basic policy on the development of the internal control system, the Company’s Board of Directors has resolved the following:

The Company, in order to achieve its management vision, “pioneering new markets, while constantly taking up the challenge of becoming a Value Creating Company,” and to establish a sustainable corporate structure shall, based on the following basic policy, develop a system that ensures appropriate corporate operations, and the Company shall continuously review and endeavor to revise the basic policy and the internal control system developed in accordance with such policy.

I-3-18

(1) Systems as prescribed by Item 6, Paragraph 4 of Article 362 of the Companies Act and by each item of Paragraph 1, Article 100 of the Ordinance for Enforcement of the Companies Act

1)	Systems to ensure compliance with laws and regulations and the Articles of Incorporation in the operations executed by Directors and employees

a)	Important matters concerning management of the Company and the Group companies shall be determined in meetings of the Board of Directors or the Management Meeting through deliberation of policy in management meetings in accordance with rules concerned.

b)	Execution of duties shall be performed in accordance with the delegated organizational authorities and operational regulations of each department by the Executive Officers under the Representative Director and President.

c)	The Management Meetings and CSR Promotion Meeting shall, when necessary, examine and develop rules and risk management policies intended to ensure effectiveness and efficiency in execution of operations and adherence to ethics laws and regulations. In addition, the Group Compliance Committee shall deliberate and decide the code of conduct, policies and important measures with regard to adherence to ethics laws and regulations and monitor the state of implementation thereof.

d)	The Company shall establish and properly implement a (compliance violation reporting) system to facilitate direct reporting from the field to the top management of important information regarding compliance with ethical laws and regulations.

e)	The Internal Auditing Department shall audit the state of compliance with rules and regulations of each department.

2)	System to ensure efficient operational execution by Directors

The Company shall endeavor to have the Board of Directors and the Management Meeting engage in effective and fruitful discussion, and if necessary, may establish another appropriate venue for comprehensive discussion and decision.

Important investment and loan activities shall, in accordance with the relevant rules, be submitted to the Management Meeting after deliberation by the Important Projects Council.

3)	System for safekeeping and management of information in the execution of operations by Directors

The rules of the Board of Directors, rules of the Management Meeting, rules for Document Safekeeping, rules for Confidential Information Management, rules for Information Security Management and other rules or provisions related to document safekeeping and management comprehensively consist of the system herein.

4)	System regarding internal rules and other matters concerning loss risk management

Regarding risks concerning business operations, adherence to ethics laws and regulations, financial reporting and information disclosure, in executing operations at each department, Executive Officers in charge shall strive to identify issues in terms of risk management, and individual important risk-related issues shall be deliberated on at the Management Meeting and/or CSR Promotion Meeting, as required.

Risks related to disaster or accidents shall, in principle, be managed in accordance with the disaster prevention management rules, and when required, the Management Meeting and/or CSR Promotion Meeting shall deliberate on strategies and responses to the risks or on revision of the rules.

I-3-19

5)	Systems to ensure appropriate operations of the consolidated group

a)	The Company and the Group companies shall, as required, with consideration of its size, the nature of its business, planning of its organizational structure, and other specific characters or features, improve systems for the matters prescribed in this basic policy.

b)	Systems for risk management

•

The Company shall deliberate and decide upon important matters concerning management of the Company and the Group in accordance with the internal decision-making procedures including the Board of Directors regulations.

•	The Group companies shall deliberate and decide upon important management issues in accordance with the internal decision-making procedures, including its Board of Directors regulations.

c)	Systems for adherence to ethical laws and regulations

•

The Company, at the Group Compliance Committee, shall deliberate and decide on the code of conduct, policies and important measures for the Group to ensure compliance with ethical laws and regulations, managing the implementation of such compliance by the Company and the Group.

•

The Group companies shall, with consideration of its size, the nature of its business, planning of its organizational structure, and other specific characteristics or features, improve the necessary systems for adherence to ethical laws and regulations.

d)	System for financial reporting and the disclosure of information

•	The Company and the Group companies shall establish the necessary systems for securing the reliability of financial reports and for proper information disclosure at the proper time.

(2) Systems as prescribed by each Item of Paragraph 3, Article 100 of the Ordinance for Enforcement of the Companies Act

1)	Employees to assist Corporate Auditors in performing their duties

The Company shall assign employees to work in the office of Corporate Auditors to assist Corporate Auditors in performing their duties.

2)	Independency from Directors of employees to assist Corporate Auditors in performing their duties

The Company shall consult with Corporate Auditors regarding personnel changes of such employees.

3)	System for reporting to Corporate Auditors

a)	Corporate Auditors shall attend the meeting of the Board of Directors, Management Meetings and other meetings, and be reported on such meetings.

b)	Directors, Executive Officers and employees shall, when necessary or when requested by the Board of Corporate Auditors or Corporate Auditors, report to the Board of Corporate Auditors or Corporate Auditors on the status of the performance of their duties.

4)	Other systems for ensuring an effective audit by Corporate Auditors

a)	Directors, Executive Officers and employees shall cooperate to establish an environment to facilitate the auditing activities of Corporate Auditors such as the inspection of important documents necessary for the Corporate Auditors’ audit, field investigations, exchanges of opinions with Directors, etc., subsidiary investigation, and cooperation with corporate auditors of subsidiaries, etc.

b)	Corporate Auditors shall periodically receive reports on the results of the audit by the Accounting Auditors and internal audit organizations and work to cooperate closely with each of such auditors.

I-3-20

Notes:     Numerical figures in this business report are presented as follows:

1.	Monetary amounts are rounded down to the nearest unit amount.
2.	For the number of shares of which the share unit is 1,000, any fraction of less than 1,000 shares is discarded.
3.	Ratios are rounded to one decimal place.

I-3-21

Non-consolidated Balance Sheet

(As of March 31, 2012)

(¥ million)

Account item	Amount
Assets
Current assets:	317,097
Cash and deposits	9,326
Notes receivable	23,846
Accounts receivable	212,505
Merchandise	31,577
Advance payments-trade	6,670
Prepaid expenses	116
Deferred tax assets	557
Accounts receivable-other	5,241
Consumption taxes receivable	4,219
Short-term loans receivable	20,563
Other current assets	2,774
Allowance for doubtful receivables	(301)
Non-current assets:	87,123
Tangible fixed assets	6,639
Buildings	2,077
Structures	62
Machinery and equipment	15
Vehicles	1
Tools, furniture and fixtures	91
Land	4,252
Lease assets	118
Other	20
Intangible assets	3,020
Software	2,553
Goodwill	399
Leasehold right	3
Lease assets	18
Other	46
Investments and other assets	77,463
Investments in securities	24,426
Stocks of subsidiaries and affiliates	40,838
Investments in capital	556
Investments in capital of subsidiaries and affiliates	4,736
Long-term loans receivable	5
Claims provable in bankruptcy, claims provable in rehabilitation and other	2,004
Long-term prepaid expenses	101
Prepaid pension cost	5,971
Other	2,438
Allowance for doubtful receivables	(3,343)
Allowance for investment loss	(273)

Total assets	404,221

Liabilities
Current liabilities:	318,934
Notes payable	9,122
Electronically recorded obligations-operating	8,566
Accounts payable	181,838
Short-term borrowings	53,000
Commercial paper	33,997
Lease obligations	70
Accounts payable-other	30
Accrued expenses	5,962
Accrued income taxes	43
Advances received	4,591
Deposits received	21,383
Unearned revenue	114
Asset retirement obligations	72
Other current liabilities	140
Non-current liabilities:	15,723
Long-term debt	10,000
Lease obligations	73
Deferred tax liabilities	1,526
Accrued retirement benefits for employees	3,797
Accrued retirement benefits for directors and corporate auditors	304
Asset retirement obligations	16
Other	5

Total liabilities	334,658

Net assets
Shareholders’ equity:	66,676
Capital	14,539
Capital surplus	13,396
Legal capital surplus	4,779
Other capital surplus	8,616
Retained earnings	38,740
Other retained earnings	38,740
Retained earnings brought forward	38,740
Valuation and translation adjustments	2,886
Net unrealized holding gain on securities	2,875
Net deferred gain (loss) on hedges	11

Total net assets	69,563

Total liabilities and net assets	404,221

I-3-22

Non-consolidated Statement of Income

( From April 1, 2011 to March 31, 2012 )

(¥ million)

Account item	Amount
Net sales		1,684,271
Cost of sales		1,653,047

Gross Profit		31,224
Selling, general and administrative expenses		21,200

Operating income		10,023
Non-operating income:
Interest income	316
Dividend received	2,446
Other	1,562	4,325

Non-operating expenses:
Interest expense	1,022
Other	1,795	2,818

Ordinary income		11,531
Extraordinary losses:
Impairment loss		269

Income before income taxes		11,261
Income taxes:
Current	1,356
Deferred	554	1,910

Net income		9,351

I-3-23

Non-consolidated Statement of Changes in Net Assets

(From April 1, 2011 to March 31, 2012)

(¥ million)

	Shareholders’ equity							Valuation and translation adjustments			Total net assets
	Capital	Capital surplus			Retained earnings		Total shareholders’ equity	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Total valuation and translation adjustments
		Legal capital surplus	Other Capital Surplus	Total capital surplus	Other retained earnings	Total retained earnings
					Retained earnings brought forward
Balance at the beginning of current period	14,539	4,779	—	4,779	30,096	30,096	49,416	3,758	—	3,758	53,174
Changes during the fiscal year
Net income					9,351	9,351	9,351				9,351
Changes resulting from merger			8,616	8,616	(707)	(707)	7,909				7,909
Changes of items other than shareholders’ equity (net)								(882)	11	(871)	(871)

Total changes during the fiscal year	—	—	8,616	8,616	8,644	8,644	17,260	(882)	11	(871)	16,389

Balance at March 31, 2012	14,539	4,779	8,616	13,396	38,740	38,740	66,676	2,875	11	2,886	69,563

I-3-24

Notes to Non-consolidated Financial Statements

[Notes to Matters concerning Significant Accounting Policies]

1. Evaluation standards and methods for assets

(1) Securities

1)	Held-to-maturity debt securities

Stated at cost

2)	Stocks of subsidiaries and affiliates

Stated at cost by the moving average method

3)	Other securities

Marketable Securities

Stated at fair value based on the market price, etc. at the end of the term

(Unrealized gains or losses are included in net assets and the cost of securities sold is determined by the moving average method).

Non-marketable securities

Stated at cost by the moving average method.

(2) Derivatives

Stated at fair value

(3) Inventories

Stated at cost by the moving average method (balance sheet amount is calculated by writing down the book value of assets which decreased in profitability).

2. Depreciation and amortization method for fixed assets

(1)	Tangible fixed assets (except lease assets)

Depreciation is computed by the declining-balance method.

The straight-line method is applied to buildings (excluding building facilities) acquired on April 1, 1998 or thereafter.

(2)	Intangible fixed assets (except lease assets)

Amortization is computed by the straight-line method.

Computer software is amortized by the straight-line method over its estimated useful life for internal use (five years).

(3)	Lease assets

Lease assets associated with non-transfer ownership finance lease transactions

Lease assets associated with non-transfer ownership finance lease transactions are depreciated by the straight-line method, defining the lease term of respective assets as their useful lives, with residual value equaling zero.

3. Accounting standards for allowances

(1)	Allowance for doubtful receivables

To provide for potential losses on bad debts, the Company provides an allowance for the expected irrecoverable receivables and claims. Allowances for ordinary bad debts are computed based on the historical rate of default. For specific debts where recovery is doubtful, the Company records the estimated uncollectible amounts in consideration of the likelihood of recovery on an individual basis.

I-3-25

(2)	Allowance for investment loss

To provide for potential losses on investments in affiliated companies, the Company posted an allowance for the expected investment loss in each affiliated company according to predefined company standards, in consideration of their financial standings, enterprise values and other factors.

(3)	Accrued retirement benefits for employees

Accrued retirement benefits for employees are provided for at the necessary amounts on an accrual basis, based on the estimated retirement benefit obligations and pension fund assets at the end of the current fiscal year.

Transition obligations are amortized over a period of 15 years by the straight-line method.

Past service liabilities are charged to expenses using the straight-line method over the average remaining service years of the employees at the time of occurrence.

Actuarial gains or losses are charged to expenses from the fiscal year following that in which the difference is recognized, primarily by the straight-line method over the average remaining years of service of the employees.

(4)	Accrued retirement benefits for Directors and Corporate Auditors

Accrued retirement benefits for Directors and Corporate Auditors are provided mainly at an amount estimated to be paid as on the balance sheet dates based on the Company’s internal regulation.

4. Hedge accounting

(1)	Hedge accounting

The Company adopts the deferred hedge accounting method.

However, the exceptional accounting method is applied to interest-rate swaps which conform to the special regulated terms.

(2)	Hedging instruments and underlying hedged items

(i) Hedging instruments:	Forward exchange contracts
Underlying hedged items:	Foreign currency denominated forecast transactions
(ii) Hedging instruments:	Interest rate swap agreements
Underlying hedged items:	Loans

(3)	Hedging policy

The Company uses forward exchange contracts to hedge against foreign currency exchange risks derived from foreign currency transactions and enters into interest rate swap agreements with a view to hedging against the risk of fluctuations in interest rates as well as adjusting the proportions of fixed-rate and floating-rate borrowings. The Company does not conduct derivative transactions for speculative trading purposes.

(4)	Method for evaluating hedging effectiveness

Hedging effectiveness is basically measured by comparing the accumulated cash flow of the underlying hedged item with that of the hedging instrument.

5. Accounting method for consumption tax

Consumption taxes are excluded from the amounts reflected in the financial statements.

I-3-26

[Notes on Change in Accounting Policy]

Application of the “Accounting Standard for Earnings Per Share”

From the fiscal year under review, the Company is applying the “Accounting Standard for Earnings Per Share” (ASBJ Statement No. 2, June 30, 2010), the “Implementation Guidance on Accounting Standard for Earnings Per Share” (ASBJ Guidance No. 4, released on June 30, 2010) and the “Practical Solution on Accounting for Earnings Per Share” (ASBJ PITF No. 9, June 30, 2010).

[Additional Information]

Application of the “Accounting Standard for Accounting Changes and Error Corrections”

Beginning from accounting changes and corrections of prior period errors which are made after the beginning of the fiscal year under review, the Company is applying the “Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Statement No. 24, December 4, 2009) and the “Guidance on Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Guidance No. 24, December 4, 2009).

[Notes to Balance Sheet]

1. Accumulated depreciation of tangible fixed assets	¥3,593 million

I-3-27

2. Guarantee liability

Guaranteed companies	Guaranteed liabilities balance		Details of guaranteed liabilities
	¥ million
*ZHEJIANG JFE SHOJI STEEL PRODUCTS CO., LTD.	5,504		Borrowings from bank
*JS RESOURCES PTY LTD.	5,093		Borrowings from bank
*GUANGZHOU JFE SHOJI STEEL PRODUCTS CO., LTD.	3,752		Borrowings from bank
*JFE SHOJI STEEL MALAYSIA SDN. BHD.	3,441		Borrowings from bank
*DONGGUAN JFE SHOJI STEEL PRODUCTS CO., LTD.	3,279		Borrowings from bank
*CENTRAL METALS (THAILAND) LTD.	2,880		Borrowings from bank
*JIANGSU JFE SHOJI STEEL PRODUCTS CO., LTD.	2,607		Borrowings from bank
Other 21 companies	9,926		(of which, affiliated companies ¥8,949 million)
Total	36,487
* mark denotes the Company’s affiliated company.

3. Notes discounted	¥9,616	million

4. Notes matured at the end of the term

Notes matured at the end of the term are settled on the note settlement day. As the closing date of the current financial year fell on a bank holiday, the following notes matured at the end of the term are included in the closing balance:

Notes receivable	¥768	million
Notes payable	¥574	million

5. Monetary claims and liabilities to affiliated companies

Short-term monetary claims	¥ 77,112	million
Long-term monetary claims	—
Short-term monetary liabilities	¥155,743	million
Long-term monetary liabilities	—

[Notes to Statement of Income]

Transactions with affiliated companies

Net sales	¥359,616	million
Purchase amount	¥890,455	million
Transactions other than operating transactions	¥ 5,174	million

[Notes to Statement of Changes in Net Assets]

Number of issued shares outstanding at the end of the current fiscal year

Common stock	236,777,704	shares

[Notes to Tax Effect Accounting]

I-3-28

1. Breakdown of major factors that recognized deferred tax assets and liabilities

Deferred tax assets

Inventories (lower-of-cost-or-market method)	¥3,098 million
Allowance for doubtful receivables	¥773 million
Net unrealized holding loss on securities	¥426 million
Accrued bonuses	¥358 million
Other	¥1,632 million

Subtotal deferred tax assets	¥6,290 million
Valuation allowance	(¥4,145 million)

Total deferred tax assets	¥2,144 million

Deferred tax liabilities

Net unrealized holding gain on securities	(¥2,284 million)
Other	(¥829 million)

Total deferred tax liabilities	(¥3,113 million)

Net deferred tax liabilities	(¥969 million)

2. Adjustments of deferred tax assets and deferred tax liabilities due to the change of statutory effective tax rates

The “Act for Partial Revision of the Income Tax Act, etc. for the Purpose of Creating a Tax System Responding to Changes in Economic and Social Structures” and the “Act on Special Measures for Securing Financial Resources Necessary to Implement Measures for Reconstruction from the Great East Japan Earthquake” were issued on December 2, 2011 and statutory effective tax rates for the Company to calculate the amounts of deferred tax assets and deferred tax liabilities for the current fiscal year have been changed accordingly (although limited to those which are to be reversed after April 1, 2012.) from 41.0% in the last fiscal year to 38.0% from April 1, 2012 through March 31, 2015 and 36.0% from April 1, 2015 onward depending on the timing of the reversal of each temporary item.

Due to these changes in tax rates, the amount of deferred tax liabilities (after deducting the amount of deferred tax assets) decreased by ¥248 million.

I-3-29

[Notes to Financial Instruments]

1. Matters concerning financial instruments

(1) Policy on financial instruments

The Company limits its asset management method to short-term deposits, securities (certificates of deposit), and others.

The method of raising funds is mostly borrowings from domestic financial institutions or the issue of commercial papers.

Derivative contracts are used to avoid risks as described later, rather than for speculative purposes.

(2) Details of financial instruments and related risks

Notes receivable, accounts receivable and electronically recorded monetary claims, which are operating receivables, are exposed to the credit risk of customers and country risks.

Operating receivables denominated in foreign currencies obtained through global-based business are exposed to foreign currency exchange rate fluctuation risks. In principle, the Company uses forward foreign exchange contracts to hedge against these risks.

Stocks, which are included in investments in securities, are exposed to fluctuation risks of market prices. Those securities are mainly composed of the stocks of companies with which the Company has business relationships.

Most notes payable, accounts payable and electronically recorded monetary obligations, which are operating payables, have payment due dates within one year. Some of these payables are denominated in foreign currencies and thus are exposed to foreign currency exchange risks. In principle, the foreign currency exchange risks deriving from the trade payables denominated in foreign currencies are hedged by forward foreign exchange contracts.

Borrowings with variable interest rates are exposed to interest rate fluctuation risks.

For some borrowings, the Company uses interest rate swap agreements, which are derivative transactions, to manage interest rate fluctuation.

Also, the Company uses commodities contracts for non-ferrous metals to avoid or mitigate commodity price fluctuation risk on commodities transactions.

Financial instruments related to foreign currencies, interest rates and commodities are respectively exposed to price fluctuation risks in foreign currency exchange, interest rates and commodities. However, the amount of foreign currencies is maintained within the level of accounts receivable and accounts payable denominated in foreign currencies. Interest rate swaps are within the amount of borrowings. Commodity-related transactions are maintained within actual demand. Therefore, the scope of risks on those financial instruments is limited to the loss of opportunity earnings.

Every derivative transaction for foreign currencies and interest rates related to financial instruments is made with highly rated financial institutions. Also, agreements for commodities are made with domestic trading companies that have high credit ratings. The Company anticipates there are minimum credit risks of default on these contracts.

For details of hedging instruments and underlying hedged items, hedging policy and the method for evaluating hedging effectiveness concerning hedge accounting, please refer to the aforementioned “Important hedge accounting method.”

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(3) Risk management system for financial instruments

1) Management of credit risk (the risk that counterparties may default)

To prevent the occurrence of bad debts and increase the quality of debts held, the Company has settled internal policies for credit management provisions.

2) Management of market risks (risks arising from fluctuations in foreign exchange rates, interest rates and others)

Regarding foreign currencies and interest rates, the Company settled “Finance and corporate accounting department derivative transaction management provisions.”

Based on these provisions, the Finance and Corporate Accounting Departments undertake all derivative transactions related to foreign currencies and interest rates. The Finance and Corporate Accounting Departments create transaction lists of particulars at the end of every month, and reconcile them with information provided by financial institutions on a quarterly basis. This information is reported to directors of finance departments every quarter and periodically reported to the Board of Directors meetings of the Company.

In relation to derivative transactions regarding commodities, “Sales service provisions” are settled. Based on these provisions, every sales department that enters into a transaction creates a transaction balance list at the end of every month and a bottom line list for each completed agreement. Balance lists are reported to the Steel Planning Department, Administration Department, (raw materials, machinery and materials) and each sales department general manager, after verification of the balance of each counterparty. This information is periodically reported to the Board of Directors meetings by the director of the sales department.

3) Management of liquidity risk associated with financing (the risk that the Company may not be able to meet its obligations on scheduled dates)

The Company endeavors to maintain good relations with its main banks and various other financial institutions, such as major commercial banks, trust banks, regional banks, and insurance companies, to secure adequate liquidity.

There are ¥50 billion commitment lines with domestic financial institutions to complement liquidity.

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2. Matters concerning the fair value of financial instruments

The balance sheet amounts as of March 31, 2012, the fair values and differences between the balance sheet amounts and fair values are described below. Financial instruments whose fair values are extremely difficult to determine are not included in the table. (See Note 2 below)

(¥ million)

	Non-consolidated Balance Sheet Amount	Fair value	Difference
(1) Cash and deposits	9,326	9,326	—
(2) Trade notes and accounts receivable	236,352	236,352	—
(3) Short-term loans receivable	20,563	20,563	—
(4) Investments in securities
Other securities	19,922	19,922	—
(5) Stocks of subsidiaries and affiliates
Other securities	1,337	1,337	—
Investments in unconsolidated subsidiaries and affiliates	1,443	2,885	1,441

Total assets	288,946	290,387	1,441

(6) Trade notes and accounts payable	199,527	199,527	—
(7) Short-term borrowings	53,000	53,000	—
(8) Commercial paper	33,997	33,997	—
(9) Deposits received	21,383	21,383	—
(10) Long-term debt	10,000	10,090	90

Total liabilities	317,908	317,998	90

(11) Derivative transactions
Hedge accounting applied	17	17	—
Hedge accounting not applied	(79)	(79)	—

Total derivative transactions	(61)	(61)	—

*	The value of assets and liabilities arising from derivatives is shown at net value with amounts in parentheses representing the net liability position.

(Note 1)	Calculation methods to determine the estimated fair value of financial instruments, and matters concerning securities and derivatives transactions

Assets

(1)	Cash and deposits, (2) Trade notes and accounts receivable, (3) Short-term loans receivable

The fair value is regarded as the carrying amount, as they are approximately equal, since they will be settled in the short term.

(4)	Investments in securities, (5) Stocks of subsidiaries and affiliates

The fair value of shares is calculated by the market price on the stock markets.

Liabilities

(6)	Trade notes and accounts payable, (7) Short-term borrowings, (8) Commercial paper, (9) Deposits received

The fair value is regarded as the carrying amount, as they are approximately equal, since they will be settled in the short term.

(10)	Long-term debt

The fair value of long-term debt is calculated by applying a discount rate, assuming that a new borrowing, equal to the total debt service, was obtained.

Long-term debt accounted for under exceptional treatment of interest rate swaps is calculated using a discounted rate, estimated assuming the debt, which is equal to the total debt service identical to rate swap concerned, was obtained.

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Derivatives

(11)	Derivative transactions

The fair value of forward foreign exchange contracts is calculated based on the quoted forward foreign exchange rates, while that of commodities is estimated by reference to the price lists obtained from trading companies with which the Company enters into commodities contracts.

Currency swap transactions subject to the application of exceptional treatments are recognized together with their hedged items (i.e. long-term debt); therefore their fair values are included in the fair value of relevant long-term debt. (See above “(10) Long-term debt”)

(Note 2) Financial instruments for which it is extremely difficult to determine the fair value

Held-to-maturity bonds (non-consolidated balance sheet amount at ¥50 million) are not included in “(4) Investments in securities” in the preceding table, since no market prices are available and their balance sheet amounts and fair values are immaterial.

Unlisted stocks (non-consolidated balance sheet amount at ¥4,454 million), which belong to other securities, are not included in “(4) Investments in securities” in the preceding table since it is extremely difficult to determine their fair values. This is because no market prices are available and it is impossible to estimate future cash flows.

Stocks of subsidiaries (non-consolidated balance sheet amount at ¥34,571 million) and unlisted stocks of unconsolidated subsidiaries (¥3,484 million) are not included in “(5) Stocks of subsidiaries and affiliates” in the preceding table, since it is extremely difficult to determine their fair values. This is because no market prices are available and it is impossible to estimate future cash flows.

[Notes to Transactions with Related Parties]

Subsidiaries

Category	Company name	Percentage of voting rights (%)	Relation to related party	Details of transactions	Amount (¥ million)	Item	Balance at the end of fiscal year (¥ million)
Subsidiary	ZHEJIANG JFE SHOJI STEEL PRODUCTS CO., LTD.	Direct 95.3	Sales of the Company’s products, Interlocking directors	* Guarantee liability	5,504	—	—

Subsidiary	JS RESOURCES PTY LTD.	Direct 100.0	Interlocking directors	* Guarantee liability	5,093	—	—

*	The Company guarantees the borrowings of the companies.

The amount represents the guaranteed liabilities balance as of March 31, 2012.

[Notes to Per Share Data]

1.	Net assets per share	¥293.79
2.	Net income per share	¥39.49

*	The reverse stock split proposal was approved at the extraordinary shareholders’ meeting on April 1, 2011.

Consequently, the number of issued shares outstanding as of March 31, 2012 was 236,777,704.

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[Notes to Significant Subsequent Events]

Transactions under common control

(Conclusion of a merger agreement between the Company and JFE SHOJI HOLDINGS, INC., the Company’s parent)

The Company and JFE SHOJI HOLDINGS, INC., the Company’s parent, concluded a merger agreement on April 27, 2011, and the Company merged JFE SHOJI HOLDINGS, INC. as of April 1, 2012.

1. Outline of Transactions

1)	Name and nature of business concerned

Name of business: management control

Nature of business: group management strategy planning/control and peripheral business

2)	Business combination date

April 1, 2012

3)	Legal form of business combination

JFE SHOJI HOLDINGS, INC. was dissolved and ceased to exist due to absorption-type merger with the Company being the surviving company.

4)	New company name after the combination

JFE SHOJI TRADE CORPORATION

5)	Other matters regarding outline of transactions

The JFE Shoji Group saw the last year of its Second Medium-Term Management Plan that began in April 2009. To date, the JFE Shoji Group has striven to strengthen its revenue base centering on the steel business and to promote the creation of a robust business foundation by addressing the improvement of financial standing, enhancement of human resources development and streamlining of operations.

The Group has drawn up the “JFE Shoji Group Third Medium-Term Management Plan” covering the three years from April 2012 to March 2015. In this Medium-Term Management Plan, we have, as our management vision “pioneering new markets, while constantly taking up the challenge of becoming a Value Creating Company,” and to realize this vision, have set “Develop New Ground,” “Create New Value” and “Generate New Synergy” as action guidelines. At the same time, the Group plans to review the holding company structure, with a view to creating a streamlined organization centering on the Company, which has the capability to fulfill more speedy and flexible group management.

2. Outline of accounting procedures implemented

Definitions of transactions under common control, stipulated in the “Accounting Standard for Business Combinations” (ASBJ Statement No. 21, December 26, 2008) and “Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures” (ASBJ Guidance No. 10, December 26, 2008) are applicable to this merger.

(Execution of share exchange agreement between the Company and JFE Holdings)

JFE Holdings, Inc. (hereinafter “JFE Holdings”) and JFE SHOJI TRADE CORPORATION (hereinafter “JFE SHOJI TRADE”), resolved at the meeting of the Board of Directors held on May 10, 2012, to execute a share exchange (hereinafter the “Share Exchange”) making JFE Holdings the wholly-owning parent company in the share exchange and JFE SHOJI TRADE a wholly-owned subsidiary in the share exchange, and entered into a share exchange agreement (hereinafter the “Agreement”).

Further, shares of JFE SHOJI TRADE common stock are scheduled to be delisted from the Tokyo Stock Exchange on September 26, 2012 prior to the effective date of the Share Exchange (the last trading date of the shares is scheduled to be September 25, 2012).

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1. Name and nature of business concerned, effective date, legal form and main purpose of share exchange

1)	Name of the wholly owned subsidiary in the share exchange

JFE SHOJI TRADE

2)	Nature of business

Domestic and import/export transactions of various types of products as its principal business, and with its product range including steel products, steel materials, non-ferrous metals, chemicals, machinery and ships

3)	Effective date of share exchange

October 1, 2012 (scheduled)

4)	Legal form of share exchange

Share exchange whereby, in accordance with Article 767 of the Companies Act, JFE Holdings will become the wholly-owning parent in the share exchange and JFE SHOJI TRADE will become a wholly-owned subsidiary in the share exchange.

5)	Main purpose of share exchange

The JFE Group has a business execution structure under of JFE Holdings, which works out management strategies for the whole Group, consisting of subordinate operating companies, each engaged in one of four fields, steel, engineering, shipbuilding and LSI, and has implemented measures adapted to the characteristics of each of the four business fields.

However, with the environment surrounding the JFE Group becoming increasingly severe due to weak and shrinking domestic demand, the yen’s sharp appreciation and soaring prices of raw materials, JFE Holdings and its subordinate operating company JFE Steel Corporation (“JFE Steel“) as well as JFE SHOJI TRADE have decided to revise the capital structure of JFE SHOJI TRADE to leverage its trading functions throughout the Group.

Following this move, JFE SHOJI TRADE will be delisted on September 26, 2012, three business days before the Share Exchange becomes effective, and then turned into a wholly owned subsidiary of JFE Holdings through the share exchange of October 1.

By turning JFE SHOJI TRADE into a direct subsidiary of JFE Holdings, JFE Steel Corporation, JFE Engineering Corporation and Universal Shipbuilding Corporation (which is scheduled to merge on October 1, 2012 with IHI Marine United Inc. to create Japan Marine United Corporation) (“Operating Companies”) expect to leverage the Company’s special capabilities in areas such as market research, marketing and project management for activities including project facilitation, new customer development, procurements and others worldwide. The arrangement is expected to enable the JFE Group to make faster decisions and leverage its full strength through closer consultation and broader cooperation between Operating Companies and JFE SHOJI TRADE.

In addition, the JFE Group is looking to improve its competitiveness in both the Japanese and the international steel business by restructuring and streamlining its overall supply chain for steel production and sales, from raw materials procurement, production and processing to distribution and global expansion.

While continuing to maintain and expand its existing business domain, JFE SHOJI TRADE will seek to further actively expand business transactions of the whole JFE Group not only in the steel business but in other businesses, by becoming a wholly-owned subsidiary.

As a result of these, the JFE Group is determined to increase its presence in the global market, enhance its corporate value, and meet expectations of the shareholders of JFE Holdings, including those of JFE SHOJI TRADE who will hold JFE Holdings’ shares of stock.

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2. Share exchange ratio and number of shares to be delivered as well as calculation methods

1)	Share exchange ratio and number of shares to be delivered

Company Name	JFE Holdings (wholly-owning parent in the share exchange)	JFE SHOJI TRADE (wholly-owned subsidiary in the share exchange)
Share Exchange Ratio	1	0.268
Number of Shares to be Delivered upon the Share Exchange	Common stock: 63,382,537 (scheduled)

2)	Calculation Methods

With reference to the results of the calculation of the share exchange ratio submitted by Nomura Securities Co., Ltd. and Mizuho Securities Co., Ltd. respectively, and taking into consideration the financial position, results of operations, the share price performance, etc. of JFE Holdings and JFE SHOJI TRADE, JFE Holdings and JFE SHOJI TRADE carried out mutual discussions and negotiations, resulting in the two companies deciding that the share exchange ratio above is appropriate and useful to the interests of their respective shareholders, and resolving respectively at the Board of Directors’ meetings of JFE Holdings and JFE SHOJI TRADE held on May 10, 2012 to adopt the share exchange ratio in the Share Exchange.

3. Overview of the company which will become the wholly-owning parent in the share exchange after the Share Exchange

Wholly-owning Parent Company
(1) Name	JFE Holdings Inc.
(2) Location	2-2-3, Uchisaiwaicho, Chiyoda-ku, Tokyo, Japan
(3) Name and title of representative	Hajime Bada, President and CEO
(4) Business	Control and administration of operating companies engaged in the steel, engineering, shipbuilding and other businesses by holding shares thereof
(5) Capital	¥147,143 million
(6) Fiscal Year End	March 31
(7) Net Assets	Not determined at present
(8) Total Assets	Not determined at present

[Other notes]

Transactions under common control

(Merger between the Company and KAWASHO REAL ESTATE CORPORATION, the Company’s fellow subsidiary)

The Company concluded a merger agreement with KAWASHO REAL ESTATE CORPORATION, its fellow subsidiary, on April 27, 2011, and the Company merged KAWASHO REAL ESTATE CORPORATION on October 1, 2011.

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1. Outline of Transactions

1)	Name of business and its details

Name of business: real estate

Nature of business: holding, management, purchase and sale, rental and brokerage of real estate

2)	Business combination date

October 1, 2011

3)	Legal form of business combination

KAWASHO REAL ESTATE CORPORATION was dissolved and ceased to exist due to absorption-type merger with the Company being the surviving company.

4)	New company name after the combination

JFE SHOJI TRADE CORPORATION

5)	Other matters regarding outline of transactions

The JFE Shoji Group saw the last year of its Second Medium-Term Management Plan that began in April 2009. To date, the JFE Shoji Group has striven to strengthen its revenue base centering on the steel business and to promote the creation of a robust business foundation by addressing the improvement of financial standing, enhancement of human resources development and streamlining of operations.

The Group has drawn up the “JFE Shoji Group Third Medium-Term Management Plan” covering the three years from April 2012 to March 2015. In this Medium-Term Management Plan, we have, as our management vision “pioneering new markets, while constantly taking up the challenge of becoming a Value Creating Company,” “Create New Value” and “Generate New Synergy” as action guidelines. At the same time, the Group plans to review the holding company structure, with a view to creating a streamlined organization centering on the Company, which has the capability of fulfilling more speedy and flexible group management.

2. Outline of accounting procedures implemented

Definitions of transactions under common control, stipulated in “Accounting Standard for Business Combinations” (ASBJ Statement No. 21, December 26, 2008) and “Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures” (ASBJ Guidance No. 10, December 26, 2008) are applicable to this merger.

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Accounting Auditor’s Report on the Non-Consolidated Financial Statements (copy)

Independent Auditors’ Report

May 11, 2012

The Board of Directors

JFE SHOJI TRADE CORPORATION

Ernst & Young ShinNihon LLC

Kazunori Tanigami

Certified Public Accountant

Designated and Engagement Partner

Yasuharu Nakajima

Certified Public Accountant

Designated and Engagement Partner

Shin Ichinose

Certified Public Accountant

Designated and Engagement Partner

Pursuant to Article 436, Section 2, Paragraph 1 of the Corporation Law, we have audited the accompanying financial statements, which comprise the balance sheet, the statement of income, the statement of changes in net assets and the notes to the financial statements and the related supplementary schedules of JFE SHOJI TRADE CORPORATION (the “Company”) applicable to the 64th fiscal year from April 1, 2011 through March 31, 2012.

Management’s Responsibility for the Financial Statements and the Related Supplementary Schedules

Management is responsible for the preparation and fair presentation of the financial statements and the related supplementary schedules in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the financial statements and the related supplementary schedules that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements and the related supplementary schedules based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the related supplementary schedules are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements and the related supplementary schedules. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements and the related supplementary schedules, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements and the related supplementary schedules in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements and the related supplementary schedules.

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We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements and the related supplementary schedules referred to above present fairly, in all material respects, the financial position and results of operations of JFE SHOJI TRADE CORPORATION, applicable to the fiscal year ended March 31, 2012 in conformity with accounting principles generally accepted in Japan.

Emphasis of Matter

1.	As described in “Notes to Significant Subsequent Events,” the Company and JFE SHOJI HOLDINGS, INC., the wholly-owning parent company, entered into a merger agreement on April 27, 2011, and the Company absorbed JFE SHOJI HOLDINGS, INC. as of April 1, 2012.

2.	As described in “Notes to Significant Subsequent Events,” JFE Holdings, Inc. and the Company resolved respectively at the meetings of the Board of Directors held on May 10, 2012, to implement a share exchange in which JFE Holdings, Inc. will be the wholly-owning parent and the Company will be a wholly-owned subsidiary, and entered into a share exchange agreement.

The said matter does not affect the auditors’ opinion.

Conflicts of Interest

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

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Board of Corporate Auditors’ Report (copy)

Audit Report

The Board of Corporate Auditors, following deliberations on the reports made by each Corporate Auditor concerning the audit of performance of duties by Directors of the Company for the 64th business year from April 1, 2011 to March 31, 2012, has prepared this audit report, and hereby report as follows:

1. Auditing Method Used by Each Corporate Auditor and the Board of Corporate Auditors and Details Thereof

(1)	In accordance with the operational rules and procedures for Corporate Auditors, auditing plans and the allocation of duties for Corporate Auditors established by the Board of Corporate Auditors, each Corporate Auditor endeavored to gather information and create an improved environment for auditing through regular communication with the Directors and other relevant personnel, and carried out audits according to the methods described below:.

a.	Corporate Auditors attended meetings of the Board of Directors and other important meetings, received reports from the Directors and other relevant personnel regarding the performance of their duties, sought explanations as necessary, inspected important internal-approval documents, and examined the operations and financial position of the Company. As for the subsidiaries of the Company, Corporate Auditors have shared information with the Directors and Corporate Auditors and other related persons of the subsidiaries, and when necessary, received reports from the subsidiaries regarding their businesses and visited them to examine their operations and financial position.

b.	Corporate Auditors monitored and examined the content of resolutions made by the Board of Directors regarding the establishment of systems to ensure that the performance of duties by the Directors will be in compliance with the laws and regulations of Japan and with the Company’s Articles of Incorporation and other systems as provided for in Article 100, Paragraphs 1 and 3 of the Enforcement Regulations of the Companies Act of Japan, which systems are necessary for ensuring that the Company’s business will be conducted properly. Moreover, Corporate Auditors monitored and examined the status of such systems established in compliance with such resolutions (internal control systems).

c.	The Corporate Auditors also monitored and examined whether the Accounting Auditor maintained its independence and implemented appropriate audits, as well as received reports from the Accounting Auditor regarding the performance of its duties and sought explanations as necessary. Corporate Auditors also received notification from the Accounting Auditor that a “System for ensuring appropriate execution of the duties of the Accounting Auditor” (as enumerated in each Item of Article 131 of the Company Accounting Regulation Ordinance) has been prepared in accordance with the “Quality Control Standards for Auditing” (issued by the Business Accounting Council on October 28, 2005) and other relevant standards, and sought explanations as necessary.

(2)	The Board of Corporate Auditors established auditing policies, including auditing plans and allocation of duties, and received reports from each Corporate Auditor regarding the progress and results of audits, as well as reports from the Directors, other relevant personnel, and the Accounting Auditor regarding the performance of their duties, and sought explanations as necessary.

Based on the foregoing method, the Corporate Auditors and the Board of Corporate Auditors reviewed the business report, the non-consolidated financial statements (non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statement of changes in net assets and notes to non-consolidated financial statements) and supplementary schedules for the year ended March 31, 2012.

2. Audit Results

(1)	Audit Results on the Business Report, etc.

a.	In our opinion, the business report and the supplementary schedules fairly represent the Company’s condition in conformity with the applicable laws and regulations of Japan as well as the Articles of Incorporation of the Company.

b.	We have found no evidence of misconduct or material facts in violation of the applicable laws and regulations, nor of any violation with respect to the Articles of Incorporation of the Company, related to performance of duties by the Directors.

c.	In our opinion, the content of the resolutions of the Board of Directors regarding the internal control systems is appropriate. In addition, we have found no matters on which to remark with regard to the performance of duties by the Directors regarding the internal control systems.

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(2)	Results of Audit of the Financial Statements and Supplementary Schedules In our opinion, the method and results of the audit used and conducted by Ernst & Young ShinNihon LLC, the Accounting Auditor, are appropriate.

May 18, 2012

The Board of Corporate Auditors of JFE SHOJI TRADE CORPORATION

Outside Corporate Auditor (standing)	Tsutomu Yoshizato
(Seal)
Outside Corporate Auditor (standing)	Makoto Hara
(Seal)
Corporate Auditor (standing)	Yukio Terada
(Seal)
Outside Corporate Auditor	Hideshi Iwai
(Seal)

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Reference Materials for General Meeting of Shareholders

Proposals and reference matters:

Proposal No. 1: Dividend of Surplus

The Company’s profit distribution policy is based on a comprehensive consideration of such factors as returning profit to the shareholders, the need to maintain a level of retained earnings that will enable sufficient reinforcement of the business base of the whole Group, and the Company’s business performance.

The Company, pursuant to the provision of Article 2 of the Supplementary Provisions of the Articles of Incorporation, proposes to distribute a dividend of surplus at 5 yen per share to the shareholders as of April 1, 2012 as follows:

Matters pertaining to the fiscal year-end dividend

(1) Type of dividend property

Cash

(2) Allotment of dividend property to the shareholders and total dividends

5 yen per share (Ordinary shares)	Total amount: ¥1,182,510,025

(3) Effective date for appropriation of surplus

June 29, 2012

Proposal No.2: Approval of Share Exchange Agreement between the Company and JFE Holdings, Inc.

On May 10, 2012, the Company and JFE Holdings, Inc. (hereinafter called the “JFE Holdings”), entered into a Share Exchange Agreement of which the effective date of the agreement will be October 1, 2012, which will make JFE Holdings the wholly-owning parent in the share exchange and the Company a wholly-owned subsidiary in the share exchange (hereinafter called the “Share Exchange Agreement”).

The Company would, therefore, like to ask our shareholders for your approval of the Share Exchange Agreement.

Reasons for implementing the Share Exchange and details of the Share Exchange Agreement are as follows:

1. Reasons for implementing the Share Exchange

The JFE Group comprises four segment-based businesses; steel, engineering, shipbuilding and LSI, and allows operating companies to conduct each business respectively, and has implemented measures responding to characteristics of each business segment, while JFE Holdings works out management strategies for the whole Group.

However, the environment surrounding the JFE Group has become increasingly severe due to the weak and shrinking domestic demand, the yen’s sharp appreciation and soaring prices of raw materials. Against a backdrop of such changes in the environment, JFE Holdings, JFE Steel Corporation which is its operating subsidiary and the Company, decided to revise the capital structure of the Company to leverage its trading functions throughout the Group.

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As a result, the Company will be delisted on September 26, 2012, three business days before the Share Exchange becomes effective, and then on October 1, turned into a wholly owned subsidiary of JFE Holdings through the Share Exchange.

Turning the Company into a direct subsidiary of JFE Holdings will allow JFE Steel Corporation, JFE Engineering Corporation and Universal Shipbuilding Corporation (which will become Japan Marine United Corporation on October 1, 2012 through business consolidation with IHI Marine United Inc.) (“Operating Companies”) to use the Company’s special capabilities in areas such as market research, marketing and project management for activities including project facilitation, new customer development, procurements and others in Japan and overseas. The arrangement is expected to enable the Group to make faster decisions and leverage the JFE Group’s full strength through closer consultation and broader cooperation between Operating Companies and the Company.

Further, the JFE Group will strive to improve its competitiveness both in the Japanese and international steel businesses by strengthening and streamlining its overall supply chain covering everything from raw materials procurement, production and processing to distribution, and by globally expanding its supply chain.

The Company will, by making itself into a wholly-owning subsidiary, continue to contribute to revenue expansion of the whole Group not only through its steel business but in other areas, while maintaining and expanding its existing business domains as a core trading company of the JFE Group.

As a result, the JFE Group expects to enhance both its presence in the global market and its corporate value and would like to meet the expectations of shareholders of JFE Holdings including those of the Company who come to hold JFE Holdings’ stocks.

2. Details of the Share Exchange Agreement

The following are the details of the Share Exchange Agreement which the Company concluded with JFE Holdings on May 10, 2012.

Share Exchange Agreement (Copy)

This Share Exchange Agreement (hereinafter referred to as the “Agreement”) is entered into by and between JFE Holdings, Inc. (hereinafter referred to as the “JFE-HD”) and JFE SHOJI TRADE CORPORATION (hereinafter referred to as the “Shoji”) concerning the share exchange in which JFE-HD shall be a wholly owning parent company for share exchange and Shoji shall be a wholly owned subsidiary company for share exchange.

Article 1 Share Exchange

Pursuant to the provisions of this Agreement, JFE-HD and Shoji shall effect a share exchange in which JFE-HD shall become a wholly owning parent company for share exchange of Shoji and Shoji shall become a wholly owned subsidiary company for share exchange of JFE-HD (hereinafter referred to as the “Share Exchange”) and JFE-HD shall acquire all of the issued shares of Shoji (excluding shares of Shoji already held by JFE-HD; hereinafter the same shall apply) through the Share Exchange.

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Article 2 Company Name and Address of Parties

The name and address of the wholly owning parent company for share exchange and the wholly owned subsidiary company for share exchange shall be as follows:

(1) Wholly owning parent company for share exchange

Company Name: JFE Holdings, Inc.

Address: 2-2-3, Uchisaiwai-cho, Chiyoda-ku, Tokyo

(2) Wholly owned subsidiary company for share exchange

Company Name: JFE SHOJI TRADE CORPORATION

Address: 1-6-20, Dojima, Kita-ku, Osaka City

Article 3 Share Issued in Share Exchange and Their Allocation

1.	Upon the Share Exchange, JFE-HD shall deliver, in exchange for the common shares of Shoji, the common shares of JFE-HD held by JFE-HD in number equal to the total number of common shares of Shoji held by the shareholders of Shoji multiplied by 0.268, to the shareholders of Shoji (excluding JFE-HD; hereinafter the same shall apply) as at the time immediately preceding the time at which JFE-HD acquires all of the issued shares of Shoji through the Share Exchange (hereinafter referred to as the “Base Time”).

2.	Upon the Share Exchange, JFE-HD shall allot common shares of JFE-HD to the shareholders of Shoji as of the Base Time at a ratio of 0.268 common shares of JFE-HD for each common share of Shoji held by such shareholders.

3.	If there are any fractions of less than one common share of JFE-HD that shall be allotted and delivered by JFE-HD, pursuant to the preceding two paragraphs JFE-HD shall treat such fraction in accordance with the provisions of Article 234 of the Companies Act.

Article 4 Amount of Capital and Reserves of JFE-HD

The amount of capital, legal capital surplus and legal retained earnings to be increased as a result of the Share Exchange shall be as follows:

(1) Capital	0 yen

(2) Legal capital surplus	the minimum amount that is required to be increased in accordance with the provisions of laws and regulations

(3) Legal retained earnings	0 yen

Article 5 Effective Date

The date on which the Share Exchange becomes effective (hereinafter referred to as the “Effective Date”) shall be October 1, 2012; provided, however, that if it is necessary to implement the procedures for the Share Exchange or any other reason, such date may be changed through consultation between JFE-HD and Shoji.

Article 6 Shareholders’ Meeting

1.	In accordance with the provisions of the main body of Paragraph 3 of Article 796 of the Companies Act, JFE-HD shall effect a Share Exchange without the approval of a Shareholders’ Meeting, as set forth in Paragraph 1 of Article 795 of the Companies Act; provided, however, that if the approval of a Shareholders’ Meeting of JFE-HD is required for this Agreement, in accordance with the provisions of Paragraph 4 of Article 796 of the Companies Act, JFE-HD shall seek approval for this Agreement of a Shareholders’ Meeting on or before the day preceding the Effective Date.

2.	Shoji shall seek approval for this Agreement of a Shareholders’ Meeting as set forth in Paragraph 1 of Article 783 of the Companies Act at the Shareholders’ Meeting that is scheduled for late June 2012.

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Article 7 Handling of Treasury Shares of Shoji

Shoji shall cancel all of the treasury shares that are and will be held by Shoji by the Base Time (excluding treasury shares that will be acquired by the purchase relating to a share purchase demand by dissenting shareholders, as set forth in Paragraph 1 of Article 785 of the Companies Act to be exercised upon the Share Exchange) on or before the Base Time, by resolution of Shoji’s directors’ meeting to be held on or before the day preceding the Effective Date.

Article 8 Management of Company’s Property

During the period from the date of execution of this Agreement to the Effective Date, JFE-HD and Shoji shall operate their respective business and manage and handle their respective property with the due care of a prudent person and shall, unless otherwise provided in this Agreement, carry out any act that materially affects their respective property or rights and obligations upon prior consultation between JFE-HD and Shoji.

Article 9 Change of Conditions of Share Exchange and Termination of Agreement

If any material change occurs in JFE-HD’s or Shoji’s property or financial condition, or any situation arises that materially interferes with effecting the Share Exchange, or otherwise the achievement of the purpose of this Agreement is hindered, because of acts of God or any other reason during the period from the date of execution of this Agreement to the Effective Date, JFE-HD and Shoji may change the terms and conditions of the Share Exchange or terminate this Agreement upon consultation between JFE-HD and Shoji.

Article 10 Effectiveness of Agreement

This Agreement shall cease to be effective if JFE-HD fails to obtain approval for this Agreement of a Shareholders’ Meeting of JFE-HD on or before the day preceding the Effective Date where such approval is required by the provisions of Paragraph 4 of Article 796 of the Companies Act, or if Shoji fails to obtain approval for this Agreement of a Shareholders’ Meeting as set forth in Paragraph 2 of Article 6 of this Agreement, or if any approval or otherwise of relevant authorities or otherwise required by Japanese or foreign laws and regulations cannot be obtained, or if this Agreement is terminated pursuant to the preceding Article.

Article 11 Jurisdiction by Agreement

Any dispute concerning the performance and construction of this Agreement shall be exclusively brought before the Tokyo District Court in the first instance.

Article 12 Matters for Consultation

Any matter stipulated in this Agreement and other matters necessary for the Share Exchange shall be determined upon consultation between JFE-HD and Shoji in adherence to the purport of this Agreement.

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IN WITNESS WHEREOF, JFE-HD and Shoji have caused this Agreement to be signed and sealed by their duly authorized representatives in duplicate, each party retaining one (1) copy thereof, respectively.

May 10, 2012

2-2-3, Uchisaiwai-cho, Chiyoda-ku, Tokyo JFE Holdings, Inc. Representative Director and President Hajime Bada Seal

1-6-20, Dojima, Kita-ku, Osaka JFE SHOJI TRADE CORPORATION Representative Director and Senior Managing Executive Officer Hisao Osato Seal

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3. Outline of matters prescribed in each item (excluding items 5 and 6) of Paragraph 1, Article 184 of the Ordinance for Enforcement of the Companies Act.

(1)	Matters related to the adequacy of exchange consideration

1) Matters regarding the adequacy of the number or amount of exchange consideration

a) Number of shares in consideration of exchange and details of its allotment

Company Name	JFE Holdings (wholly-owning parent in the share exchange)	JFE SHOJI TRADE CORPORATION (wholly-owned subsidiary in the share exchange)
Share Exchange Ratio	1	0.268
Number of Shares to be Delivered upon the Share Exchange	Common stock: 63,382,537 (scheduled)

(Note 1) Share allotment ratio

0.268 shares of JFE Holdings common stock shall be allotted and delivered per share of the Company common stock.

(Note 2) Number of shares of stock to be delivered upon the Share Exchange

Through the Share Exchange, JFE Holdings plans to allot and deliver all JFE Holdings common stock to the shareholders of the Company, excluding JFE Holdings, immediately preceding the time JFE Holdings acquires all of the issued shares of the Company through the Share Exchange (the “Base Time”), at a ratio of one share of the Company common stock held by the shareholders of the Company to 0.268 shares of JFE Holdings, as a compensation in exchange for the shares of the Company common stock held by such shareholders.

The number of shares of common stock of JFE Holdings to be delivered by the above Share Exchange is calculated based on the total number of shares of common stock issued and outstanding of the Company (236,777,704 shares) and the number of shares of treasury stock held by the Company (275,699 shares) as of April 1, 2012.

In addition, in accordance with a resolution of the meeting of the Board of Directors of the Company to be held by no later than the day immediately preceding the effective date, the Company will cancel, as at the Base Time, all of its shares held as treasury stock (excluding shares acquired through a request for share purchase made by the shareholders of the Company, regarding the Share Exchange, which is in accordance with Article 785 of the Companies Act.)

Therefore, the number of shares of common stock of JFE Holdings to be delivered upon the Share Exchange may be subject to change in the future due to the acquisition and the cancellation of treasury stock by the Company, etc.

(Note 3) Treatment of shares constituting less than one unit

The shareholders of the Company who will hold shares of JFE Holdings constituting less than one unit (less than 100 shares) cannot sell the said shares constituting less than one unit, but will be entitled to use the following systems concerning shares of JFE Holdings on or after the effective date of the Share Exchange.

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1) Further purchase of shares constituting less than one unit (further purchase to achieve a total of one unit)

It is a system whereby, in accordance with the provisions of Article 194 of the Companies Act, shareholders of shares of JFE Holdings constituting less than one unit may purchase from JFE Holdings the number of shares that will achieve a total of one unit (100 shares) together with the number of shares constituting less than one unit held by such shareholders.

2) Purchase by JFE Holdings of shares constituting less than one unit (sale of shares constituting less than one unit)

This is a system whereby, in accordance with the provisions of Article 192 of the Companies Act, shareholders of shares of JFE Holdings constituting less than one unit may request that JFE Holdings purchase the shares constituting less than one unit held by such shareholders.

(Note 4) Treatment of fractions of less than one share

If the number of shares of JFE Holdings common stock to be allotted to shareholders of the Company as a result of the Share Exchange includes fractions of less than one share, JFE Holdings will, in accordance with the provisions of Article 234 of the Companies Act, allot to each such shareholder the cash amount equivalent to such fractions.

b) Basis for calculation

Regarding calculation of the share exchange ratio in the Share Exchange, to ensure fairness and appropriateness, both companies respectively decided to request a third party valuation institution independent from both companies to conduct financial analyses of the share exchange ratio; JFE Holdings selected Nomura Securities Co., Ltd. (“Nomura Securities”) and the Company selected Mizuho Securities Co., Ltd. (“Mizuho Securities”) as the third party valuation institution.

Nomura Securities made calculations of share exchange ratios using the average market price method, because the market prices of common stock of both companies are both available in addition to financial analyses using the comparable peer company method and the discounted cash flow (“DCF”) method for both companies.

The following shows the assessment ranges of the share exchange ratio made by each method when the share value of JFE Holdings is set at 1.

Calculation method	Calculation results of share exchange ratios
Average market price method (Base Date (a))	0.237 - 0.278
Average market price method (Base Date (b))	0.186 - 0.225
Comparable peer company method	0.090 - 0.113
DCF method	0.221 - 0.319

To apply the average market price method, Nomura Securities used May 8, 2012 as the calculation base date (the “Base Date (a) ”) and adopted the average closing market price which was based on the closing price of the Base Date (a) quoted in the first section of the Tokyo Stock Exchange and the average closing market prices during the one-week, one-month, three-month and six-month periods ending the Base Date (a), and also used October 25, 2011 as the calculation base date (the “Base Date (b) ”), which was the operating day before October 26, 2011 when the “Execution of Memorandum of Understanding to Turn JFE SHOJI TRADE into Wholly Owned Subsidiary of JFE Holdings through Share Exchange” was announced, and adopted the average closing market price which was based on the closing price of the Base Date (b) quoted in the first section of the Tokyo Stock Exchange and the average closing market prices during the one-week, one-month, three-month and six-month periods ending the Base Date (b).

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To calculate the share exchange ratio, Nomura Securities has adopted the information of the both companies provided by JFE Holdings, Inc. and generally disclosed information, etc., as they were, and assumed those adopted materials and information, etc. were all accurate and complete without making an independent verification of their accuracy and completeness. In addition, Nomura Securities has not made an independent evaluation, appraisal or assessment of the assets and liabilities of both companies and affiliates thereof (including contingent liabilities), including analysis and evaluation of individual assets and liabilities, nor has Nomura Securities requested that an appraisal or assessment be made by a third party institution. The results of the calculation of the share exchange ratio provided by Nomura Securities have reflected information and economic conditions until May 8, 2012 and the financial projections of both companies are based on the assumption that they have been reasonably reviewed and prepared based on the best currently available estimates and judgments of both companies.

Furthermore, the earnings projections of both companies which Nomura Securities used as the calculation premises for the DCF method include business years in which they expect considerable increases in profits. This is mainly due to the expected cutting of costs by strengthening their domestic revenue bases and obtaining overseas demand for steel, mainly from emerging countries.

Moreover, Nomura Securities, as stated below in 3) a) “Measures to Ensure Fairness”, responded to a request from the Board of Directors of JFE Holdings, by submitting an opinion (fairness opinion) dated May 9, 2012 to the effect that the share exchange ratio in the Share Exchange based on the above assumptions and other certain assumptions is appropriate from a financial point of view for JFE Holdings.

Meanwhile, Mizuho Securities calculated share exchange ratios using the market price standard method because the market prices of common stock of both companies are available, as well as the comparable peer company method and DCF method for both companies. The following shows the assessment ranges of the share exchange ratio calculated by each method when the share value of JFE Holdings is set at 1.

Calculation method	Calculation results of share exchange ratios
Market price standard method	0.237 – 0.259
Comparable peer company method	0.196 – 0.277
DCF method	0.210 – 0.309

For the market price standard method, taking May 8, 2012 as the calculation base date, the calculation was based on the average closing share price on the first section of the Tokyo Stock Exchange for periods of one month, three months and six months before the calculation base date.

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In the share exchange ratio calculations above, Mizuho Securities has adopted the information provided by both companies and generally disclosed information, etc., as they were, and assumed that those adopted materials and information, etc. were all accurate and complete without making an independent verification of their accuracy and completeness. In addition, Mizuho Securities has not made an independent evaluation, appraisal or assessment of the assets and liabilities of both companies and affiliates thereof (including off-balance-sheet assets and liabilities, and other contingent liabilities) nor has Mizuho Securities requested an appraisal or assessment by a third party institution. In addition, the financial projections of both companies are premised on the assumption that they have been reasonably reviewed and prepared based on the best currently available estimates and judgments of management of both companies. The calculation results provided by Mizuho Securities have reflected the above information available up until May 9, 2012.

Furthermore, the earnings projections of both companies which Mizuho Securities used as the calculation assumption for the DCF method include business years in which significant increases in earnings are expected. This is mainly due to the expected cutting of costs by strengthening their domestic revenue bases and obtaining overseas demand for steel, mainly from emerging countries.

Moreover, Mizuho Securities, as stated below in 3) a) “Measures to Ensure Fairness”, responded to a request from the Board of Directors of the Company by submitting an opinion (fairness opinion), dated May 9, 2012, stating that the share exchange ratio in the Share Exchange, based on certain assumptions and reserved matters, is appropriate from a financial point of view for the shareholders of the Company.

(Note) Following the merger of JFE SHOJI HOLDINGS INC. (hereinafter called the “JFE SHOJI HOLDINGS” and the Company effective on April 1, 2012 (the “Merger Effective Date”), the Company, the surviving company, was technically listed on the Tokyo Stock Exchange as of the same date. As a result, the share value calculation of the Company made by Nomura Securities by the average market price method and by Mizuho Securities by the market price standard method used the closing market price of JFE SHOJI HOLDINGS (code number 3332) before the Merger Effective Date and the closing market price of the Company (code number 8110) after the Merger Effective Date respectively as the closing market price quoted in the first section of the Tokyo Stock Exchange.

(c) Background to the Calculation

Referring to the results of the calculation of the share exchange ratio submitted respectively by the third party institutions and taking into consideration the financial position, results of operations, the share price performance, etc., JFE Holdings and the Company conducted mutual discussions and negotiations, resulting in both companies respectively deciding that the share exchange ratio (the “Share Exchange Ratio”) set forth in 1) a) above “Number of shares in consideration of exchange and details of its allotment” is appropriate and useful to the interests of their respective shareholders, and entering into the Share Exchange Agreement, in accordance with resolutions by the Board of Directors’ meetings of JFE Holdings and the Company respectively held on May 10, 2012 to implement the Share Exchange based on the Share Exchange Ratio.

(d) Relationship with the Valuation Institution

Nomura Securities, a third party institution of JFE Holdings, and Mizuho Securities, a third party institution of the Company, are independent from JFE Holdings and the Company. Neither is a party related to either company, nor do they have a material interest to be disclosed with respect to the Share Exchange.

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2) Reasons for adopting the type of property (JFE Holdings common stock) as consideration for the share exchange

With a view to achieving the purpose of the Share Exchange while securing the liquidity of the consideration for the Share Exchange that is to be allotted to the shareholders of the Company, which is a wholly-owned subsidiary in the Share Exchange, the Company decided to allot shares of common stock of JFE Holdings as consideration for the Share Exchange.

3) Matters taken into consideration to avoid damaging the interests of the shareholders of the Company

a) Measures to Ensure Fairness

JFE Holdings already holds 39.38% (indirect holding) of shares issued and outstanding of the Company. Upon implementation of the Share Exchange, in order to secure fairness and appropriateness of the share exchange ratio in the Share Exchange, JFE Holdings, as stated in Section 1)b) “Basis for calculation” through d) ”Relationship with Valuation Institution” above, requested Nomura Securities, an independent third party institution, to analyze the share exchange ratio and, referring to the results of analyses, negotiated and discussed with the Company, and resolved, at the Board of Directors’ meeting held on May 10, 2012, to conduct the Share Exchange by the Share Exchange Ratio stated in Section 1)a) “Number of shares in consideration of exchange and details of its allotment” above. In addition, JFE Holdings received the written opinion (fairness opinion) dated May 9, 2012 from Nomura Securities, stating that the share exchange ratio in the Share Exchange is fair for JFE Holdings from a financial point of view under the assumptions and conditions as stated in Section 1)b) “Basis for calculation” above, as well as under certain other conditions.

Meanwhile, at the implementation of the Share Exchange, to ensure the fairness and appropriateness of the share exchange ratio in the Share Exchange, the Company, as stated in Section 1)b) “Basis for calculation” through d) “Relationship with Valuation Institution,” requested Mizuho Securities, an independent third party institution, to analyze the share exchange ratio and, referring to the results of analyses, negotiated and discussed with JFE Holdings, and resolved, at the Board of Directors’ meeting held on May 10, 2012, to conduct the Share Exchange by the Share Exchange Ratio stated in Section 1)a) “Number of shares in consideration of exchange and details of its allotment” above. In addition, the Company received the written opinion (fairness opinion) dated May 9, 2012 from Mizuho Securities, stating that the share exchange ratio in the Share Exchange is fair for the shareholders of the Company from a financial point of view.

In addition, JFE Holdings appointed Nagashima, Ohno & Tsunematsu, and the Company appointed Sato Sogo Law Office as legal advisors, respectively, and received legal advice on the appropriate procedures, as well as the method and processes etc. in making decisions for the Share Exchange.

b) Measures to avoid conflicts of interest

Of directors of the Company, Mr. Mikio Fukushima, Mr. Tsutomu Yajima, Mr. Kohei Yoshioka and Mr. Toshihiro Kabasawa, did not participate in the discussions and resolutions concerning the signing of the Agreement at the meeting of the Board of Directors of the Company in order to avoid a conflict of interest, because they are from JFE Steel, a wholly-owned subsidiary of JFE Holdings and regarded as persons with special interests.

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The above signing of the Agreement was resolved at the meeting of the Board of Directors of the Company held on May 10, 2012 with the approval of all directors who were present thereat, excluding the above-mentioned four directors. In addition, the outside corporate auditors, who are independent officers pursuant to the provisions of the Financial Instruments Exchange and have no interest in JFE Holdings, stated that they had no objection to the signing of the Agreement.

The Company received the written opinion from Sato Sogo Law Office, its legal advisor, with respect to the method for the resolution at the meeting of the Board of Directors of the Company and the measures to be taken to avoid any conflicts of interest.

4) Matters related to adequacy of provisions with regard to matters concerning the amount of capital and reserves of JFE Holdings

The amount of capital to be increased:	0 yen
The amount of legal capital surplus to be increased:	the minimum amount that is required to be increased in accordance with the provisions of laws and regulations
The amount of legal retained earnings to be increased:	0 yen

(2) Matters of reference concerning consideration of the Share Exchange

1) Provisions of the Articles of Incorporation of JFE Holdings

The provisions of the Articles of Incorporation of JFE Holdings are as stated in the enclosed Materials 1.1) “Articles of Incorporation of JFE Holdings” of “Reference Documents for the 64th Ordinary General Meeting of Shareholders - Separate Materials.” The Articles of Incorporation posted in Materials 1. (1) of “Separate Materials” are those of JFE Holdings as of March 31, 2012, which, as stated in “Proposed Amendment to the Articles of Incorporation of JFE Holdings” in Materials 1. (2) of “Separate Materials”, will be amended at the 10th Ordinary General Meeting of Shareholders of JFE Holdings scheduled to be held in June 2012.

2) Matters related to method of liquidation of consideration for the Share Exchange

a) Markets on which consideration is traded

First Section of the Tokyo Stock Exchange

First Section of the Osaka Securities Exchange

First Section of the Nagoya Stock Exchange

b) Broker, intermediary or agent of consideration of the Share Exchange

Common stock of JFE Holdings may be traded via ordinary securities companies.

c) Limits on transfer and other methods for disposal of consideration of the Share Exchange (if any)

Not applicable.

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3) Matters related to market price for consideration of the Share Exchange

The closing price of the shares of common stock of JFE Holdings on the first section of the Tokyo Stock Exchange on the business day immediately preceding the announcement date of the Share Exchange (May 10, 2012) is 1,361 yen.

The latest market price of shares of common stock of JFE Holdings on the first section of the Tokyo Stock Exchange, the first section of the Osaka Securities Exchange and the first section of the Nagoya Stock Exchange are available on the Tokyo Stock Exchange website (http://www.tse.or.jp/), the Osaka Securities Exchange website (http://www.ose.or.jp/) and the Nagoya Stock Exchange website (http://www.nse.or.jp/), respectively.

4) Details of balance sheets of JFE Holdings for each business year (excluding the last business year), which ended in the last five years

JFE Holdings submits Annual Securities Report for all fiscal years in accordance with Article 24, Paragraph 1 of the Financial Instruments and Exchange Act.

(3) Matters related to stock acquisition rights and bonds with stock acquisition rights upon the Share Exchange

Not applicable.

(4) Matters regarding financial statements, etc.

1)	Contents of financial statements, etc. with regard to the most recent fiscal year of JFE Holdings

As stated in the enclosed Materials 2. of “Reference Documents for the 64th Ordinary General Meeting of Shareholders-Separate Materials”.

2)	In the case where any event that has a significant influence on the status of the property of the Company, such as the disposition of important property and the owing of significant obligations after the last day of the most recent fiscal year, has occurred, the contents thereof

a)	Concerning the Company

The Company entered into a share exchange agreement with JFE Holdings on May 10, 2012.

[Details of share exchange agreement]

(i)	Effective date

October 1, 2012

(ii)	Allotment of shares of stock

0.268 shares of JFE Holdings common stock shall be allotted and delivered per share of the Company common stock.

(iii)	Treatment of fractions that are less than one share

When the number of shares of common stock of JFE Holdings to be allotted to each shareholder of the Company upon the Share Exchange includes fractions that are less than one share, JFE Holdings will, in accordance with the provisions of Article 234 of the Companies Act, pay the money equivalent to such fractions that are less than one share to each such shareholder.

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b)	Concerning JFE Holdings

Same as the contents stated in “a) Concerning the Company” above.

End of Document

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[Attachments]

Materials concerning JFE SHOJI HOLDINGS, INC.

(Note) These materials are financial statements for the last business term (the year to March 2012) of the company (JFE SHOJI HOLDINGS, INC.) which ceased to exist due to an absorption merger.

(Financial statements of JFE SHOJI HOLDINGS, INC. for the year to March 2012)

Business Report

Consolidated Balance Sheet

Consolidated Statement of Income

Consolidated Statement of Changes in Net Assets

Notes to Consolidated Financial Statements

Non-consolidated Balance Sheet

Non-consolidated Statement of Income

Non-consolidated Statement of Changes in Net Assets

Notes to Non-consolidated Financial Statements

Accounting Auditor’s Report on the

Consolidated Financial Statements (copy)

Accounting Auditor’s Report on the

Non-Consolidated Financial Statements (copy)

Board of Corporate Auditors’ Report (copy)

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BUSINESS REPORT

(From April 1, 2011 to March 31, 2012)

1. Overview of business activities of the consolidated group

(1) Developments and results of business activities

Looking at the global economy during the current consolidated fiscal year, in Europe the financial instability of Greece, Italy and other nations has extended to the entire Eurozone since the beginning of the year, exerting an adverse effect on the real economy as evidenced in deteriorating corporate earnings and rising unemployment numbers. In Greece the restructuring of debt was to some degree successful, but it still contains various risk factors, so the country’s economic recovery has remained extremely modest. In the United States, despite slow growth in consumer spending, the country’s economy followed a recovery path as seen in improved corporate performance and lower unemployment numbers. In China, the economy showed signs of slowdown as exports to developed nations and corporate production activity were affected by the financial instability in Europe, but overall, the economy continued to post high growth rates backed up by vigorous domestic demand.

Turning to Japan, the economy continued a modest recovery following the serious damage inflicted by the Great East Japan Earthquake, but the pace of the economic recovery has been slowed by the worsening debt crisis in Europe since the mid-year as well as the flooding in Thailand and the prolonged appreciation of the yen. Meanwhile, consumer spending maintained a modest recovery with improved consumer sentiment supported by the resumption of the government-backed ‘Eco-car’ subsidy and other measures.

In the steel industry, which is our key business area, domestically, the automobile industry supply chain seriously damaged by the Great East Japan Earthquake made a faster-than-expected recovery, and the demand from the automobile industry has remained steady since the mid-year. The post-disaster recovery demand increased in the civil engineering and construction sectors, but it has yet to make a full-scale recovery, partly due to the delay in passage of the supplementary budget. In exports, despite continued firm demand from the Asian emerging nations, the export environment for Japanese steelmakers remained severe due to intensified competition with neighboring Asian nations such as China and Korea, which have enhanced their supply capacity, coupled with yen’s prolonged appreciation.

In these conditions, the consolidated performance of current consolidated fiscal year is as follows.

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[Business performances by segment]

In the steel business, we worked vigorously to expand our marketing activities in the Asian emerging nations and the Middle Eastern regions where economies continue to post high growth rates. At the same time we made active investments in anticipation of medium-to-long term growth in steel demand. Specifically, we established JFE SHOJI STEEL INDIA PRIVATE LTD., our 15th overseas steel processing center, in Maharashtra, India. In Indonesia, where the economy is continuing its remarkable growth, we decided that P.T. JFE SHOJI STEEL INDONESIA shall enhance its production facility by introducing a large slitter to meet wide-ranging demand centered on the automobile sector. Meanwhile, in Japan, we are restructuring the Group’s sales system to optimize it in an effort to constantly meet demands. As the first step, we consolidated our construction material business in the Kyushu region with JFE SHOJI TRADE CORPORATION with the aim of exerting the Group’s overall capability and started customer-centered marketing activities. In addition, we merged Tohsen Co., Ltd. with Tohoku Steel Corporation to meet the post-disaster recovery demand in the Tohoku area and restructured our marketing and logistics systems in the region to capture its demand.

In the field of raw materials, we acquired new interests in the Codrilla Mine in Queensland, Australia with the aim of securing a stable supply of high-grade PCI coal to meet the brisk demand of steelmakers. We also conducted vigorous marketing activities to expand our sales routes to China and other nations in an effort to increase the volume of our business in trilateral coal trading. In the field of coke, we constructed new imported coke unloading stations in western Japan to acquire new customers in these regions. We also contracted scrap yards in the Tohoku region to accept surplus scrap generated as a result of the earthquake disaster in the regions and started shipping them, mainly to areas in western Japan. In the Indian market, which has the potential for strong growth, we reinforced activities to expand sales routes of materials and equipment in particular to capture its brisk demand.

As a result of the above measures, sales in the Steel and Steel-Peripheral Businesses increased by ¥75,076 million year-on-year to ¥2,047,462 million. Ordinary income, however, posted a ¥3,001 million decline to ¥19,575 million.

In the Food Business, we recorded increased earnings thanks to higher demand for the South Korean-made (low malt) “third-category beer” and canned meat products following the Great East Japan Earthquake in Japan as well as strong sales of canned seafood products of MARUSHIN CANNERIES SDN. BHD. and Kawasho Foods (Gulf) FZE. Due to higher procurement costs overseas and other reasons, sales in this segment rose ¥767 million year-on-year to ¥25,825 million but ordinary income fell by ¥2 million year-on-year to ¥700 million.

In the Electronics Business, the mounting equipment division suffered from the freezing or postponement of capital investment projects by many customers and the semiconductor division was affected by production cutbacks by manufacturers, in the aftermath of the Great East Japan Earthquake and the floods in Thailand. As a result, sales in this sector declined by ¥2,102 million year-on-year to ¥11,591 million and ordinary income went down by ¥387 million to ¥238 million.

In the Real Estate business, as a result of the prompt sell-off of property holdings, sales increased ¥1,353 million year-on-year to ¥1,781 million and ordinary loss amounted to ¥3,313 million.

[Business Performance on a Non-consolidated Basis]

The Company received management fees, etc. and operating income of the Company on a non-consolidated basis for the full-year period was ¥89 million, ordinary income was ¥144 million and net income was ¥90 million.

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[Business Performance on a Consolidated Basis]

The consolidated financial performance of JFE SHOJI HOLDINGS, INC. for the fiscal year ended March 2012, including its performance on a non-consolidated basis, is as follows; Sales on a consolidated basis recorded a year-on-year increase of ¥75,069 million to ¥2,086,595 million and operating income declined ¥6,586 million to ¥16,777 million. Ordinary income fell ¥6.5 billion to ¥17,283 million and net income for the year amounted to ¥12,108 million, down by ¥1,537 million on a year-on-year basis.

(2) Capital investment

No significant matters to report.

(3) Financing

No significant matters to report.

(4) Issues to be addressed

The Company will be dissolved and cease to exist by an absorption-type merger with JFE SHOJI TRADE CORPORATION being the surviving company on April 1, 2012.

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(5) Changes in operational results and financial position

		5th term March 31, 2009 from April 1, 2008 to March 31, 2009	6th term March 31, 2010 from April 1, 2009 to March 31, 2010	7th term March 31, 2011 from April 1, 2010 to March 31, 2011	8th term (current) March 31, 2012 from April 1, 2011 to March 31, 2012
Net sales	(¥ million)	2,706,576	1,811,887	2,011,526	2,086,595
Ordinary income	(¥ million)	39,009	14,491	23,783	17,283
Net income	(¥ million)	19,848	7,506	13,645	12,108
Earnings per share		¥82.54	¥31.78	¥57.79	¥51.29
Net assets	(¥ million)	114,684	107,060	117,426	123,692
Total assets	(¥ million)	635,481	526,788	571,364	576,493

(6) Principal subsidiaries (as of March 31, 2012)

1) Principal subsidiaries

(*mark denotes subsidiary JFE SHOJI TRADE CORPORATION has the voting rights by the ratio.)

Company name	Capital		Percentage of voting rights held by the Company	Principal business
	¥ million		%
JFE SHOJI TRADE CORPORATION		14,539	100.0	Domestic and import/export transactions of steel products, steel materials, non-ferrous metal products, etc.

KAWASHO FOODS CORPORATION		1,000	100.0	Domestic and import/export transactions of food products

JFE Shoji Electronics Corporation		1,000	100.0	Sales of semiconductor products, etc., and marketing, installation, and maintenance of equipment for the mounting, assembly, and inspection of electronic components

JFE Shoji Trade Steel Construction Materials Corporation		900	*100.0	Sales of steel material and reinforced products, etc. for construction and civil engineering.

JFE SHOJI PIPE&FITTING TRADE CORPORATION		500	*100.0	Sales of steel pipe products, etc.

JFE SHOJI CONSTRUCTION MATERIALS SALES CORPORATION		390	*100.0	Sales of construction materials products and materials for civil engineering and construction, etc.

JFE SHOJI TRADE AMERICA INC.	US$	thousand 21,300	*100.0	Imports, exports and wholesale trade

Note:	KAWASHO REAL ESTATE CORPORATION was merged with JFE SHOJI TRADE CORPORATION as of October 1, 2011 and ceased to exist.

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2) Other

JFE Steel Corporation is our major shareholder, holding 91,312 thousand shares of common stock of the Company (38.7% of voting rights), being the Group’s major vendor and also its major purchaser.

(7) Principal business

The consolidated group’s primary business consists of Steel and Steel-Peripheral Business, Food Business, Semiconductor Business, and Real Estate Business.

(8) Principal offices of the consolidated group (as of March 31, 2012)

Company Name	Location
JFE SHOJI HOLDINGS, INC.	Tokyo Head Office: 2-7-1, Otemachi, Chiyoda-ku, Tokyo
Osaka Head Office (Main Branch): 1-6-20, Dojima, Kita-ku, Osaka
Subsidiaries
JFE SHOJI TRADE CORPORATION	Tokyo Head Office: Chiyoda-ku, Tokyo
Osaka Head Office: Kita-ku, Osaka
Domestic offices: 18 offices
Overseas offices: 27 offices in 14 countries

KAWASHO FOODS CORPORATION	Chiyoda-ku, Tokyo
JFE Shoji Electronics Corporation	Chiyoda-ku, Tokyo
JFE Shoji Trade Steel Construction Materials Corporation	Koto-ku, Tokyo
JFE SHOJI PIPE&FITTING TRADE CORPORATION	Chuo-ku, Tokyo
JFE SHOJI CONSTRUCTION MATERIALS SALES CORPORATION	Kita-ku, Osaka
JFE SHOJI TRADE AMERICA INC.	U.S.A. (New York, Los Angeles, Houston)

(9) Employees of the consolidated group (as of March 31, 2012)

Number of employees	Increase (Decrease) from March 31, 2011
6,119	204

(10) Major borrowings of the consolidated group (as of March 31, 2012)

Lenders	Outstanding Balance
¥ million
Mizuho Corporate Bank, Ltd.	28,099
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	19,708
Sumitomo Mitsui Banking Corporation	14,784

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2. Shares and Shareholders of the Company (March 31, 2012)

(1) Total number of shares issued

Ordinary shares	236,502,005	(excluding treasury stock of 275,699 shares)

(2) Number of shareholders

Ordinary shares	7,020

(3) Major shareholders (top 10)

Name of shareholder	Number of shares held	Ratio of shareholding
	Thousands	%
JFE Steel Corporation	91,312	38.6
Kawasaki Heavy Industries, Ltd.	6,461	2.7
Trust & Custody Services Bank, Ltd. as a trustee for Mizuho Trust Retirement Benefits Trust Account for Kawasaki Heavy Industries	5,500	2.3
Japan Trustee Services Bank Ltd. (trust account)	4,828	2.0
The Master Trust Bank of Japan, Ltd. (trust account)	4,502	1.9
Kawasaki Kisen Kaisha, Ltd.	4,445	1.9
Century Tokyo Leasing Corporation	4,410	1.9
JUNIPER	3,998	1.7
Business Partners Shareholders’ Association of JFE Shoji Group	3,955	1.7
Mizuho Corporate Bank, Ltd.	3,500	1.5

Notes:	1.	The ratio of shareholding is calculated based on the number of shares that is the total number of shares issued minus the number of treasury stocks.
	2.	On April 1, 2012 the Company was merged into JFE SHOJI TRADE CORPORATION, a wholly owned subsidiary of the Company, which assumed all shareholders of the Company as of March 31, 2012.

3. Stock Acquisition Rights

No significant matters to report.

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4. Directors and Corporate Auditors

(1) Directors and Corporate Auditors (as of March 31, 2012)

Name	Position and responsibility	Significant concurrent position
Mikio Fukushima	President (Representative Director)	President and CEO of JFE SHOJI TRADE CORPORATION

Yuji Imataka	Vice President (Representative Director)	Executive Vice President of JFE SHOJI TRADE CORPORATION

Kohei Yoshioka	Senior Managing Director (Head of General Affairs Dept., Human Resources Dept., Finance & Corporate Accounting Dept., Legal Dept. and Corporate Planning Dept.)	Director and Senior Managing Executive Officer of JFE SHOJI TRADE CORPORATION

Toshihiro Kabasawa	Director (In charge of General Affairs Dept., Human Resources Dept., Finance & Corporate Accounting Dept., Legal Dept. and Corporate Planning Dept.)	Director and Managing Executive Officer of JFE SHOJI TRADE CORPORATION

Hisao Osato	Director	Director and Senior Managing Executive Officer of JFE SHOJI TRADE CORPORATION

Katsuyoshi Takaya	Director	Director and Senior Managing Executive Officer of JFE SHOJI TRADE CORPORATION

Hidehiko Ogawa	Director	Director and Managing Executive Officer of JFE SHOJI TRADE CORPORATION

Masakazu Kurushima	Corporate Auditor (Standing)	Corporate Auditor of JFE SHOJI TRADE CORPORATION

Makoto Hara	Corporate Auditor (Standing)	Corporate Auditor of JFE SHOJI TRADE CORPORATION

Hideshi Iwai	Corporate Auditor	Outside Director of Image Holdings Co., Ltd.

Keiichi Teramura	Corporate Auditor	Corporate Auditor of JFE SHOJI TRADE CORPORATION (Standing)

Notes:	1. Messrs. Masakazu Kurushima, Makoto Hara, Hideshi Iwai are Outside Corporate Auditors.

2. Outside Corporate Auditor Hideshi Iwai is a corporate auditor with plentiful knowledge and experience in financial institutions and deep insight and knowledge with regard to finance and accounting. Further the Company submitted notification of his appointment as an independent officer to the Tokyo Stock Exchange as stipulated under the guidelines of the Exchange.

3. Outside Corporate Auditor Masakazu Kurushima is, in addition to the above, concurrently serving as Corporate Auditor of KAWASHO FOODS CORPORATION and JFE Shoji Electronics Corporation.
4. Outside Corporate Auditor Makoto Hara is, in addition to the above, concurrently serving as Corporate Auditor of JFE SHOJI PIPE&FITTING TRADE CORPORATION.
5. At the 7th ordinary meeting of shareholders that was held on June 29, 2011, Toshihiro Kabasawa was appointed as a new member of the board, and assumed office.

6. Not one of the Directors and Corporate Auditors who were on assignment from the day following the date of conclusion of the Company’s 7th ordinary meeting of shareholders held on June 29, 2011, resigned during the current business term. However, seven Directors, Mikio Fukushima, Yuji Imataka, Kohei Yoshioka, Toshihiro Kabasawa, Hisao Osato, Katsuhiro Takaya and Hidehiko Ogawa, and four Corporate Auditors, Masakazu Kurushima, Makoto Hara, Keiichi Teramura and Eiji Iwai resigned as of March 31, 2012, the day preceding the effective day of the merger with JFE SHOJI TRADE CORPORATION.

7. At the extraordinary shareholders’ meeting of JFE SHOJI TRADE CORPORATION held on March 29, 2012, Hideshi Iwai was appointed as Corporate Auditor and assumed the position of Outside Corporate Auditor as of April 1, 2012.

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(2) Total remuneration for Directors and Corporate Auditors

	Number of Directors and Corporate Auditors	Remuneration
Directors	8	¥33 million
Corporate Auditors (of which Outside Corporate Auditors)	4 (4)	¥50 million (¥50 million)

Notes:	1. The above remuneration includes that for a Director who retired at the close of the 7th Ordinary General Meeting of Shareholders held on June 29, 2011.

2.      The above remuneration includes ¥8 million of provision for accrued retirement benefits for directors and corporate auditors for the current fiscal year (¥4 million for seven Directors, and ¥4 million for four Corporate Auditors (of which, ¥4 million for four Outside Corporate Auditors)).

3.      In addition to the above, ¥5 million of retirement benefits has been paid to a Director who retired during the current fiscal year, the amount for which was fully provided for through the past and present fiscal years.

(3) Outside Directors and Outside Corporate Auditors

1) Significant concurrent position/s and relation/s to the Company (As of March 31, 2012)

Name	Significant concurrent position	Relation to the Company
Masakazu Kurushima	Corporate Auditor of JFE SHOJI TRADE CORPORATION Corporate Auditor of KAWASHO FOODS CORPORATION Corporate Auditor of JFE Shoji Electronics Corporation	Wholly owned subsidiary of the Company

Makoto Hara	Corporate Auditor of JFE SHOJI TRADE CORPORATION	Wholly owned subsidiary of the Company
	Corporate Auditor of JFE SHOJI PIPE&FITTING TRADE CORPORATION	Wholly owned subsidiary of JFE SHOJI TRADE CORPORATION

Hideshi Iwai	Outside Director of Image Holdings Co., Ltd.	—

2) Major Activities during the current fiscal year

Outside Corporate Auditor Masakazu Kurushima

He attended all 18 meetings of the Board of Directors, and all 14 meetings of the Board of Corporate Auditors, both held during the current fiscal year, and made remarks as appropriate for the discussion of proposals.

Outside Corporate Auditor Makoto Hara

He attended all 18 meetings of the Board of Directors, and all 14 meetings of the Board of Corporate Auditors, both held during the current fiscal year, and made remarks as appropriate for the discussion of proposals.

Outside Corporate Auditor Hideshi Iwai

He attended all 18 meetings of the Board of Directors, and all 14 meetings of the Board of Corporate Auditors, both held during the current fiscal year, and made remarks as appropriate for the discussion of proposals.

3) Remuneration received from the subsidiaries during the current fiscal year in the capacity of Directors or Corporate Auditors

No significant matters to report.

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5. Accounting Auditors

(1) Name of the Accounting Auditors

Ernst & Young ShinNihon LLC

(2) The Amount of compensation to the Accounting Auditors for the current fiscal year

1)	Compensation for the auditing work stipulated in Paragraph 1, Article 2 of the Certified Public Accountants Act

¥15 million

2)	Total amount of money and other property benefit to be paid by the Company and its subsidiaries

¥131 million

Of the Company’s principal subsidiaries above, none is subject to statutory audit (under the Companies Act and the Financial Instruments and Exchange Act) by any audit firm other than Ernst & Young ShinNihon LLC.

In the audit contract between the Company and the Accounting Auditors, there are no distinct separate provisions between the fees for audit by an accounting auditor under the Companies Act and the fees for audit under the Financial Instruments and Exchange Act, and it is impracticable to distinguish between the two types, therefore, the amount set out above is the total of both types of fees.

(3)	Company policy regarding dismissal or decision not to reappoint the Accounting Auditors

The Board of Directors of the Company, upon examination when requested by the Board of Corporate Auditors, or subject to the prior consent of the Board of Corporate Auditors when the situation arises where the Accounting Auditors are no longer able to execute their duties in a proper manner, or otherwise the Board of Directors deems it necessary, shall propose the dismissal or disapproval of the reappointment of the Accounting Auditors to the General Meeting of Shareholders.

The Board of Corporate Auditors has also resolved on the policy that when it is recognized that the Accounting Auditor has fallen under either item of Paragraph 1, Article 340 of the Companies Act, the Board of Corporate Auditors shall, upon examination and unanimous consent of the Corporate Auditors dismiss the Accounting Auditor, or when the situation is equivalent to the above or the Board of Corporate Auditors otherwise deems it necessary, the Board of Corporate Auditors shall request to the Board of Directors that a dismissal or disapproval of the reappointment of the Accounting Auditors be proposed to the General Meeting of Shareholders.

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6. Systems and policies of the Company

Systems to ensure compliance with laws and the Company’s Articles of Incorporation in the performance of duties by Directors and system to ensure appropriateness of other operations

As the basic policy on the development of the internal control system, the Company’s Board of Directors has resolved the following:

The Company, in order to achieve the management vision of “making JFE Shoji Holdings into one of the leading steel trading entities in the world,” and to establish a sustainable corporate structure, based on the following basic policy, will develop a system that ensures appropriate corporate operations, and shall continuously review and endeavor to revise the basic policy and the internal control system developed in accordance with such policy.

(1)	Systems as prescribed by Item 6, Paragraph 4 of Article 362 of the Companies Act and by each item of Paragraph 1, Article 100 of the Ordinance for Enforcement of the Companies Act

1)	Systems to ensure compliance with laws and regulations and the Articles of Incorporation in the operations executed by Directors and employees

a)	The Company shall clarify the operational authority of Directors and employees by prescribing organizational restraints and operational rules and procedures to be observed in the execution of duties.

b)	The Group Compliance Committee shall deliberate and decide on the code of conduct, policies and important measure to ensure compliance with ethical laws and regulations, managing the implementation of compliance with ethical laws and regulations by the Group. Also, the Group CSR Promotion Meeting, when necessary, shall convene to deliberate and devise rules or risk management policy for compliance with ethical laws and regulations.

c)	The Company shall devise and properly implement a system (for compliance violation reporting) to facilitate direct reporting from the field to the top management of important information regarding compliance with ethical laws and regulations.

2)	System to ensure efficient operational execution by Directors

The Company shall endeavor to have the Board of Directors and the Management Meeting engage in effective and fruitful discussion, and if necessary, may form another proper venue for comprehensive discussion and decision.

3)	System for safekeeping and management of information in the execution of operations by Directors

a)	As for information on matters decided by or reported to the Board of Directors, minutes of meeting of the Board of Directors shall be taken in accordance with the applicable laws and regulations and properly retained and managed.

b)	Information concerning the Management Meeting or other venue used to discuss important management issues shall be properly recorded, retained and managed.

c)	Important documents concerning the execution of duties, including decision documents on important matters, shall be properly made, retained and managed.

4)	System regarding internal rules and other matters concerning loss risk management

a)	As for risk management for business activities, adherence to ethical laws and regulations, financial reporting and disclosure of information, etc., Directors in charge shall endeavor to recognize risk, and, if necessary, call for a proper venue to identify and evaluate the risk and discuss and decide on the measures to contend with it.

b)	Important management issues shall be deliberated and decided upon in accordance with the internal decision-making procedures, including the Board of Directors regulations.

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5)	Systems to ensure appropriate operations of the consolidated group

a)	Each company in the JFE Shoji Group shall, as required, with consideration of its size, the nature of its business, planning of its organizational structure, and other specific characteristics or features, improve its systems for the matters prescribed in this basic policy.

b)	Systems for risk management

•	The Company shall deliberate and decide upon important group management issues in accordance with the internal decision-making procedures, including the Board of Directors regulations

•

An operating subsidiary shall deliberate and decide upon its important management issues and those of its subsidiaries in accordance with the internal decision-making procedures, including its Board of Directors regulations.

c)	Systems for adherence to ethical laws and regulations

•

The Company, via the Group Compliance Committee, shall deliberate and decide on the code of conduct, policies and important measures for the Group to ensure compliance with ethical laws and regulations, and manage the implementation of such compliance.

•

An operating subsidiary, at the Compliance Committee, shall familiarize employees with the code of conduct, basic policy and important measures determined by the Group Compliance Committee, and report on the implementation status of the compliance with ethical laws and regulations to the Group Compliance Committee.

•

Affiliated companies under operating subsidiaries shall, in consideration of their size, nature of business, organizational structure planning, and other specific characteristics or features, improve the necessary systems for adherence to ethical laws and regulations.

d)	System for financial reporting and disclosure of information

•	Each company in the JFE Shoji Group shall establish the necessary systems to ensure the reliability of financial reports, and necessary systems for proper information disclosure at the proper time.

(2)	Systems as prescribed by each Item of Paragraph 3, Article 100 of the Ordinance for Enforcement of the Companies Act

1)	Employees to assist Corporate Auditors in performing their duties

The Company shall assign employees to work in the office of Corporate Auditors to assist Corporate Auditors in performing their duties.

2)	Independency from Directors of employees to assist Corporate Auditors in performing their duties The Company shall consult with Corporate Auditors regarding personnel changes of such employees.

3)	System for reporting to Corporate Auditors

a)	Corporate Auditors shall attend the meeting of the Board of Directors, Management Meeting and other meetings, and be reported on such meetings.

b)	Directors and employees shall, when necessary or when requested from the Board of Corporate Auditors or Corporate Auditors, report to the Board of Corporate Auditors or Corporate Auditors on the status of performance of their duties.

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4)	Other systems for ensuring an effective audit by Corporate Auditors

a)	Directors and employees shall cooperate to establish an environment for ensuring smooth auditing activities by Corporate Auditors such as the inspection of important documents necessary for the Corporate Auditors’ audit, field investigation, exchanges of opinion with Directors, etc., subsidiary investigation, and cooperation with corporate auditors of subsidiaries, etc.

b)	Corporate Auditors shall periodically receive reports on the results of the audit by the Accounting Auditors and internal audit organization and work to closely cooperate with each of such auditors.

Notes:	Numerical figures in this business report are presented as follows:
	1.	Monetary amounts are rounded down to the nearest unit amount.
	2.	For the number of shares of which share unit is 1,000, any fraction of less than 1,000 shares is discarded.
	3.	Ratios are rounded to one decimal place.

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Consolidated Balance Sheet

(As of March 31, 2012)

(¥ million)

Account item	Amount
Assets
Current assets:	470,077
Cash and deposits	27,998
Trade notes and accounts receivable	334,374
Merchandise and finished products	57,779
Work in process	629
Raw materials and supplies	21,177
Other current assets	28,805
Allowance for doubtful receivables	(687)

Non-current assets:	106,416
Tangible fixed assets	37,594
Buildings and structures	10,646
Machinery, equipment and vehicles	7,633
Land	16,715
Other	2,598
Intangible assets	4,018
Investments and other assets	64,802
Investments in securities	45,018
Other	22,473
Allowance for doubtful receivables	(2,689)

Total assets	576,493

Liabilities
Current liabilities:	433,593
Trade notes and accounts payable	283,783
Short-term borrowings	90,717
Commercial paper	33,997
Accrued income taxes	1,452
Other provision	25
Other current liabilities	23,618

Non-current liabilities:	19,207
Long-term debt	10,388
Accrued retirement benefits for employees	5,133
Accrued retirement benefits for directors and corporate auditors	626
Other provision	18
Other	3,040

Total liabilities	452,801

Net assets

Shareholders’ equity:	129,377
Capital	20,000
Capital surplus	17,428
Retained earnings	92,310
Treasury stock	(361)
Total valuation and translation adjustments	(10,747)
Net unrealized holding gain on securities	2,933
Net deferred gain (loss) on hedges	50
Land revaluation reserve	(273)
Translation adjustments	(13,457)
Minority interests	5,062

Total net assets	123,692

Total liabilities and net assets	576,493

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Consolidated Statement of Income

( From April 1, 2011 to March 31, 2012 )

(¥ million)

Account item	Amount
Net sales		2,086,595
Cost of sales		2,020,266

Gross Profit		66,328
Selling, general and administrative expenses		49,551

Operating income		16,777
Non-operating income:
Interest income	439
Dividend received	756
Foreign exchange gains	850
Other	2,452	4,499

Non-operating expenses:
Interest expense	1,789
Equity in losses of unconsolidated subsidiaries and affiliates	653
Other	1,550	3,993

Ordinary income		17,283
Extraordinary income:
Reversal of allowance for loss on disaster		411
Extraordinary losses:
Impairment loss		269

Income before income taxes		17,425
Income taxes:
Current	4,536
Deferred	616	5,152

Net income before adjustment for minority interests		12,273
Minority interests		164

Net income		12,108

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Consolidated Statement of Changes in Net Assets

(From April 1, 2011 to March 31, 2012)

(¥ million)

	Shareholders’ equity
	Capital	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at the beginning of current period	20,000	17,428	83,742	(356)	120,814
Changes during the fiscal year
Dividend of surplus			(3,541)		(3,541)
Net income			12,108		12,108
Purchase of treasury stocks				(4)	(4)
Transfer from land revaluation reserve			0		0
Changes in items other than shareholders’ equity (net)
Total changes during the fiscal year	—	—	8,568	(4)	8,563
Balance at March 31, 2012	20,000	17,428	92,310	(361)	129,377

	Total valuation and translation adjustments					Minority interests	Total net assets
	Net unrealized holding gain on securities	Net deferred gain (loss) on hedges	Land revaluation reserve	Translation adjustments	Total valuation and translation adjustments
Balance at the beginning of current period	3,829	0	(322)	(12,031)	(8,523)	5,136	117,426
Changes during the fiscal year
Dividend of surplus							(3,541)
Net income							12,108
Purchase of treasury stocks							(4)
Transfer from land revaluation reserve							0
Changes in items other than shareholders’ equity (net)	(896)	50	48	(1,425)	(2,223)	(73)	(2,297)
Total changes during the fiscal year	(896)	50	48	(1,425)	(2,223)	(73)	6,266
Balance at March 31, 2012	2,933	50	(273)	(13,457)	(10,747)	5,062	123,692

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Notes to Consolidated Financial Statements

[Notes to Significant Matters concerning the Basis of Preparation of Consolidated Financial Statements]

1.	Scope of consolidation

(1)	Number of consolidated subsidiaries

97

Names of principal consolidated subsidiaries

JFE SHOJI TRADE CORPORATION, KAWASHO FOODS CORPORATION, JFE Shoji Electronics Corporation, JFE SHOJI CONSTRUCTION MATERIALS SALES CORPORATION, JFE SHOJI PIPE & FITTING TRADE CORPORATION, JFE Shoji Trade Steel Construction Materials Corporation, and JFE SHOJI TRADE AMERICA INC.

Due to the new establishment, two companies have been included in consolidation from the current consolidated fiscal year.

In addition, due to mergers or other reasons, four companies have been excluded from consolidation from the current consolidated fiscal year.

(2)	Name of principal unconsolidated subsidiaries

JFE SHOJI PLASTICS (H.K)

Reason for exclusion from consolidation

The unconsolidated subsidiary operated small-scale businesses, thus its combined total assets, net sales, net income or retained earnings (amounts equivalent to the Company’s interest in these companies) had no material impact on the consolidated financial statements.

(3)	Name of the other company, not regarded as a subsidiary, for which the Company held the majority of voting rights, based on its own calculation

KITA-KANTO STEEL CORPORATION

Reason it was not included in subsidiaries

The Company held 51.0% voting rights in KITA-KANTO STEEL CORPORATION, but the latter was identified as being jointly controlled by the Company’s joint venture partner.

2.	Matters concerning the application of equity method

(1)	Number of equity-method affiliates

22

Names of main affiliated companies

OSAKAKOWAZ, GECOSS CORPORATION, HANWA KOZAI Co., Ltd., COLOMBO POWER, and KAWARIN ENTERPRISE

Due to acquisition of shares, three companies have been added to the scope of equity-method affiliates from the current consolidated fiscal year.

In addition, due to sales of shares, one company has been excluded from the scope of equity-method affiliates from the current consolidated fiscal year.

(2)	Name of major unconsolidated subsidiary to which the equity method is not applied

JFE SHOJI PLASTICS (H.K)

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Reason for exclusion from the scope of equity method

Impact of net income and retained earnings (the amounts equivalent to the Company’s interest in these companies) for the current fiscal year of the unconsolidated subsidiary, to which the Company has not applied the equity method, is negligible on the consolidated financial statements. Also, the subsidiary, as a whole, is insignificant.

3.	Summary of significant accounting policies

(1)	Evaluation standards and methods for important assets

1)	Securities

(a)	Held-to-maturity debt securities

Stated at cost

(b)	Other securities

Marketable Securities

Stated at fair value based on the market price, etc. at the date of the financial statements

(Unrealized gains or losses are included in net assets and the cost of securities sold is determined principally by the moving average method.)

Non-marketable securities

Determined principally by the moving average method

2)	Derivatives

Stated at fair value

3)	Inventories

Stated principally at cost by the moving average method (the balance sheet amount is calculated by writing down the book value of assets which decreased in profitability).

(2)	Depreciation and amortization method for significant fixed assets

1)	Tangible fixed assets

Depreciation is computed by the declining-balance method, except for cases in which consolidated subsidiaries apply the straight-line method. The straight-line method is applied to buildings (excluding building facilities) acquired on April 1, 1998 or thereafter.

2)	Intangible fixed assets

Amortization is computed principally by the straight-line method.

(3)	Accounting standards for significant allowances

1)	Allowance for doubtful receivables

To provide for potential losses on bad debts, the domestic consolidated subsidiaries of the Company provide an allowance for the expected amount of irrecoverable receivables and claims. Allowances for ordinary bad debts are computed based on the historical rate of default. For specific debts where recovery is doubtful, the Company records the estimated uncollectible amounts in consideration of the likelihood of recovery on an individual basis.

Overseas consolidated subsidiaries provide an allowance for doubtful receivables based on the individually estimated aggregate amount of probable bad debts.

2)	Accrued retirement benefits for employees

Accrued retirement benefits for employees are provided for at the necessary amounts on an accrual basis, based on the estimated retirement benefit obligations and pension fund assets at the end of the consolidated fiscal year.

Transition obligations are amortized principally over a period of 15 years by the straight-line method.

Past service liabilities are charged to expenses using the straight-line method over the average remaining service years of the employees at the time of occurrence.

Actuarial gains or losses are charged to expenses from the consolidated fiscal year following the consolidated fiscal year in which the difference is recognized, primarily by the straight-line method over the average remaining years of service of the employees.

3)	Accrued retirement benefits for Directors and Corporate Auditors

Accrued retirement benefits for Directors and Corporate Auditors are provided mainly at an amount estimated to be paid as on the balance sheet dates based on the Company’s internal regulation.

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(4)	Method and period for amortization of goodwill

Goodwill is basically amortized over 5 years by the straight-line method.

(5)	Other significant matters for the preparation of consolidated financial statements:

1)	Important hedge accounting method

(a)	Hedge accounting

The Company adopts deferred hedge accounting.

However, the exceptional accounting method is applied to interest-rate swaps which conform to the special regulated terms.

(b)	Hedging instruments and underlying hedged items

(i)	Hedging instruments:	Forward exchange contracts

	Underlying hedged items:	Foreign currency denominated forecast transactions

(ii)	Hedging instruments:	Interest rate swap agreements

	Underlying hedged items:	Loans

(c)	Hedging Policy

The Company uses forward exchange contracts to hedge against foreign currency exchange risks derived from foreign currency transactions and enters into interest rate swap agreements with a view to hedging against the risk of fluctuations in interest rates as well as adjusting the proportions of fixed-rate and floating-rate borrowings. The Company does not conduct derivative transactions for speculative trading purposes.

(d)	Method for evaluating hedging effectiveness

Hedging effectiveness is basically measured by comparing the accumulated amounts of cash flow of the underlying hedged item with that of the hedging instrument.

2)	Accounting method for consumption tax

Consumption taxes are excluded from the amounts reflected in the consolidated financial statements.

4.	Notes on changes in accounting policies

(Application of the “Accounting Standard for Earnings Per Share”)

From the fiscal year under review, the Company and its domestic subsidiaries are applying the “Accounting Standard for Earnings Per Share” (ASBJ Statement No. 2, June 30, 2010), the “Implementation Guidance on Accounting Standard for Earnings Per Share” (ASBJ Guidance No. 4, released on June 30, 2010) and the “Practical Solution on Accounting for Earnings Per Share” (ASBJ PITF No. 9, June 30, 2010).

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5.	Additional information

(Application of the “Accounting Standard for Accounting Changes and Error Corrections”)

Beginning from accounting changes and corrections of prior period errors which are made after the beginning of the consolidated fiscal year under review, the Company and its domestic subsidiaries are applying the “Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Statement No. 24, December 4, 2009) and the “Guidance on Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Guidance No. 24, December 4, 2009).

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[Notes to Consolidated Balance Sheet]

1.	Pledged assets and secured debts

(1) Assets pledged as collateral
	Land	¥712 million
	Buildings and structures	¥347 million
	Investment in securities	¥75 million
	Other	¥28 million

(2) Secured debts
	Accounts payable	¥59 million

2.	Accumulated depreciation of tangible fixed assets	¥38,899 million

3.	Guarantee liability

The Company guarantees the borrowings of the following companies:
	KAWARIN ENTERPRISE	¥725 million
	Employees	¥245 million
	Other	¥179 million

	Total	¥1,150 million

4.	Notes discounted	¥6,302 million
	Endorsed notes receivable	¥80 million

5.	Notes matured at the end of the term

Notes matured at the end of the consolidated fiscal year are settled on the note settlement day. As the closing date of the current financial year fell on a bank holiday, the following notes matured at the end of the term are included in the closing balance.

	Notes receivable	¥1,209 million
	Notes payable	¥3,665 million

[Notes to Consolidated Statement of Changes in Net Assets]

1.	Number of issued shares outstanding at the end of the consolidated fiscal year

Common stock	236,777,704 shares

2.	Matters regarding dividends of surplus

(1)	Dividends paid

Resolution	Share type	Total dividends	Per share dividends	Record date	Effective date
Ordinary General Meeting of Shareholders held on June 29, 2011	Common stock	¥2,365 million	¥10.00	March 31, 2011	June 30, 2011
The Board of Directors held on October 26, 2011	Common stock	¥1,182 million	¥5.00	September 30, 2011	December 22, 2011

(2)	Dividends with record date within the current consolidated fiscal year but with effective date in the next consolidated fiscal year

No significant matters to report

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[Notes to Financial Instruments]

1. Matters concerning financial instruments

(1)	Policy on financial instruments

The Group limits its asset management method to short-term deposits, securities (certificates of deposit), and others.

The method of raising funds is mostly borrowings from domestic financial institutions or the issue of commercial papers.

Derivative contracts are used in order to avoid risks as described later, not for speculative purposes.

(2)	Details of financial instruments and related risks

Trade notes, accounts receivable and electronically recorded monetary claims, which are operating receivables, are exposed to the credit risk of customers and country risk.

Operating receivables denominated in foreign currencies obtained through global-based business are exposed to foreign currency exchange rate fluctuation risks. In principle, the Company uses forward foreign exchange contracts to hedge against these risks.

Stocks, which are included in investments in securities, are exposed to the fluctuation risk of market prices. Those securities are mainly composed of the stocks of companies with which the Company has business relationships.

Most of trade notes, accounts payable and electronically recorded monetary obligations, which are operating payables, have payment due dates within one year. Some of these payables are denominated in foreign currencies and thus are exposed to foreign currency exchange risk. In principle, the foreign currency exchange risks deriving from the trade payables denominated in foreign currencies are hedged by forward foreign exchange contracts.

Borrowings with variable interest rates are exposed to interest rate fluctuation risk.

For some borrowings, the Company uses interest rate swap agreements, which are derivative transactions, to manage fluctuation of interest rates.

Also, the Company uses commodities contracts for non-ferrous metals to avoid or mitigate commodity price fluctuation risk on commodities transactions.

Financial instruments related to foreign currencies, interest rates and commodities are respectively exposed to price fluctuation risks in foreign currency exchange, interest rates and commodities. However, the amount of foreign currencies is maintained within the level of accounts receivable and accounts payable denominated in foreign currencies. Interest rate swaps are within the amount of borrowings. Commodity-related transactions are maintained within actual demand. Therefore, the risks on those financial instruments are limited within the loss of opportunity earnings.

Every derivative transaction for foreign currencies and interest rates related to financial instruments is made with highly rated financial institutions. Also, agreements for commodities are made with domestic trading companies that have high credit ratings. The Company anticipates there are minimum credit risks of default on these contracts.

For details of hedging instruments and underlying hedged items, hedging policy and the method for evaluating hedging effectiveness concerning hedge accounting, please refer to the aforementioned “Important hedge accounting method.”

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(3)	Risk management system for financial instruments

1)	Management of credit risk (the risk that counterparties may default)

To prevent the occurrence of bad debts and increase the quality of debts held, the Group have settled internal policies for credit management provisions.

2)	Management of market risk (the risk arising from fluctuations in foreign exchange rates, interest rates and others)

Regarding foreign currencies and interest rates, the Group settled “Finance and corporate accounting department derivative transaction management provisions.”

Based on these provisions, the finance and corporate accounting departments undertake all derivative transactions related to foreign currencies and interest rates. The Finance and Corporate Accounting Departments create transaction lists of particulars at the end of every month, and reconcile them with information provided by financial institutions on a quarterly basis. This information is also reported to directors of finance departments every quarter and periodically reported to the Board of Directors meetings of the Company.

In relation to derivative transactions regarding commodities, “Sales service provisions” are settled. Based on these provisions, every sales department that enters into a transaction creates a transaction balance list at the end of every month and a bottom line list for each completed agreement. Balance lists are reported to the Steel Planning Department, Administration Department (raw materials, machinery and materials) and each sales department general manager, after verification of the balance of each counterparty. This information is periodically reported to the Board of Directors meetings by the director of the sales department.

3)	Management of liquidity risk associated with financing (the risk that the Company may be unable to meet its obligations on scheduled dates)

The Company endeavors to maintain good relations with its main banks and various other financial institutions, such as major commercial banks, trust banks, regional banks, and insurance companies, to secure adequate liquidity.

There are ¥50 billion commitment lines with domestic financial institutions to complement liquidity.

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2. Matters concerning the fair value of financial instruments

The consolidated balance sheet amounts as of March 31, 2012, the fair values and differences between balance sheet amounts and fair values are described below. Financial instruments whose fair values appear to be extremely difficult to determine are not included in the table. (See Note 2 below.)

(¥ million)

	Consolidated Balance Sheet Amount	Fair value	Difference
(1) Cash and deposits	27,998	27,998	—
(2) Trade notes and accounts receivable	334,374	334,374	—
(3) Investments in securities
Other securities	22,473	22,473	—
Investments in unconsolidated subsidiaries and affiliates	5,338	3,299	(2,039)

Total assets	390,184	388,145	(2,039)

(4) Trade notes and accounts payable	283,783	283,783	—
(5) Short-term borrowings	90,717	90,717	—
(6) Commercial paper	33,997	33,997	—
(7) Accrued income taxes	1,452	1,452	—
(8) Long-term debt	10,388	10,478	90

Total liabilities	420,338	420,429	90

(9) Derivative transactions *
Hedge accounting applied	81	81	—
Hedge accounting not applied	(88)	(88)	—

Total derivative transactions	(7)	(7)	—

*	The value of assets and liabilities arising from derivatives is shown at net value with the amount in parentheses representing net liability position.

(Note 1)	Calculation methods to determine the estimated fair value of financial instruments, and matters concerning securities and derivatives transactions

Assets

(1) Cash and deposits, (2) Trade notes and accounts receivable

The fair value is regarded as the carrying amount, as they are approximately equal since they will be settled in the short term.

(3) Investments in securities

The fair value of shares is calculated by the market price on the stock markets.

Liabilities

(4) Trade notes and accounts payable, (5) Short-term borrowings, (6) Commercial paper, (7) Accrued income taxes

The fair value is regarded as the carrying amount, as they are approximately equal since they will be settled in the short term.

(8) Long-term debt

The fair value of long-term debt is calculated by applying a discount rate based on the assumption that a new borrowing, which is equal to the total debt service, was obtained.

Long-term debt accounted for under exceptional treatment of interest rate swaps is calculated using a discounted rate, estimated assuming that the debt, which is equal to the total debt service identical to the rate swap concerned, was obtained.

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Derivatives

(9) Derivative transactions

The fair value of forward foreign exchange contracts is calculated based on the quoted forward foreign exchange rates, while that of commodities is estimated by reference to the price lists obtained from trading companies with which the Company enters into commodities contracts. Currency swap transactions subject to the application of exceptional treatments are recognized together with their hedged items (i.e. long-term debt); therefore their fair values are included in the fair value of relevant long-term debt. (See above “(8) Long-term debt.”)

(Note 2) Financial instruments for which it is extremely difficult to determine the fair value

Held-to-maturity bonds (consolidated balance sheet amount at ¥50 million) are not included in “(3) Investments in securities” in the preceding table, since no market prices are available and their consolidated balance sheet amounts are immaterial.

Unlisted stocks (consolidated balance sheet amount at ¥4,731 million), which belong to other securities, are not included in “(3) Investments in securities” in the preceding table since it is extremely difficult to determine their fair values. This is because no market prices are available and it is impossible to estimate future cash flows.

Unlisted stocks of unconsolidated subsidiaries (consolidated balance sheet amount at ¥145 million) and affiliates (¥12,279 million) are not included in “(3) Investments in securities” in the preceding table, since it is extremely difficult to determine their fair values. This is because no market prices are available and it is impossible to estimate future cash flows.

[Notes to Per Share Data]

1. Net assets per share	¥502.45
2. Net income per share	¥51.29

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[Notes to Significant Subsequent Events]

Transactions under common control

(Merger between the Company and JFE SHOJI TRADE CORPORATON, the Company’s subsidiary)

The Company and JFE SHOJI TRADE CORPORATION, the Company’s wholly owned subsidiary, concluded a merger agreement on April 27, 2011 and JFE SHOJI TRADE CORPORATION merged with the Company as of April 1, 2012.

1. Outline of transactions

1)	Name and nature of business concerned

Name of business: management control

Nature of business: group management strategy planning/control and peripheral business

2)	Business combination date

April 1, 2012

3)	Legal form of business combination

The Company was dissolved and ceased to exist due to absorption-type merger with JFE SHOJI TRADE CORPORATION being the surviving company.

4)	New company name after the combination

JFE SHOJI TRADE CORPORATION

5)	Other matters regarding outline of transactions

The Group saw the last year of its Second Medium-Term Management Plan that began in April 2009. To date, the Group has striven to strengthen its revenue base centering on the steel business and to promote the creation of a robust business foundation by addressing the improvement of financial standing, enhancement of human resources development and streamlining of operations.

The JFE Shoji Group has drawn up the “JFE Shoji Group Third Medium-Term Management Plan” covering the three years from April 2012 to March 2015. In this Medium-Term Management Plan, we have, as our management vision “pioneering new markets, while constantly taking up the challenge of becoming a Value Creating Company,” and to realize this vision, have set “Develop New Ground,” “Create New Value” and “Generate New Synergy” as action guidelines. At the same time, the Group plans to review the holding company structure, with a view to creating a streamlined organization centering on JFE SHOJI TRADE CPOROPATION, which has the capability of fulfilling more speedy and flexible group management.

2. Outline of accounting procedures implemented

Definitions of transactions under common control, stipulated in the “Accounting Standard for Business Combinations” (ASBJ Statement No. 21, December 26, 2008) and the “Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures” (ASBJ Guidance No. 10, December 26, 2008) are applicable to this merger.

(Execution of share exchange agreement between JFE SHOJI TRADE and JFE Holdings)

JFE Holdings, Inc. (hereinafter “JFE Holdings”) and JFE SHOJI TRADE CORPORATION (hereinafter “JFE SHOJI TRADE”), which acquired the Company as of April 1, 2012, resolved at the meeting of the Board of Directors held on May 10, 2012, to execute a share exchange (hereinafter the “Share Exchange”) making JFE Holdings the wholly-owning parent company in the share exchange and JFE SHOJI TRADE a wholly-owned subsidiary in the share exchange, and entered into a share exchange agreement (hereinafter the “Agreement”).

Further, shares of JFE SHOJI TRADE common stock are scheduled to be delisted from the Tokyo Stock Exchange on September 26, 2012 prior to the effective date of the Share Exchange (the last trading date of the shares is scheduled to be September 25, 2012).

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1. Name and nature of business concerned, effective date, legal form and main purpose of share exchange

1)	Name of the wholly owned subsidiary in the share exchange

JFE SHOJI TRADE

2)	Nature of business

Domestic and import/export transactions of various types of products as its principal business, and with its product range including steel products, steel materials, non-ferrous metals, chemicals, machinery and ships

3)	Effective date of share exchange

October 1, 2012 (scheduled)

4)	Legal form of share exchange

Share exchange whereby, in accordance with Article 767 of the Companies Act, JFE Holdings will become the wholly-owning parent in the share exchange and JFE SHOJI TRADE will become a wholly-owned subsidiary in the share exchange.

5)	Main purpose of share exchange

The JFE Group has a business execution structure under of JFE Holdings, which works out management strategies for the whole Group, consisting of subordinate operating companies, each engaged in one of four fields, steel, engineering, shipbuilding and LSI, and has implemented measures adapted to the characteristics of each of the four business fields.

However, with the environment surrounding the JFE Group becoming increasingly severe due to weak and shrinking domestic demand, the yen’s sharp appreciation and soaring prices of raw materials, JFE Holdings and its subordinate operating company JFE Steel Corporation (“JFE Steel”) as well as JFE SHOJI TRADE have decided to revise the capital structure of JFE SHOJI TRADE to leverage its trading functions throughout the Group.

Following this move, JFE SHOJI TRADE will be delisted on September 26, 2012, three business days before the Share Exchange becomes effective, and then turned into a wholly owned subsidiary of JFE Holdings through the share exchange of October 1.

By turning JFE SHOJI TRADE into a direct subsidiary of JFE Holdings, JFE Steel Corporation, JFE Engineering Corporation and Universal Shipbuilding Corporation (which is scheduled to merge on October 1, 2012 with IHI Marine United Inc. to create Japan Marine United Corporation) (“Operating Companies”) expect to leverage JFE SHOJI TRADE’s special capabilities in areas such as market research, marketing and project management for activities including project facilitation, new customer development, procurements and others worldwide. The arrangement is expected to enable the JFE Group to make faster decisions and leverage its full strength through closer consultation and broader cooperation between Operating Companies and JFE SHOJI TRADE.

In addition, the JFE Group is looking to improve its competitiveness in both the Japanese and the international steel business by restructuring and streamlining its overall supply chain for steel production and sales, from raw materials procurement, production, sales and processing to distribution and global expansion.

While continuing to maintain and expand its existing business domain, JFE SHOJI TRADE will, as the JFE Group’s core trading company, seek to further actively expand business transactions of the whole JFE Group not only in the steel business but in other businesses, by becoming a wholly-owned subsidiary.

As a result of these, the JFE Group is determined to increase its presence in the global market, enhance its corporate value, and meet expectations of the shareholders of JFE Holdings, including those of JFE SHOJI TRADE who will hold JFE Holdings’ shares of stock.

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2. Share exchange ratio and number of shares to be delivered as well as calculation methods

1)	Share exchange ratio and number of shares to be delivered

Company Name	JFE Holdings (wholly-owning parent in the share exchange)	JFE SHOJI TRADE (wholly-owned subsidiary in the share exchange)
Share Exchange Ratio	1	0.268
Number of Shares to be Delivered upon the Share Exchange	Common stock: 63,382,587 shares (expected)

2)	Calculation Methods

With reference to the results of the calculation of the share exchange ratio submitted by Nomura Securities Co., Ltd. and Mizuho Securities Co., Ltd. respectively, and taking into consideration the financial position, results of operations, the share price performance, etc. of JFE Holdings and JFE SHOJI TRADE, JFE Holdings and JFE SHOJI TRADE carried out mutual discussions and negotiations, resulting in the two companies deciding that the share exchange ratio above is appropriate and useful to the interests of their respective shareholders, and resolving respectively at the Board of Directors’ meetings of JFE Holdings and JFE SHOJI TRADE held on May 10, 2012 to adopt the share exchange ratio in the Share Exchange.

3. Overview of the company which will become the wholly-owning parent in the share exchange after the Share Exchange

Wholly-owning Parent Company
(1) Name	JFE Holdings Inc.
(2) Location	2-2-3, Uchisaiwaicho, Chiyoda-ku, Tokyo, Japan
(3) Name and title of representative	Hajime Bada, President and CEO
(4) Business	Control and administration of operating companies engaged in the steel, engineering, shipbuilding and other businesses by holding shares thereof
(5) Capital	¥147,143 million
(6) Fiscal Year End	March 31
(7) Net Assets	Not determined at present
(8) Total Assets	Not determined at present

[Other notes]

Transactions under common control

(Merger between JFE SHOJI TRADE CORPORATION and KAWASHO REAL ESTATE CORPORATION, the Company’s subsidiaries)

JFE SHOJI TRADE CORPORATION and KAWASHO REAL ESTATE CORPORATION, both of which are the Company’s consolidated subsidiaries, concluded a merger agreement on April 27, 2011 and JFE SHOJI TRADE CORPORATION merged with KAWASHO REAL ESTATE CORPORATION as of October 1, 2011.

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1. Outline of transactions

1)	Name and nature of business concerned

Name of business: real estate

Nature of business: holding, management, purchase and sale, rental and brokerage of real estate

2)	Business combination date

October 1, 2011

3)	Legal form of business combination

KAWASHO REAL ESTATE CORPORATION was dissolved and ceased to exist due to absorption-type merger with JFE SHOJI TRADE CORPORATION being the surviving company.

4)	New company name after the combination

JFE SHOJI TRADE CORPORATION

5)	Other matters regarding outline of transactions

The Group saw the last year of its Second Medium-Term Management Plan that began in April 2009. To date, the Group has striven to strengthen its revenue base centering on the steel business and to promote the creation of a robust business foundation by addressing the improvement of financial standing, enhancement of human resources development and streamlining of operations.

The JFE Shoji Group has drawn up the “JFE Shoji Group Third Medium-Term Management Plan” covering the three years from April 2012 to March 2015. In this Medium-Term Management Plan, we have, as our management vision “pioneering new markets, while constantly taking up the challenge of becoming a Value Creating Company,” and to realize this vision, have set “Develop New Ground,” “Create New Value” and “Generate New Synergy” as action guidelines. At the same time, the Group plans to review the holding company structure, with a view to creating a streamlined organization centering on JFE SHOJI TRADE CORPORATION, which has the capability of fulfilling more speedy and flexible group management.

2. Outline of accounting procedures implemented

Definitions of transactions under common control, as stipulated in the “Accounting Standard for Business Combinations” (ASBJ Statement No. 21, December 26, 2008) and the “Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures” (ASBJ Guidance No. 10, December 26, 2008) are applicable to this merger.

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Non-consolidated Balance Sheet

(As of March 31, 2012)

(¥ million)

Account item	Amount
Assets
Current assets:	9,200
Cash and deposits	35
Deposits paid	9,160
Deferred tax assets	3
Other current assets	1

Non-current assets:	39,377
Investments and other assets	39,377
Stocks of subsidiaries and affiliates	39,361
Long-term prepaid expenses	8
Deferred tax assets	8

Total assets	48,578

Liabilities
Current liabilities:	80
Accounts payable-other	19
Accrued expenses	26
Accrued income taxes	33
Deposits received	0

Non-current liabilities:	21
Accrued retirement benefits for directors and corporate auditors	21

Total liabilities	102

Net assets
Shareholders’ equity:	48,476
Capital	20,000
Capital surplus	21,406
Legal capital surplus	21,406
Retained earnings	7,209
Other retained earnings	7,209
Retained earnings brought forward	7,209
Treasury stock	(139)

Total net assets	48,476

Total liabilities and net assets	48,578

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Non-consolidated Statement of Income

(From April 1, 2011 to March 31, 2012)

(¥ million)

Account item	Amount
Operating revenue
Dividend received	50
Management fee income	685	735

Operating expenses
General and administrative expenses		646

Operating income		89
Non-operating income
Interest income	49
Other	7	57

Non-operating expenses:
Interest expense	2
Other	0	2

Ordinary income		144

Income before income taxes		144
Income taxes:
Current		54

Net income		90

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Non-consolidated Statement of Changes in Net Assets

(From April 1, 2011 to March 31, 2012)

(¥ million)

	Shareholders’ equity							Total net assets
	Capital	Capital surplus		Retained earnings		Treasury stock	Total shareholders’ equity
		Legal capital surplus	Total capital surplus	Other retained earnings	Total retained earnings
				Retained earnings brought forward
Balance at the beginning of current period	20,000	21,406	21,406	10,666	10,666	(134)	51,938	51,938
Changes during the fiscal year
Dividend of surplus				(3,547)	(3,547)		(3,547)	(3,547)
Net income				90	90		90	90
Purchase of treasury stocks						(4)	(4)	(4)
Total changes during the fiscal year	—	—	—	(3,457)	(3,457)	(4)	(3,462)	(3,462)
Balance at March 31, 2012	20,000	21,406	21,406	7,209	7,209	(139)	48,476	48,476

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Notes to Non-consolidated Financial Statements

[Notes to Matters concerning Significant Accounting Policies]

1. Evaluation standards and methods for assets

Stocks of subsidiaries are evaluated at cost by the moving average method.

2. Accounting standard for accrued retirement benefits for directors and corporate auditors

Accrued retirement benefits for directors and corporate auditors are provided mainly at an amount estimated to be paid at the balance sheet dates based on the Company’s internal regulation.

3. Accounting method for consumption tax

Consumption taxes are excluded from the amounts reflected in the non-consolidated financial statements.

[Notes on Changes in Accounting Policies]

(Application of the “Accounting Standard for Earnings Per Share”)

From the fiscal year under review, the Company is applying the “Accounting Standard for Earnings Per Share” (ASBJ Statement No. 2, June 30, 2010), the “Implementation Guidance on Accounting Standard for Earnings Per Share” (ASBJ Guidance No. 4, released on June 30, 2010) and the “Practical Solution on Accounting for Earnings Per Share” (ASBJ PITF No. 9, June 30, 2010).

[Additional Information]

(Application of the “Accounting Standard for Accounting Changes and Error Corrections”)

Beginning from accounting changes and corrections of prior period errors which are made after the beginning of the fiscal year under review, the Company is applying the “Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Statement No. 24, December 4, 2009) and the “Guidance on Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Guidance No. 24, December 4, 2009).

[Notes to Balance Sheet]

1. Guarantee liability

The Company guarantees the following companies’ purchase liabilities:

JFE SHOJI CONSTRUCTION MATERIALS SALES CORPORATION	¥307 million
JFE SHOJI TRADE CORPORATION	¥295 million
JFE Shoji Trade Steel Construction Materials Corporation	¥168 million
JFE SHOJI PIPE&FITTING TRADE CORPORATION	¥17 million

Total	¥789 million

2. Monetary claims and liabilities to affiliated companies

Short-term monetary receivables	¥9,160 million
Short-term monetary payables	¥25 million

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[Notes to Statement of Income]

Transactions with affiliated companies

Operating transactions
Dividends income	¥50 million
Management fees	¥685 million
Transactions other than operating transactions	¥111 million

[Notes to Statement of Changes in Net Assets]

Type and the number of treasury stocks at the end of the current fiscal year

Common stock	275,699 shares

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[Notes to Tax Effect Accounting]

1. Breakdown of major factors that are recognized as deferred tax assets and liabilities

Deferred tax assets

Loss on valuation of stocks of subsidiaries and affiliates	¥1,224 million
Accrued retirement benefits for directors and corporate auditors	¥8 million
Other	¥3 million

Subtotal deferred tax assets	¥1,235 million
Valuation allowance	(¥1,224 million)

Total deferred tax assets	¥11 million

Net deferred tax assets	¥11 million

2. Adjustments of deferred tax assets and deferred tax liabilities due to the change in statutory effective tax rates

The “Act for Partial Revision of the Income Tax Act, etc. for the Purpose of Creating a Tax System Responding to Changes in Economic and Social Structures” and the “Act on Special Measures for Securing Financial Resources Necessary to Implement Measures for Reconstruction from the Great East Japan Earthquake” were issued on December 2, 2011 and statutory effective tax rates for the Company to calculate the amounts of deferred tax assets and deferred tax liabilities for the current fiscal year have been changed accordingly (although limited to those which are to be reversed after April 1, 2012.) from 41.0% in the last fiscal year to 38.0% from April 1, 2012 through March 31, 2015 and 36.0% from April 1, 2015 onward depending on the timing of the reversal of each temporary item.

Changes in corporate tax rates have no material impact on deferred tax assets.

[Notes to Transactions with Related Parties]

Subsidiaries, affiliates and others

Category	Company name	Head office	Capital (¥ million)	Description of business	Percentage of voting rights (%)	Relation to related party	Details of transactions	Amount (¥ million)	Item	Balance at the end of fiscal year (¥ million)
Subsidiary	JFE SHOJI TRADE CORPORATION	Chiyoda-ku, Tokyo	14,539	Steel and steel- peripheral business Real estate business	Direct 100.0	Interlocking directors	Management support	662	Management fees (Note)	—

(Note) The calculation of management fees is determined based on the “Contract on the Management of the JFE Shoji Group.”

[Notes to Per Share Data]

1. Net asset per share	¥204.97
2. Net income per share	¥0.38

[Notes to Subsequent Events]

Transactions under common control

(Merger between the Company and JFE SHOJI TRADE CORPORATION, the Company’s subsidiary)

The Company and JFE SHOJI TRADE CORPORATION, the Company’s wholly owned subsidiary, concluded a merger agreement on April 27, 2011 and JFE SHOJI TRADE CORPORATION merged with the Company as of April 1, 2012.

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1. Outline of transactions

1)	Name and nature of business concerned

Name of business: management control

Nature of business: group management strategy planning/control and peripheral business

2)	Business combination date

April 1, 2012

3)	Legal form of business combination

The Company was dissolved and ceased to exist due to absorption-type merger with JFE SHOJI TRADE CORPORATION being the surviving company.

4)	New company name after the combination

JFE SHOJI TRADE CORPORATION

5)	Other matters regarding outline of transactions

The Group saw the last year of its Second Medium-Term Management Plan that began in April 2009. To date, the Group has striven to strengthen its revenue base centering on the steel business and to promote the creation of a robust business foundation by addressing the improvement of financial standing, enhancement of human resources development and streamlining of operations.

The JFE Shoji Group has drawn up the “JFE Shoji Group Third Medium-Term Management Plan” covering the three years from April 2012 to March 2015. In this Medium-Term Management Plan, we have, as our management vision “pioneering new markets, while constantly taking up the challenge of becoming a Value Creating Company,” and to realize this vision, have set “Develop New Ground,” “Create New Value” and “Generate New Synergy” as action guidelines. At the same time, the Group plans to review the holding company structure, with a view to creating a streamlined organization centering on JFE SHOJI TRADE CORPORATION, which has the capability of fulfilling more speedy and flexible group management.

2. Outline of accounting procedures implemented

Definitions of transactions under common control, stipulated in the “Accounting Standard for Business Combinations” (ASBJ Statement No. 21, December 26, 2008) and the “Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures” (ASBJ Guidance No. 10, December 26, 2008) are applicable to this merger.

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Accounting Auditor’s Report on the Consolidated Financial Statements (copy)

Independent Auditors’ Report

May 11, 2012

The Board of Directors

JFE SHOJI TRADE CORPORATION

Ernst & Young ShinNihon LLC
Kazunori Tanigami
Certified Public Accountant
Designated and Engagement Partner
Yasuharu Nakajima
Certified Public Accountant
Designated and Engagement Partner
Shin Ichinose
Certified Public Accountant
Designated and Engagement Partner

Pursuant to Article 444, Section 4 of the Corporation Law, we have audited the accompanying consolidated financial statements, which comprise the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the notes to the consolidated financial statements of JFE SHOJI HOLDINGS, INC. (the “Company”) applicable to the fiscal year from April 1, 2011 through March 31, 2012.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

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We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and results of operations of the JFE Shoji Group, which consisted of the Company and consolidated subsidiaries, applicable to the fiscal year ended March 31, 2012 in conformity with accounting principles generally accepted in Japan.

Emphasis of Matter

1. As described in “Notes to Significant Subsequent Events,” JFE SHOJI HOLDINGS, INC. and JFE SHOJI

TRADE CORPORATION, a wholly-owned subsidiary, entered into a merger agreement on April 27, 2011, and JFE SHOJI TRADE CORPORATION acquired JFE SHOJI HOLDINGS, INC. as of April 1, 2012.

2. As described in “Notes to Significant Subsequent Events,” JFE Holdings, Inc. and JFE SHOJI TRADE CORPORATION resolved respectively at the meetings of the Board of Directors held on May 10, 2012, to implement a share exchange in which JFE Holdings, Inc. will be the wholly-owning parent and JFE SHOJI TRADE CORPORATION will be a wholly-owned subsidiary, and entered into a share exchange agreement.

The said matter does not affect the auditors’ opinion.

Conflicts of Interest

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

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Accounting Auditor’s Report on the Non-Consolidated Financial Statements (copy)

Independent Auditors’ Report

May 11, 2012

The Board of Directors

JFE SHOJI TRADE CORPORATION

Ernst & Young ShinNihon LLC
Kazunori Tanigami
Certified Public Accountant
Designated and Engagement Partner
Yasuharu Nakajima
Certified Public Accountant
Designated and Engagement Partner
Shin Ichinose
Certified Public Accountant
Designated and Engagement Partner

Pursuant to Article 436, Section 2, Paragraph 1 of the Corporation Law, we have audited the accompanying financial statements, which comprise the balance sheet, the statement of income, the statement of changes in net assets and the notes to the financial statements and the related supplementary schedules of JFE Shoji Holdings, Inc. (the “Company”) applicable to the 8th fiscal year from April 1, 2011 through March 31, 2012.

Management’s Responsibility for the Financial Statements and the Related Supplementary Schedules

Management is responsible for the preparation and fair presentation of the financial statements and the related supplementary schedules in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the financial statements and the related supplementary schedules that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements and the related supplementary schedules based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the related supplementary schedules are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements and the related supplementary schedules. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements and the related supplementary schedules, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements and the related supplementary schedules in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements and the related supplementary schedules.

I-3-93

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements and the related supplementary schedules referred to above present fairly, in all material respects, the financial position and results of operations of JFE Shoji Holdings, Inc., applicable to the fiscal year ended March 31, 2012 in conformity with accounting principles generally accepted in Japan.

Emphasis of Matter

As described in “Notes to Significant Subsequent Events”, JFE SHOJI HOLDINGS, INC. and JFE SHOJI TRADE CORPORATION, a wholly-owned subsidiary, entered into a merger agreement on April 27, 2011, and JFE SHOJI TRADE CORPORATION acquired JFE SHOJI HOLDINGS, INC. as of April 1, 2012.

The said matter does not affect the auditors’ opinion.

Conflicts of Interest

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

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Board of Corporate Auditors’ Report (copy)

Audit Report

Corporate Auditors and the Board of Corporate Auditors of JFE SHOJI TRADE CORPORATION, the surviving company, following deliberations concerning the audit of performance of duties by Directors of the Company for the 8th business year from April 1, 2011 to March 31, 2012, have prepared this audit report, and hereby report as follows:

1.	Auditing Method Used by Each Corporate Auditor and the Board of Corporate Auditors and Details Thereof

(1)	In accordance with the operational rules and procedures for Corporate Auditors established by the Board of Corporate Auditors, each Corporate Auditor endeavored to gather information and carried out audits according to the methods described below:

a.	Corporate Auditors received reports from the then Directors, Corporate Auditors and other relevant personnel regarding the performance of their duties, inspected important internal-approval documents, and examined the operations and financial position of the Company.

b.	Corporate Auditors monitored and examined the content of resolutions made by the Board of Directors regarding the establishment of systems to ensure that the performance of duties by the Directors will be in compliance with the laws and regulations of Japan and with the Company’s Articles of Incorporation and other systems as provided for in Article 100, Paragraphs 1 and 3 of the Enforcement Regulations of the Companies Act of Japan, the systems of which are necessary for ensuring that the Company’s business will be conducted properly. Moreover, Corporate Auditors monitored and examined the status of such systems that have been established in compliance with such resolutions (internal control systems).

With regard to the Company’s internal control over financial reporting, Corporate Auditors received reports on the assessment of such internal control from the Directors and other relevant personnel; reports on the status of audit thereof from Ernst & Young ShinNihon LLC, and also sought their explanations as necessary.

c.	The Corporate Auditors also monitored and examined whether the Accounting Auditor maintained its independence and implemented appropriate audits, as well as received reports from the Accounting Auditor regarding the performance of its duties and sought explanations as necessary. Corporate Auditors also received notification from the Accounting Auditor that a “System for ensuring appropriate execution of the duties of the Accounting Auditor” (as enumerated in each Item of Article 131 of the Company Accounting Regulation Ordinance) has been prepared in accordance with the “Quality Control Standards for Auditing” (issued by the Business Accounting Council on October 28, 2005) and other relevant standards, and sought explanations as necessary.

Based on the foregoing method, the Corporate Auditors and the Board of Corporate Auditors reviewed the business report and its supplementary schedules, the consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in net assets and notes to consolidated financial statements) as well as the non-consolidated financial statements (non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statement of changes in net assets and notes to non-consolidated financial statements) and supplementary schedules for the year ended March 31, 2012.

2.	Audit Results

(1)	Audit Results on the Business Report, etc.

a.	In our opinion, the business report and the supplementary schedules fairly represent the Company’s condition in conformity with the applicable laws and regulations of Japan as well as the Articles of Incorporation of the Company.

b.	We have found no evidence of misconduct or material facts in violation of the applicable laws and regulations, nor of any violation concerning the Articles of Incorporation of the Company, related to performance of duties by the Directors.

c.	In our opinion, the content of the resolutions of the Board of Directors regarding the internal control systems is appropriate. In addition, we have found no matters of note in regard to the performance of duties by the Directors regarding the internal control systems, including the internal control over financial reporting.

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(2)	Results of Audit of the Consolidated Financial Statements

In our opinion, the method and results of the audit used and conducted by Ernst & Young ShinNihon LLC, the Accounting Auditor, are appropriate.

(3)	Results of Audit of the Financial Statements and Supplementary Schedules

In our opinion, the method and results of the audit used and conducted by Ernst & Young ShinNihon LLC, the Accounting Auditor, are appropriate.

May 18, 2012

The Board of Corporate Auditors of JFE SHOJI TRADE CORPORATION

Outside Corporate Auditor (standing)	Tsutomu Yoshizato (Seal)
Outside Corporate Auditor (standing)	Makoto Hara (Seal)
Corporate Auditor (standing)	Yukio Terada (Seal)
Outside Corporate Auditor	Hideshi Iwai (Seal)

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[Reference Documents for the 64th Ordinary General Meeting of

Shareholders – Separate Materials]

Materials regarding Proposal No. 2 (Approval of Share Exchange Agreement of the Company and JFE Holdings, Inc.)

These materials belong to the wholly owning parent company in share exchange (JFE Holdings, Inc. (hereinafter called JFE Holdings)).

* These materials are pursuant to Article 184 of the Ordinance for Enforcement of the Companies Act.

Materials 1) The Articles of Incorporation of JFE Holdings (Pages 1–10)

The Articles of Incorporation of JFE Holdings and its proposed amendments

Materials 2) Contents of non-consolidated financial statements with regard to the final fiscal year (March 2012) of JFE Holdings (Pages 11–56)

The 10th BUSINESS REPORT

Consolidated Balance Sheet

Consolidated Statement of Income

Consolidated Statement of Changes in Net Assets

Notes to Consolidated Financial Statements

Non-consolidated Balance Sheet

Non-consolidated Statement of Income

Non-consolidated Statement of Changes in Net Assets

Notes to Non-consolidated Financial Statements

Accounting Auditor’s Report on the Consolidated Financial Statements (copy)

Accounting Auditor’s Report on the Non-Consolidated Financial Statements (copy)

Board of Corporate Auditors’ Report (copy)

JFE SHOJI TRADE CORPORATION

Materials 1) The Articles of Incorporation of JFE Holdings

ARTICLES OF INCORPORATION

OF

JFE HOLDINGS, INC.

CHAPTER I    GENERAL PROVISIONS

Article 1.	Trade Name

1. The name of the Company shall be JFE Holdings Kabushiki Kaisha.

2. In English the name of the Company shall be expressed as JFE Holdings, Inc.

Article 2.	Purposes

1. The purposes of the Company shall be to control and manage the business activities of domestic and foreign companies that undertake the following business, through the holding of shares or other equity interest in such companies:

(1)	Production and sale of iron and steel;

(2)	Production and sale of ferroalloy, non-ferrous metals and ceramics;

(3)	Mining, processing and sale of iron ore and other minerals;

(4)	Design, production, sale and repair of all types of ships and construction vehicles;

(5)	Design, production, sale and repair of industrial machinery and equipment (such as gas supply plants and iron and steelworks), environmental health facilities (such as waste disposal facilities and water treatment facilities) and all types of iron and steel structures (such as bridges and construction frames), as well as contracting for work related thereto;

(6)	Planning, design and management of civil engineering and construction work, and the contracting for work related thereto;

(7)	Sale, purchase, letting, leasing, brokerage and management of real property; and planning, design and management of urban development work, and contracting third parties to perform work relating thereto;

(8)	Production, processing and sale of chemical products such as tar, pitch, crude light oil, benzene, carbon products, engineering plastics, magnetic materials such as iron oxide and ferrite, catalysts and chemical fertilizers, and of the raw materials for such products;

(9)	Production and sale of computers, computer peripherals and components for electronic appliances;

(10)	Planning, development, sale and maintenance of data and telecommunication systems, and telecommunication business;

(11)	General and industrial waste disposal business and waste recycling business;

(12)	Supply of electricity;

(13)	Production and sale of gas;

(14)	Production, sale, export and import of medical equipment and related peripheral equipment;

(15)	Operation of facilities for study and training, medical treatment, sports and parking etc.; planning and holding of events; and general travel agency business;

(16)	Warehousing business, security business and comprehensive leasing business;

(17)	Sale, research and development of technology and know-how relating to any of the above subparagraphs, and accepting the delegatin of any of the foregoing; and

(18)	Any business incidental or relating to any of the above subparagraphs.

2. The Company engages in the business of money lending.

3. The Company may carry out any business incidental or relating to any of the above paragraphs.

Article 3.	Location of Head Office

The head office of the Company shall be located at Chiyoda-ku, Tokyo.

Article 4.	Organizations

The Company shall establish the following organizations.

(1)	Board of Directors

(2)	Corporate Auditor

(3)	Board of Corporate Auditors

(4)	Accounting Auditor

Article 5.	Method of Giving Public Notice

The means of public notices of the Company shall be electronic public notices. Provided, however, that if the Company is prevented from giving such public notices in the form of electronic public notices due to an accident or for some other unavoidable reasons, public notices shall be given in the Nihon Keizai Shimbun.

CHAPTER II    SHARES

Article 6.	Total Number of Authorized Shares

The total number of shares that may be issued by the Company shall be two billion, two hundred and ninety eight million (2,298,000,000) shares.

Article 7.	Acquiring of Own Shares

The Company may, in accordance with Paragraph 2 of Article 165 of the Corporate Law, and by resolution of the Board of Directors, acquire its own shares.

Article 8.	Share Unit Number

The Company shall deem one unit of shares to consist of one hundred (100) shares for which a shareholder may exercise a voting right at the General Meeting of Shareholders.

Article 9.	Increase of Share Less Than One Unit

Any shareholder of the Company holding share less than one unit may, in accordance with the rules prescribed by the Board of Directors, make a demand that the Company sell to that shareholder such number of shares as may, together with the number of such share less than one unit held, constitute the share unit number. Provided, however, that this shall not apply where the Company does not hold the sufficient number of its own shares to sell.

Article 10.	Shareholder Registry Administrator

1. The Company shall appoint a shareholder registry administrator.

2. The shareholder registry administrator and the place of business of the shareholder registry administrator shall be determined by the Board of Directors.

3. The preparation, storing and other administration of the shareholder registry and the registry of share options of the Company shall be contracted to the shareholder registry administrator, and not directly conducted by the Company itself.

Article 11.	Handling of Shares

The handling and fees of the shares of the Company shall be in accordance with the rules prescribed by the Board of Directors in addition to the law and regulation and the Articles of Incorporation.

CHAPTER III    GENERAL MEETINGS OF SHAREHOLDERS

Article 12.	Time and Location of Convocation

1. An Ordinary General Meeting of Shareholders shall be convened in June of each year, and an Extraordinary General Meeting of Shareholders may be convened from time to time whenever necessary.

2. The General Meeting of Shareholders shall be convened within the 23 wards of Tokyo.

Article 13.	Record Date of Ordinary General Meetings of Shareholders

Shareholders with voting rights whose names have been entered or recorded in the shareholder registry as of the close of business on March 31 each year shall be entitled to exercise voting rights at the Ordinary General Meeting of Shareholders relating to the business year on March 31 of the year concerned.

Article 14.	Person to Convene Meeting and Chairperson

The President-and-Director shall convene General Meetings of Shareholders in accordance with the resolutions of the Board of Directors, and shall serve as chairperson of such meetings. Provided, however, that if the President-and-Director is prevented from doing so, one of the other Directors shall convene and serve as chairperson for such meeting in the order previously fixed by the Board of Directors.

Article 15.	Disclosure of Reference Materials for General Meetings of Shareholders over the Internet and Deemed Provision

Upon convocation of the General Meetings of Shareholders, the Company may deem that the information in relation to items specified or indicated in the reference materials for General Meetings of Shareholders, business reports, financial statements and consolidated financial statements is provided to the shareholders by disclosing them using the Internet in accordance with the provisions in the ordinance of the Ministry of Justice.

Article 16.	Method of Resolutions

1. Unless otherwise provided for by law or regulation or the Articles of Incorporation, any resolution of General Meetings of Shareholders shall be adopted by a majority of the voting rights of the shareholders present thereat who may exercise their voting right.

2. The resolution mentioned in Paragraph 2, Article 309 of the Corporate Law shall be adopted by a vote of two-thirds (2/3) or more of the voting rights of those shareholders who attend the General Meetings of Shareholders, at which shareholders having not less than one-third (1/3) of the total voting rights of shareholders who may exercise their voting rights shall attend.

Article 17.	Exercise of Voting Rights by Proxy

A shareholder may exercise its voting rights at a General Meeting of Shareholders by one proxy who shall be a shareholder of the Company having voting rights. In such event, a power of attorney authorizing such proxy shall be presented in writing to the Company for each General Meeting of Shareholders.

Article 18.	Minutes

The substance of the proceedings of General Meetings of Shareholders, all resolutions made thereat and any other matters provided for by law and regulation shall be stated in minutes of the meetings.

CHAPTER IV    DIRECTORS AND BOARD OF DIRECTORS

Article 19.	Number

The Company shall have not more than twelve (12) Directors.

Article 20.	Election

1. The Directors shall be elected at a General Meeting of Shareholders.

2. The election of the Directors shall require the presence of shareholders having not less than one third (1/3) of the total voting rights of shareholders who may exercise their voting rights, and shall not be made by cumulative voting.

Article 21.	Term of Office

The term of office of each Director shall expire at the close of the Ordinary General Meeting of Shareholders relating to the last business year which ends within one (1) year after that Director’s election.

Article 22.	Representative Directors and Directors with Executive Powers

1. The Representative Directors shall be appointed by resolution of the Board of Directors.

2. One Chairman of the Board and one President-and-Director may be appointed by resolution of the Board of Directors.

Article 23.	Compensation and Other Allowance

The compensation, bonus and other property benefit for Directors received from the Company as consideration of their execution of duty (hereinafter referred to as “Compensation and other allowance”) shall be determined by resolution of the General Meeting of Shareholders.

Article 24.	Notice of Convocation

1. A notice of convocation of a meeting of the Board of Directors shall be sent three (3) days prior to the date of the meeting to each of the Directors and the Corporate Auditors. Provided, however, that in an emergency the notice period may be shortened.

2. A meeting of the Board of Directors may be held without following the convocation procedure with the unanimous consent of all the Directors and the Corporate Auditors.

Article 25.	Person to Convene Meeting and Chairperson

The Chairman of the Board shall convene meetings of the Board of Directors, and serve as chairperson of such meetings.

Provided, however, that if the Chairman of the Board is prevented from doing so, or such office is vacant, the President-and-Director or one of the other Directors as previously fixed by the Board of Directors shall act in his or her place in such order.

Article 26.	Method of Resolutions

Any resolution at the meeting of the Board of Directors shall be adopted by a majority vote of the Directors present thereat, provided that those Directors present shall constitute a majority of the Directors who may vote on the said resolution matter.

Article 27.	Omission of Resolution

The Company shall deem that a resolution of the Board of Directors to approve the resolution matter has been obtained if all of the Directors (limited to those who may vote on the said resolution matter) have consented to the said resolution matter in writing or in electromagnetic record. Provided, however, that this shall not apply if any Corporate Auditor has lodged an objection to the said resolution matter.

Article 28.	Minutes

The substance of the proceedings at the meetings of the Board of Directors, all resolutions made thereat and any other matters provided for by law and regulation shall be stated in minutes of meeting, and the Directors and Corporate Auditors present thereat shall affix their names and seals thereto.

Article 29.	Rules of the Board of Directors

Matters concerning the Board of Directors shall be in accordance with the rules prescribed by the Board of Directors.

Article 30.	Exemption of Directors from Liability

1. The Company may, in accordance with Paragraph 1 of Article 426 of the Corporate Law, and by resolution of the Board of Directors, exempt the Directors (including those who were Directors) from liability under Paragraph 1 of Article 423 of the Corporate Law, to the extent permitted by law and regulation.

2. The Company may, in accordance with Paragraph 1 of Article 427 of the Corporate Law, execute the agreement with the Outside Directors to limit the liability provided for in Paragraph 1 of Article 423 of the Corporate Law. Provided, however, that the maximum amount of the liability in accordance with the said agreement shall be the amount provided for by laws and regulations.

CHAPTER V    CORPORATE AUDITORS AND BOARD OF CORPORATE AUDITORS

Article 31.	Number

The Company shall have not more than six (6) Corporate Auditors.

Article 32.	Election

1. The Corporate Auditors shall be elected at a General Meeting of Shareholders.

2. The election of Corporate Auditors shall require the presence of shareholders having not less than one third (1/3) of the voting rights of shareholders who may exercise their voting rights.

Article 33.	Term of Office

The term of office of each Corporate Auditors shall expire at the close of the Ordinary General Meeting of Shareholders relating to the last business year which ends within four (4) years after that Corporate Auditor’s election.

Article 34.	Full-Time Corporate Auditors

Full-time Corporate Auditors shall be appointed by a resolution of the Board of Corporate Auditors.

Article 35.	Compensation and Other Allowance

The Compensation and other allowance for Corporate Auditors shall be determined by resolution of the General Meeting of Shareholders.

Article 36.	Notice of Convocation

1. A notice of convocation of a meeting of the Board of Corporate Auditors shall be sent three (3) days prior to the date of the meeting to each of the Corporate Auditors. Provided, however, that in an emergency the notice period may be shortened.

2. A meeting of the Board of Corporate Auditors may be held without following the convocation procedure with the unanimous consent of all the Corporate Auditors.

Article 37.	Person to Convene Meeting and Chairperson

A Corporate Auditor as determined in advance by the Board of Corporate Auditors shall convene meetings of the Board of Corporate Auditors, and serve as chairperson of such meetings. Provided, however, that where necessary one of the other Corporate Auditors may convene and serve as chairperson of the meeting.

Article 38.	Method of Resolutions

Unless otherwise provided for by law or regulation, any resolution at the meeting of the Board of Corporate Auditors shall be adopted by a majority vote of the Corporate Auditors in office.

Article 39.	Minutes

The substance of the proceedings at the meetings of the Board of Corporate Auditors, all resolutions made thereat and any other matters provided for by law and regulation shall be stated in minutes of meeting, and the Corporate Auditors present thereat shall affix their names and seals thereto.

Article 40.	Rules of the Board of Corporate Auditors

Matters concerning the Board of Corporate Auditors shall be in accordance with the rules prescribed by the Board of Corporate Auditors.

Article 41.	Exemption of Corporate Auditors from Liability

1. The Company may, in accordance with Paragraph 1 of Article 426 of the Corporate Law, and by resolution of the Board of Directors, exempt the Corporate Auditors (including those who were Corporate Auditors) from liability under Paragraph 1 of Article 423 of the Corporate Law, to the extent permitted by law and regulation.

2. The Company may, in accordance with Paragraph 1 of Article 427 of the Corporate Law, execute the agreement with the Outside Corporate Auditors to limit the liability provided for in Paragraph 1 of Article 423 of the Corporate Law. Provided, however, that the maximum amount of the liability in accordance with the said agreement shall be the amount provided for by law and regulation.

CHAPTER VI    ACCOUNTS

Article 42.	Business Year

The business year of the Company shall be one (1) year from April 1 of each year through March 31 of the immediately following year.

Article 43.	Dividends of Surplus

Dividends of surplus shall be paid to the shareholders or registered share pledgees whose names have been entered or recorded in the shareholder registry as of the close of business on March 31 each year.

Article 44.	Interim Dividends

The Company may, by resolution of the Board of Directors, pay dividends of surplus in accordance with the provision of Paragraph 5 of Article 454 of the Corporate Law to the shareholders or registered share pledgees whose names have been entered or recorded in the shareholder registry as of the close of business on September 30 each year.

Article 45.	Relief from Obligation to Pay Dividends

If any dividend assets that are monetary remain unreceived for three (3) full years from the commencement date for payment thereof, the Company shall be relieved of the obligation to pay such dividend.

- END -

Established: September 27, 2002

Amended: June 26, 2003 (Increase of Shares Less than One Unit to One Unit)

Amended: June 25, 2004 (Purchase of Own Shares by Resolution of Board of Director)

Amended: June 28, 2005 (Electronic Public Notice)

Amended: June 28, 2006 (Enforcement of the Corporate Law)

Amended: June 27, 2007 (Reduction of Directors’ Term of Office, Liability Limitation Agreement with Outside Directors)

Amended: June 25, 2009 (Computerization of Share Certificates)

Amended: January 6, 2010 (Deletion of the Supplementary Provisions)

Materials 2) Contents of non-consolidated financial statements with regard to the final fiscal year (March 2012) of JFE Holdings

Appendixes

Business Report for 10th Term

(From April 1, 2011 to March 31, 2012)

1.	Overview of the Corporate Group

(1)	Business progress and results, and tasks requiring attention

[Performance of the Group]

The JFE Group, guided by its corporate mission of contributing to society with the world’s most innovative technology, continued to achieve sustainable growth and improved corporate value for its shareholders and all other stakeholders.

Although the Japanese economy has rebounded from the effect of its downturn following the Great East Japan Earthquake in the 10th term, it remains plagued by the global economic slowdown and the strength of the yen. Against this backdrop, in addition to further strengthening profitability improvement measures, the JFE Group endeavored to enhance its overseas sales bases to obtain overseas demand and satisfy social needs arising from reconstruction in the earthquake’s aftermath. However, the Group recorded results worse than those of the previous year and, while maintaining consolidated ordinary income, it reported a consolidated net loss along with an extraordinary losses.

Each operating company has developed their activities suited to their business characteristics and the environments surrounding them.

<Performance of JFE Steel Corporation>

JFE Steel Corporation, despite its efforts to expand sales, saw consolidated crude steel output fall year on year to 29.24 million tons due to significant decreases in domestic and international demand.

Consolidated net sales were 2,714.4 billion yen, which, despite higher selling prices, was almost equal to the prior-year level, due to decreased sales volume.

Despite continuing profitability improvement measures, consolidated ordinary income decreased to 25.7 billion yen due to a sharp increase in raw materials costs.

<Performance of JFE Engineering Corporation>

JFE Engineering Corporation saw consolidated net sales increase year on year to 278.7 billion yen as a result of efforts to increase orders received, mainly for large scale projects in the fields of environment and energy domestically and overseas, part of which contributed to results for the 10th term. Efforts to maintain profitability by drastic cost reductions resulted in consolidated ordinary income of 14.3 billion yen; an increase from the level in the prior year.

<Performance of Universal Shipbuilding Corporation>

Universal Shipbuilding Corporation saw consolidated net sales increase year on year to 214.6 billion yen on delivery of 28 new vessels. Although a decrease from the level in the prior year due to allowance for losses on construction projects, profitability improvement measures contributed to consolidated ordinary income of 15.6 billion yen and consolidated ordinary income, including goodwill amortization from the shipbuilding business, of 12.2 billion yen.

<Performance of Kawasaki Microelectronics, Inc.>

Kawasaki Microelectronics, Inc. saw consolidated net sales fall to 21.4 billion yen due to lower sales prices and yen appreciation, despite increased sales volume. As a result of our efforts to reduce general and administrative expenses, consolidated ordinary income was 1.5 billion yen, reaching nearly the same level as the prior year.

<Consolidated business results of the Group>

As a result of the above developments, on a consolidated basis including JFE Holdings, Inc.’s non-consolidated results, the Group saw consolidated net sales of 3,166.5 billion yen, almost the same as those of the previous year, while consolidated operating income decreased to 44.7 billion yen and consolidated ordinary income to 52.9billion yen.

Net extraordinary loss was 124.8 billion yen, primarily as a result of loss on valuation of investment securities caused by the sluggish stock market as the Group has invested in overseas projects as part of its growth strategy. These led to consolidated losses before income taxes and minority interests of 71.8 billion yen and consolidated net losses of 36.6 billion yen.

<Non-consolidated operating results>

During the 10th term, JFE Holdings, Inc. received total management fee income of 2.7 billion yen from four operating companies.

As a result, on a non-consolidated basis, JFE Holdings, Inc. recorded operating income of 0.6 billion yen, ordinary income of 0.6 billion yen and net income of 0.3 billion yen.

JFE Holdings, Inc. considers the return to shareholders to be among its top management priorities and has a policy of proactively distributing dividends from surplus while maintaining a sustainable operational base for the Group. As for year-end dividends, considering consolidated ordinary income levels while reporting consolidated net losses, at this General Meeting of Shareholders Meeting, JFE Holdings, Inc. intends to propose a year-end dividend of 10 yen per share, which together with the interim dividend of 10 yen, will result in a full-year dividend of 20 yen per share for the 10th term.

[Tasks requiring attention]

<Business environment and measures implemented>

The JFE Group has been facing a harsh business environment due to several factors, including the global economic recession caused by the European debt crisis, the strong yen, the effects of Japanese manufacturers shifting their domestic bases to overseas locations and expanding their overseas procurements, and the anticipated impact on operations caused by electricity supply constraints after the Great East Japan Earthquake.

Under such conditions, the JFE Group has implemented a variety of measures to respond to the situation and launched strategic initiatives to achieve new growth.

JFE Shoji Trade Corporation, an equity method affiliate of JFE Steel, will, through a share exchange using treasury shares of JFE Holdings, Inc., become a wholly owned subsidiary of JFE Holdings, Inc. on October 1, 2012. JFE Shoji Trade Corporation’s special capabilities in areas such as market research, marketing and project management, will be leveraged by the Group as a whole. Also, the Group will strive to improve its competitiveness both in the Japanese and international steel markets by strengthening and streamlining its overall supply chain covering everything from raw materials procurement, production and processing to distribution, and by globally expanding its supply chain.

Universal Shipbuilding Corporation reached an agreement on basic items for integration with IHI Marine United Inc., which was also agreed to by their stockholders, JFE Holdings, Inc., IHI Corporation and Hitachi Zosen Corporation. The two companies are scheduled to merge on October 1, 2012, with Universal Shipbuilding Corporation as the surviving company and, rebranded as Japan Marine United Inc., will continue to seek to realize strategies for further growth as an established industry leader with cross-industry capabilities.

Aiming to enhance the Group’s technological competitiveness and business growth in the future, JFE Holdings, Inc. has made a decision to transfer all the shares issued by Kawasaki Microelectronics, Inc. to MegaChips Corporation around the end of June 2012. As a result of this, Kawasaki Microelectronics will become a wholly owned subsidiary of MegaChips Corporation.

<Group-wide measures under the fourth medium-term business plan>

The JFE Group, which celebrates its 10th anniversary this year, has issued its fourth medium-term business plan as a strategic operating guideline for the period from April 1, 2012 to March 31, 2015. Under this plan, the Group will return to its starting point to establish a corporate structure for sustainable growth by strengthening its domestic profit base and developing innovative technologies and groundbreaking products.

It will also strive for new growth in the global market by building up resources, mainly in emerging countries expected to achieve high growth over the medium to long term. Through such efforts, the Group aims to achieve consolidated net sales of 4,000 billion yen and an ordinary income to net sales ratio of 10% in fiscal 2014, the final year of this business plan.

In particular, the Group will first implement cost cutting and expand its business fields and strengthen competitiveness through business alliances and M&A to develop a more viable domestic profit base.

Next, the Group will develop innovative technologies looking ahead 10 years in order to enhance corporate value by leveraging its technological advantages. In new product development, it will more promptly and precisely meet customer needs and rapidly develop groundbreaking products. In addition, it will develop both process technologies that lead to deeper cost cutting and fundamental and applied technologies that lead to a stronger JFE brand.

Furthermore, the Group will, by penetrating global markets more widely, particularly markets with growth potential and by expanding its overseas bases and maximizing the synergistic effects of leveraging JFE Shoji Trade Corporation’s network, aim to provide products and services that meet the specific needs of individual customers. The Group will expand its presence in the global market through enhancement of overseas production, alliances with business partners and M&A.

The Group will strive to establish corporate structure to achieve sustainable growth by strengthening its corporate social responsibility initiatives, corporate governance, and environmental management and by nurturing globally diversified human resources, as well as improving its financial position and returning profits to shareholders.

<Measures to be taken by operating companies>

To expand sales, JFE Steel will develop new products and, make efforts focused on ensuring that products offer competitive advantages over those of other steelmakers in emerging markets as strategies of selling and providing products chosen by customers. The company will strive to deliver consistent services and support, ranging from product design to manufacturing, distribution and quality assurance.

In addition, in pursuing the world’s leading high-technology and strengthening the cost competitiveness, JFE Steel will thoroughly improve the efficiency of its upstream operations and raise productivity to establish production frameworks capable of responding more flexibly to demand fluctuations. Closer collaboration with JFE Shoji Trade Corporation is expected to lead to enhanced efficiency and lower costs of domestic distribution.

At the same time as it accelerates expansion into overseas markets, JFE Steel will place its strategic priority on shifting from the current export-driven business model to one that combines exports and overseas local production, including expanding overseas manufacturing bases. It will study the feasibility of building and operating an integrated steelworks in Vietnam.

To more competitively procure raw materials, JFE Steel will increase its self-sufficiency ratio in raw materials to 30%, and will enhance its capability to adjust procurement volumes on a timely basis in response to fluctuating production.

JFE Engineering Corporation will continue to actively develop its business, mainly in the areas of the environment and energy. In particular, in Japan, the company will focus on earthquake recovery measures in addition to its traditional urban environmental business, and make effective proposals including a renewable energy generation system to address the electricity supply shortage problem. In overseas markets, it will make an effort to acquire more orders by providing solutions to urban environmental problems emerging in Southeast Asia and South Europe in particular.

Universal Shipbuilding will improve its product development capabilities by leveraging its integration with IHI Marine United. It will enhance its product portfolio and shorten its development periods. The company will also strive to improve productivity and cut costs by aggregating ship types in shipyards and by strengthening its materials and machinery purchasing capabilities. Moreover, to compete with Chinese and Korean shipbuilders, the company will focus on responding to changing customer needs with more flexible designs and production, accelerating technology development to ensure the competitive advantages of products, such as those for energy savings and environmental protection, and maintaining and improving the company’s world-class product quality and cost competitiveness, by focusing strategically on growth markets, green technology and industry-leading competitiveness.

To steadily and reliably carry out the management tasks of the JFE Group, JFE Holdings, Inc. strives for efficient operation while reinforcing its function as the key entity for group management and sound corporate governance, both of which serve shareholders’ interests.

In November 2010, JFE Engineering was ordered by the Fair Trade Commission to pay a surcharge for violating the Antimonopoly Act in connection with its construction of a waste incineration facility. In December 2010, the company appealed to the Tokyo High Court to dismiss the Commission’s decision. In October 2011, the Tokyo High Court rejected the company’s appeal, and the company filed an appeal with the Supreme Court in November 2011.

The JFE Group is determined to continue its group-wide efforts for adherence to thorough compliance, a further commitment to environmental issues and enhanced safety, all of which help strengthen our relationships with society, to promote the sustainable development of the Group and maximize corporate value for every stakeholder including shareholders.

We appreciate the continued understanding, support and encouragement of our shareholders.

(2)	Production, order received and sales

The production, order received and sales of JFE Holdings, Inc. and its consolidated subsidiaries during the 10th term were as follows;

1) Production		(Thousand tons)
Business	9th term FY2010	10th term FY2011	Change (%)
Steel business (crude steel output)	31,472	29,235	-7.1

2) Order received		(Millions of yen)
Business	9th term FY2010	10th term FY2011	Change (%)
Engineering business	256,475	351,934	37.2
Shipbuilding business	81,555	122,703	50.5

3) Sales		(Millions of yen)
Business	9th term FY2010	10th term FY2011	Change (%)
Steel business	2,747,423	2,714,477	-1.2
Engineering business	265,112	278,777	5.2
Shipbuilding business	210,812	214,632	1.8
Urban development business	13,379	—	—
LSI business	24,176	21,413	-11.4
Eliminations or Corporate	(65,345)	(62,789)	—
Total	3,195,560	3,166,511	-0.9

(3)	Capital expenditure

Total amount of capital expenditure of JFE Holdings, Inc. and its consolidated subsidiaries during the 10th term was 197.4 billion yen and the major expenditure was as follows;

1)	Major facility completed during the 10th term

Steel Business

JFE Steel Corporation

West Japan Works	(Fukuyama)	Revamp of No.3 Blast Furnace

2)	Major ongoing facility during the 10th term

Not applicable

(4)	Fund procurement

JFE Holdings, Inc. and its consolidated subsidiaries raised necessary funds through long-term loans and issuance of straight bonds. The total amount is 405.5 billion yen.

The balance of loan payable and corporate bonds increased by 97.2 billion yen year-on-year to 1,593.6 billion yen.

(5)	Assets and operating results

1) Consolidated assets and operating results of JFE Holdings, Inc.			(Millions of yen)

Item	7th term FY2008	8th term FY2009	9th term FY2010	10th term FY2011
Net sales	3,908,282	2,844,356	3,195,560	3,166,511
Operating income	407,806	88,775	182,810	44,779
Ordinary income	400,562	69,289	165,805	52,977
Net income	194,229	45,659	58,608	(36,633)
Net income per share (yen)	355.64	86.35	110.73	(68.71)
Net assets	1,378,041	1,465,898	1,478,310	1,456,340
Total assets	4,328,901	3,918,317	3,976,644	4,007,263

(Note) Figures in brackets denote losses.

2) Assets and operating results of JFE Holdings, Inc.			(Millions of yen)
Item	7th term FY2008	8th term FY2009	9th term FY2010	10th term FY2011
Operating revenue	126,705	24,110	28,092	19,125
Operating income	101,818	2,589	8,436	625
Ordinary income	101,818	2,585	8,309	625
Net income	89,478	1,069	8,072	338
Net income per share (yen)	163.75	2.02	15.24	0.63
Net assets	1,057,113	1,042,057	1,035,031	1,032,968
Total assets	2,743,871	2,509,746	2,633,557	2,685,253

(6)	Major lines of business (As of March 31, 2012)

1)	JFE Holdings, Inc

Control and administration of operating companies engaged in the steel, engineering, shipbuilding and other businesses by holding shares thereof

2)	Steel Business (JFE Steel Corporation and its affiliated companies)

Manufacture and sales of various steel products, steel processed products and raw materials, etc., as well as transportation business and peripheral businesses such as the equipment maintenance and equipment work businesses

(Major products and services)

Steel products and semi-finished products (hot-rolled steel sheets, cold-rolled steel sheets, surface-treated steel sheets, steel plates, steel shapes, H-shapes, sheet piles, rails, seamless steel pipes, forge welded steel pipes, electric resistance welded steel pipes, rectangular steel pipes, arc-welded steel pipes, electrical steel sheets, stainless sheets, steel bars, wire rods, slabs), titanium products, steel processed products, solar cell materials, chemical products, formed and fabricated products, various containers, mining and mineral products, iron and steel slag products, functional materials, ferroalloy, various refractories, furnace construction works, various transportation and warehousing, civil engineering and construction works, equipment management and construction works, electric works, telecommunications works, thermal power generation, gas, temporary construction materials, real estate, insurance agency business, various service businesses, steel structures, various computer systems, material analysis, environmental research, technical information surveys, support for intellectual properties, etc.

3)	Engineering Business (JFE Engineering Corporation and its affiliated companies)

Engineering business regarding energy, urban environment, recycling, steel structures, industrial machineries, etc.

(Major products and services)

Gas, oil, and water pipelines; LNG/LPG low-temperature storage and various tanks; municipal waste incinerator; water treatment systems; recycling services for waste plastics, etc.; steel structures for bridges, port and harbor structures and building frames; industrial machineries such as logistic systems, engines, shield tunneling machine and ballast water treatment system; pig iron making, steel making and mini-mill related plants; new energy-saving air-conditioning systems; quick chargers for electric vehicles, etc.

4)	Shipbuilding Business (Universal Shipbuilding Corporation and its affiliated companies)

Design, manufacture, sales and repair of merchant ships and various naval vessels, etc.

(Major products)

Large-sized merchant ships (e.g., tankers, bulk carriers, ore carriers, LNG carriers, LPG carriers), large offshore structures, offshore vessels, escort vessels, supply vessels, landing crafts, minesweepers, patrol vessels, icebreakers and other various vessels, defense equipment, marine equipment, industrial robots, etc.

5)	LSI Business (Kawasaki Microelectronics, Inc., and its affiliated companies)

Manufacture and sales of various LSI products, etc.

(Major products)

Semiconductor products focused on application specific integrated circuits (ASIC), etc.

(Note)

As for its LSI business, around the end of June 2012, JFE Holdings, Inc. will transfer all shares issued by Kawasaki Microelectronics, Inc. to MegaChips Corporation.

(7)	Major sales offices, works and overseas offices (As of March 31, 2012)

1)	JFE Holdings, Inc.

Head office	Head office (Chiyoda, Tokyo)

2)	Steel Business (JFE Steel Corporation)

Head office	Head office (Chiyoda, Tokyo)

Domestic sales offices	Osaka, Nagoya, Hokkaido (Sapporo), Tohoku (Sendai), Niigata, Hokuriku (Toyama), Chugoku (Hiroshima), Shikoku (Takamatsu), Kyusyu (Fukuoka), Chiba, Kanagawa (Yokohama), Shizuoka, Okayama, and Okinawa (Naha)

Steel works	East Japan Works (Chiba and Kawasaki), West Japan Works (Kurashiki and Fukuyama) and Chita Works (Handa)

Research laboratories	Steel Research Laboratories (Chiba, Kawasaki, Handa, Kurashiki and Fukuyama)

Overseas offices	New York, Houston, Brisbane, Brazil, London, Dubai, New Delhi, Mumbai, Singapore, Bangkok, Vietnam, Jakarta, Manila, Seoul, Beijing, Shanghai and Guangzhou

3)	Engineering Business (JFE Engineering Corporation)

Head offices	Tokyo head office (Chiyoda, Tokyo) and Yokohama head office

Domestic sales offices	Hokkaido (Sapporo), Doto (Kushiro), Tohoku (Sendai), Aomori (Hachinohe), Akita, Chiba, Tokyo (Chiyoda, Tokyo), Yokohama, Kawasaki, Niigata, Toyama, Nagoya, Shizuoka, Osaka, Kobe, Shikoku (Takamatu), Chugoku (Hiroshima), Yamaguchi (Hofu), Kyusyu (Fukuoka), Kumamoto and Okinawa (Naha)

Production bases	Tsurumi Engineering and Manufacturing Center (Yokohama), Tsu Works and Shimizu Works (Shizuoka)

Research laboratory	Technical research centre (Yokohama)

Overseas offices	Yangon, Hanoi, Ho Chi Minh, Manila, Malaysia, Singapore, Indonesia, India, Australia, Rome, Frankfurt, U.S.A., Hong Kong, Shanghai and Beijing

4)	Shipbuilding Business (Universal Shipbuilding Corporation)

Head office	Head office (Kawasaki)

Shipyards	Keihin (Yokohama), Tsu, Maizuru, Innoshima (Onomichi) and Ariake (Tamana-gun, Kumamoto)

Research laboratory	Technical research center (Tsu)

Overseas office	London and Dalian

5)	LSI Business (Kawasaki Microelectronics, Inc.)

Head office	Head office (Chiba)

Overseas offices	U.S.A., Taiwan and India

(Note)

1.	Overseas offices include overseas subsidiaries.
2.	As for its LSI business, around the end of June 2012, JFE Holdings, Inc. will transfer all shares issued by Kawasaki Microelectronics, Inc. to MegaChips Corporation.

Major affiliated companies and their head office locations are listed in (9) Significant Subsidiaries on page 10.

(8)	Employees (As of March 31, 2012)

Numbers of employees of JFE Holdings, Inc. and its consolidated subsidiaries are as follows.

1)	Employees of JFE Holdings, Inc. and consolidated subsidiaries

Business	Number of employees
Steel business	42,571
Engineering business	7,443
Shipbuilding business	3,647
LSI business	424
Corporate	48

Total	54,133

(Note)

1.	Those that fall under the Corporate above are the employees of JFE Holdings, Inc.
2.	As for its LSI business, around the end of June 2012, JFE Holdings, Inc. will transfer all shares issued by Kawasaki Microelectronics, Inc. to MegaChips Corporation.

2)	Employees of JFE Holdings, Inc.

Number of employees	Year-on-year increase	Average age (years old)	Average years of service
48	2	44.1	21.7

(Note)

For those dispatched from JFE Steel Corporation and JFE Engineering Corporation, the aggregated years of service for both companies are adopted to the calculation for the average years of service.

(9)	Significant subsidiaries (As of March 31, 2012)

1) Significant subsidiaries		(*Stocks indirectly held by subsidiary companies are included.)

Name	Head Office Location	Description of business	Capital (Millions of yen)	Voting rights ratio (%)
[Steel business]
JFE Steel Corporation	Chiyoda, Tokyo	Manufacture and sales of steel products	239,644	100.0
JFE Bars & Shapes Corporation	Minato, Tokyo	Manufacture and sales of steel shapes, steel bars and wire rod products	45,000	*100.0
JFE Chemical Corporation	Taito, Tokyo	Manufacture and sales of chemical products	6,000	*100.0
Daiwa Steel Corporation	Osaka	Manufacture of steel bars using an electric furnace and their sales	5,050	*94.7
JFE Metal Products & Engineering Inc.	Chuo, Tokyo	Manufacture, processing and sales of secondary steel products	5,000	*96.4
JFE Galvanizing & Coating Co., Ltd	Shinagawa, Tokyo	Manufacture, processing and sales of secondary steel products	5,000	*100.0
JFE Logistics Corporation	Chiyoda, Tokyo	Various transportation and warehousing businesses	4,000	*89.1
JFE Container Co., Ltd.	Chiyoda, Tokyo	Manufacture and sales of various containers	2,365	*54.2
JFE Civil Engineering & Construction Corp.	Taito, Tokyo	Contracting for civil engineering and construction works	2,300	*100.0
JFE Mineral Company, Ltd.	Minato, Tokyo	Mining and manufacture, processing and sales of mineral products, and manufacture and sales of iron and steel slag and functional materials	2,000	*100.0
JFE Life Corporation	Taito, Tokyo	Real estate, insurance agency and various service businesses	2,000	*99.9
JFE Mechanical Co., Ltd.	Taito, Tokyo	Manufacture and sales of machinery and equipment, and contracting for equipment management and construction works	1,700	*93.8
JFE Welded Pipe Manufacturing Co., Ltd.	Ichihara, Chiba	Manufacture and sales of electric resistance welded steel pipes	1,437	*98.7
JFE Systems, Inc.	Sumida, Tokyo	Development and sales of various computer systems	1,390	*67.7
Mizushima Ferroalloy Co., Ltd.	Kurashiki, Okayama	Manufacture and sales of ferroalloy	1,257	*93.8
JFE Pipe Fitting Mfg. Co., Ltd.	Kishiwada, Osaka	Manufacture and sales of steel pipe joints	958	*86.6
JFE Kozai Corporation	Chuo, Tokyo	Shearing and fusing of steel plates/sheets, and sales of steel materials	488	*94.5
JFE Material Co., Ltd.	Imizu, Toyama	Manufacture and sales of ferroalloy	450	*100.0
JFE Precision Co.	Niigata	Manufacture and sales of formed and fabricated materials	450	*100.0

Name	Head Office Location	Description of business	Capital (Millions of yen)	Voting rights ratio (%)
River Steel Co., Ltd.	Yokohama	Processing and sales of steel products, and contracting for civil engineering and construction works	450	*90.0
Toyohira Steel Corporation	Sapporo	Manufacture of steel bars using an electric furnace and their sales, and manufacture and sales of various steel structures	450	*100.0
JEF Electrical & Control Systems, Inc.	Kobe	Contracting for electric works, telecommunications works and equipment management	400	*100.0
JFE Electrical Steel Co., Ltd.	Osaka	Processing and sales of electrical steel sheets	400	*100.0
Tohoku Steel Corporation	Sendai	Manufacture of steel bars using an electric furnace and their sales	300	*94.2
JFE Techno-Research Corporation	Chuo, Tokyo	Material analysis, environmental research, technical information surveys and support for intellectual properties	100	*100.0
JFE Steel Australia Resources Pty Ltd.	Brisbane, Australia	Investments in coal mines and the iron ore mining business in Australia	AUD 460 mil	*100.0
Philippine Sinter Corporation	Manila, Philippine	Manufacture and sales of sintered ore	PHP 500 mil	*100.0
Thai Coated Steel Sheet Co., Ltd.	Bangkok, Thailand	Manufacture and sales of electrogalvanized steel products	THB 2,206 mil	*81.4

[Engineering business]
JFE Engineering Corporation	Chiyoda, Tokyo	Engineering business	10,000	100.0
JFE Kankyo Corporation	Yokohama	Total recycling business	650	*100.0
JFE Environmental Service Corporation	Yokohama	Operation and maintenance of waste disposal facilities, water treatment facilities, etc.	97	*100.0

[Shipbuilding business]
Universal Shipbuilding Corporation	Kawasaki	Design, manufacture, sales and repair of vessels	25,000	84.9

[LSI business]
Kawasaki Microelectronics, Inc.	Chiba	Design, manufacture and sales of semiconductor integrated circuits	5,046	100.0

•

The four companies, JFE Bars & Shapes Corporation, Daiwa Steel Corporation, Toyohira Steel Corporation and Tohoku Steel Corporation, were merged on April 1, 2012, leaving JFE Bars & Shapes Corporation as the one surviving company.

•	Around the end of June 2012, JFE Holdings, Inc. will transfer all shares issued by Kawasaki Microelectronics, Inc. to MegaChips Corporation.

•

Universal Shipbuilding Corporation is scheduled to merge with IHI Marine United Inc. on October 1, 2012, where Universal Shipbuilding Corporation will remain as the surviving company, to form Japan Marine United Inc.

•	The consolidated subsidiaries totaled 194, including the companies stated above, during the 10th term.

2) Significant affiliates		(*Stocks indirectly held by subsidiary companies are included.)

Name	Head Office Location	Description of business	Capital (Millions of yen)	Voting rights ratio (%)
[Steel business]
Brazil Japan Iron Ore Corporation	Minato, Tokyo	Investment in the iron ore mining business in Brazil	118,348	*28.5
Japan-Brazil Niobium Corporation	Minato, Tokyo	Investment in the niobium mining business in Brazil	37,272	*25.0
JFE Shoji Holdings, Inc.	Osaka	Planning and management of business strategies of the JFE Shoji Group, as well as their auxiliary businesses	20,000	*39.5
Setouchi Joint Thermal Power Co., Ltd.	Fukuyama, Hiroshima	Wholesale of electricity resulting from thermal power generation	5,000	*50.0
Gecoss Corporation	Chuo, Tokyo	Rental and sales of temporary construction materials	4,397	*39.4
Shinagawa Refractories Co., Ltd.	Chiyoda, Tokyo	Manufacture and sales of various refractories, and contracting for furnace construction works	3,300	*33.8
Nippon Chuzo K.K.	Kawasaki	Manufacture and sales of cast steel products, etc.	2,102	*42.1
Nippon Chutetsukan K.K.	Chuo, Tokyo	Manufacture and sales of cast-iron pipes	1,855	*29.3
Exa Corporation	Kawasaki	Development and sales of various computer systems	1,250	*49.0
K.K. JFE Sanso Center	Fukuyama, Hiroshima	Manufacture and sales of oxygen, nitrogen and argon gases, etc.	90	*40.0
Dongkuk Steel Mill Co., Ltd.	Seoul, South Korea	Manufacture and sales of steel products	KRW 421,185 mil	*15.2
Guangzhou JFE Steel Sheet Co., Ltd.	Guangzhou, China	Manufacture and sales of cold-rolled and hot-dip zinc galvanized steel sheets	CNY 3,191 mil	*50.0
Thai Cold Rolled Steel Sheet Public Co., Ltd.	Bangkok, Thailand	Manufacture and sales of cold-rolled steel sheets	THB 10,703 mil	*22.4
JSW Steel Ltd.	Mumbai, India	Manufacture and sales of steel products	INR 5,631 mil	*15.0
California Steel Industries, Inc.	Fontana, U.S.	Manufacture and sales of steel products	USD 40 mil	*50.0

[Engineering business]
Takeei Co., Ltd.	Minato, Tokyo	Waste disposal and recycling	4,139	*21.0
JP Steel Plantech Co.	Yokohama	Design, manufacture and installation of ironmaking machinery, etc.	1,995	*25.6
NKK Tubes K. K.	Kawasaki	Manufacture and sales of seamless steel pipes	1,595	*49.0

•	Effective from the 10th term, Japan-Brazil Niobium Corporation and JSW Steel Ltd. have been included in the above category “Significant affiliates.”

•

JFE Shoji Holdings, Inc. merged with JFE Shoji Trade Corporation on April 1, 2012, and JFE Shoji Trade Corporation after merger will become a wholly owned subsidiary of JFE Holdings, Inc. through a share exchange on October 1, 2012.

•	The equity method affiliates totaled 47, including the companies stated above, during the 10th term.

(10)	Major lenders (As of March 31, 2012)

The major lenders of JFE Holdings, Inc. and consolidated subsidiaries are as follows.

Name	Loan balance (Millions of yen)
Mizuho Corporate Bank, Ltd.	106,012
Nippon Life Insurance Company	65,225
Sumitomo Mitsui Banking Corporation	51,950
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	51,350

(11)	Other significant matters regarding the Corporate Group’s status

The Company resolved at the meeting of the Board of Directors held on May 10, 2012 to implement a share exchange (the “Share Exchange”) with JFE Shoji Trade Corporation, Shoji Trade Corporation, a wholly owned subsidiary company in the share exchange, the effective date of which will be October 1, 2012, and concluded a share exchange agreement.

Treasury shares held by the Company will be allotted to the shareholders of JFE Shoji Trade Corporation as a compensation for the Share Exchange. Details of the allotment of shares pertaining to the Share Exchange are as follows.

Company Name	JFE Holdings Inc. (wholly owning parent company in share exchange)	JFE Shoji Trade Corporation (wholly owned subsidiary company in share exchange)
Share exchange ratio	1	0.268
Number of JFE Holdings, Inc.’s shares to be delivered upon the Share Exchange	Common stock: 63,382,537 shares (scheduled)

(Note)

0.268 shares of the JFE Holdings, Inc. common stock will be allotted and delivered per share of the JFE Shoji Trade Corporation common stock.

2.	JFE Holdings, Inc.’s Share (As of March 31, 2012)

(1)	Number of shares	Total number of shares authorized to be issued	2,298,000,000
		Total number of shares issued	614,438,399
		(Number of shares of treasury stock included	74,908,576)

(2)	Total number of shareholders		309,395

(3)	Major shareholders

Name	Number of Shares Held (Thousand shares)	Shareholding ratio (%)
The Master Trust Bank of Japan, Ltd. (trust account)	40,085	7.4
Japan Trustee Services Bank, Ltd. (trust account)	33,566	6.2
Nippon Life Insurance Company	22,639	4.2
Mizuho Corporate Bank, Ltd.	14,351	2.7
The Dai-ichi Life Insurance Company, Limited	12,788	2.4
SSBT OD05 OMNIBUS Account-Treaty Clients	11,307	2.1
Tokio Marine & Nichido Fire Insurance Co., Ltd.	9,975	1.9
Japan Trustee Services Bank, Ltd. (trust account 9)	9,289	1.7
Sompo Japan Insurance Inc.	7,998	1.5
Isuzu Motors Limited	7,434	1.4

(Note)

In addition to the above, the Company retains 74,908,576 treasury shares. The treasury shares are not included in the shareholding ratio calculation.

3.	Subscription Rights to Shares

Subscription rights that are already issued (As of March 31, 2012)

The first series of unsecured mandatorily acquirable subordinated convertible bonds

Date of issue	Number of subscription rights	Type and number of shares	Issue Price	Exercise Price	Exercise Period
March 17, 2008	300	Common stock 35,169,988	No charge	8,530 yen	From March 17, 2008 to July 22, 2013

4.	Directors and Corporate Auditors

(1) Directors and Corporate Auditors	(As of March 31, 2012)

Position	Name	Significant concurrent position
Representative Director, President and CEO	Hajime Bada	Chairman of the Board of Directors, JFE 21st Century Foundation
Representative Director	Eiji Hayashida	Representative Director, President and CEO, JFE Steel Corporation
Representative Director	Yoshio Ishikawa	Director, JFE Steel Corporation
Director	Sumiyuki Kishimoto	Representative Director, President and CEO, JFE Engineering Corporation
Director	Akimitsu Ashida	Representative Director, President Executive Officer of Mitsui O.S.K. Lines, Ltd.
Director	Masafumi Maeda	Managing Director, Executive Vice President of the University of Tokyo
Corporate Auditor (Full-time)	Toshikuni Yamazaki	Corporate Auditor, JFE Engineering Corporation Corporate Auditor, Universal Shipbuilding Corporation
Corporate Auditor (Full-time)	Kunio Akita	Corporate Auditor, JFE Steel Corporation Corporate Auditor, Kawasaki Microelectronics, Inc.
Corporate Auditor	Hiroyuki Itami	Head of Graduate School of Innovation Studies, Tokyo University of Science Outside Corporate Auditor, Mitsui O.S.K. Lines, Ltd.
Corporate Auditor	Seiji Sugiyama	Honorary Advisor, Mizuho Financial Group, Inc. Outside Corporate Auditor, GUNZE LIMITED

(Note)

1.	Position of Director was changed as follows effective March 31, 2012.

Name	Position after change	Position before change
Yoshio Ishikawa	Director	Representative Director

2.	Hajime Bada, Director of JFE Holdings, Inc., became Director of JFE Steel Corporation, as of April 1, 2012.
3.	As JFE 21st Century Foundation where Hajime Bada, Director of JFE Holdings, Inc., concurrently serves as Chairman of the Board of Directors, was transitioned to a public interest incorporated foundation as of April 1, 2012, the Foundation has been renamed JFE 21st Century Foundation (Public Interest Incorporated Foundation).
4.	Yoshio Ishikawa, Director of JFE Holdings, Inc., retired as Director of JFE Steel Corporation, as of April 1, 2012.
5.	Both Akimitsu Ashida and Masafumi Maeda serve as Outside Directors of JFE Holdings, Inc.
6.	Directors and Corporate Auditors retired during the 10th term are as follows.

Position	Name	Retirement Date
Representative Director	Kohei Wakabayashi	April 1, 2011
Director	Shigeo Asai	June 22, 2011
Corporate Auditor	Toshikuni Nishinohara	June 22, 2011

7.	Kunio Akita, Corporate Auditor of JFE Holdings, Inc., retired as Corporate Auditor of JFE Steel Corporation and Corporate Auditor of Kawasaki Microelectronics, Inc. as of April 1, 2012.
8.	Both Hiroyuki Itami and Seiji Sugiyama serve as Outside Corporate Auditors of JFE Holdings, Inc.

9.	Toshikuni Yamazaki, Corporate Auditor, has managed the Finance Dept. and Controller Dept. as Representative Director and Executive Vice President of JFE Holdings, Inc., and has extensive knowledge and insight in finance and accounting based on his expertise.

Hiroyuki Itami, Corporate Auditor, has been engaged in extensive research on corporate management, including business strategy, and has extensive knowledge of and insight into finance and accounting based on his expertise.

Seiji Sugiyama, Corporate Auditor, has been engaged in management of financial institutions for many years, and has extensive knowledge and insight into finance and accounting based on his expertise.

10.	The Company nominated Director Akimitsu Ashida, Director Masafumi Maeda, Corporate Auditor Hiroyuki Itami and Corporate Auditor Seiji Sugiyama, as its Independent Directors/Corporate Auditors as stipulated under the regulations of the Tokyo Stock Exchange, Inc etc., and registered them as such with the Exchange etc.
11.	Corporate Officers as of March 31, 2012, are as follows.

Position	Name	Duty
President & CEO	Hajime Bada	Chief Executive Officer (CEO)
Executive Vice President	Yoshio Ishikawa	Supervision of General Administration Dept., Corporate Planning Dept., Finance and Investor Relations Dept., and Controller Dept.
Senior Vice President	Shinichi Okada	In charge of Corporate Planning Dept., and Finance and Investor Relations Dept.
Vice President	Yasushi Yamamura	In charge of General Administration Dept. and Controller Dept.

•	Corporate Officers retired during the 10th term are as follows.

Position	Name	Retirement Date
Executive Vice President	Yoshio Ishikawa	March 31, 2012

•	Positions and duties of Corporate Officers were changed as follows effective April 1, 2012.

Position	Name	Duty
President & CEO	Hajime Bada	Chief Executive Officer (CEO)
Executive Vice President	Shinichi Okada	Supervision of General Administration Dept. and Controller Dept. In charge of Corporate Planning Dept., and Finance and Investor Relations Dept.
Vice President	Yasushi Yamamura	In charge of Controller Dept.
Vice President	Masashi Terahata	In charge of General Administration Dept.

(2)	Remuneration for Director and Corporate Auditor during the 10th term

	Staff Size	Amount (thousands of yen)
Director	7	270,674
Corporate Auditor	5	103,984

(Note)

1.	The above includes one Director and one Corporate Auditor retired during the 10th term.
2.	The total amount of remuneration paid to the six Outside Directors/Corporate Auditors is 44,443 thousand yen.
3.

In addition to the above, subject to the resolution at the fifth Ordinary General Meeting of Shareholders held on June 27, 2007 “to grant final retirement benefits to Directors and Corporate Auditors in conjunction with the abolishment of the retirement benefits system for Directors and Corporate Auditors,” 5,440 thousand yen of the retirement benefits, which were commensurate with the term of his services to the Company from his appointment as Outside Corporate Auditor until the abolishment of such retirement benefits system, was paid to one Outside Corporate Auditor who retired during the 10th term under review based on the Company’s internal regulations.

(3)	Outside Directors/Corporate Auditors

1)	Significant entities where the Outside Directors/Corporate Auditors concurrently hold positions are listed on page 15.

There	is no special relationship between those entities and JFE Holdings, Inc.

2)	Activities during the 10th term

•	Akimitsu Ashida, Director

Akimitsu Ashida attended 12 of the 13 meetings of the Board of Directors. Having a wealth of experience in corporate management in a global setting as well as experience in political activities with a global perspective, he spoke appropriately at the meetings.

•	Masafumi Maeda, Director

Masafumi Maeda had perfect attendance at the meetings of the Board of Directors, which were held 10 times since his assuming office on June 22, 2011. Having remarkable knowledge in metallic materials as well as experience in university management, he spoke appropriately at the meetings.

•	Hiroyuki Itami, Corporate Auditor

Hiroyuki Itami had perfect attendance at the meetings of the Board of Directors and the Board of Corporate Auditors, which were held 13 and 16 times respectively during the term. Having profound knowledge in management and business strategy as well as a wealth of knowledge in industrial fields through research on technology management, he spoke appropriately at the meetings

•	Seiji Sugiyama, Corporate Auditor

Seiji Sugiyama had perfect attendance at the meetings of the Board of Directors and the Board of Corporate Auditors, which were held 10 and 12 times respectively since his assuming office on June 22, 2011. Having experience in management of financial institutions as well as extensive knowledge in the fields of finance and accounting, he spoke appropriately at the meetings.

3)	Outline of the contracts for limitation of liability

JFE Holdings, Inc. has entered into agreements, in accordance with the provision of Article 427, Paragraph 1, of the Companies Act, with all the Outside Directors and Outside Corporate Auditors to limit their liabilities to compensate damages under Article 423, Paragraph 1, of the Companies Act. Limitation on liability of each Outside Director and Outside Corporate Auditor to compensate damages under such agreements is set out to the amount set forth in the relevant laws and regulations.

5.	Accounting Auditor

(1)	Designation of Accounting Auditor: Ernst & Young ShinNihon LLC

(2)	Amount of remuneration for the Accounting Auditor

1)	Amount of remuneration to be paid to by JFE Holdings, Inc. to the Accounting Auditor pertaining to the 10th term:	14,575 thousand yen

2)	Total amount of money and other financial profits to be paid by JFE Holdings, Inc. and its subsidiaries to the Accounting Auditor:	399,261 thousand yen

3)	Amount of payments described in 2) above, which fall under the business set forth in Article 2, Paragraph 1, of the Certified Public Accountants Act: 385,469 thousand yen

(Note)

1.	Of the significant subsidiaries of JFE Holdings, Inc., JFE Steel Australia Resources Pty Ltd., Philippine Sinter Corporation, and Thai Coated Steel Sheet Co., Ltd. are subject to audits of accounts by a certified public accountant or incorporated accounting firm other than the Accounting Auditor of JFE Holdings, Inc.
2.	The audit agreement between the Accounting Auditor and JFE Holdings, Inc. does not separately stipulate audit remunerations based on the Companies Act or the Financial Instruments and Exchange Act, and such a distinction is for all intents and purposes impossible to execute. Hence, the remuneration in 1) above does not separate these two types of payment.

(3)	Non-audit work

The Company pays the Accounting Auditors for advisory services, which are services other than those defined in Article 2, Paragraph 1 of the Certified Public Accountants Act (non-audit services).

(4)	Policy on decisions of dismissal or non-reappointment of the Accounting Auditors

The Board of Corporate Auditors shall, upon consent of all the Corporate Auditors, dismiss the Accounting Auditors after reviewing a case if it determines a circumstance falling under any of the items set forth in Article 340, Paragraph 1, of the Companies Act, to have occurred. In case any similar circumstance occurs, or if the Board of Corporate Auditors judges it necessary to do so, the Board of Corporate Auditors shall request that the Board of Directors submit a proposal for the dismissal or non-reappointment of the Accounting Auditors to a General Meeting of Shareholders.

The Board of Directors shall submit a proposal for the dismissal or non-reappointment of the Accounting Auditors to a General Meeting of Shareholders after reviewing the case if requested by the Board of Corporate Auditors, or upon consent of the Board of Corporate Auditors if any the Accounting Auditors’ duty is actually hindered from being executed or if the Board of Directors judges it necessary to do so.

6.	Systems to Ensure Compliance of the Execution of Duties by Directors with Laws, Regulations and the Articles of Incorporation and Other Systems to Ensure the Propriety of Business Operations

JFE Holdings, Inc. operates and improves the systems above pursuant to the following Basic Policies to Establish the Internal Control Systems, which were resolved by the Board of Directors.

Basic Policies to Establish the Internal Control Systems

JFE Holdings, Inc. shall establish its internal control systems as described below to comply with laws, regulations and the Articles of Incorporation and maximize its corporate value toward the realization of the Corporate Vision—“The JFE Group—contributing to society with the world’s most innovative technology”—and the goal of establishing a highly sustainable business structure. JFE Holdings, Inc. shall endeavor to review and improve the basic policies and the internal control systems established in accordance therewith on an ongoing basis.

1.	Systems Set Forth in Article 362, Paragraph 4, Item 6, of the Companies Act and in the Respective Items of Article 100, Paragraph 1, of the Ordinance for Enforcement of the Companies Act

(1)	Systems to ensure compliance of the execution of duties by Directors and employees with laws, regulations and the Articles of Incorporation

(a)	The authority of Directors, Corporate Officers and employees shall be clarified in the in-house rules for authority and responsibilities and other internal policy guidelines. Their respective duties shall be executed in compliance with the relevant rules and regulations.

(b)	A Compliance Council shall be established. It shall deliberate and make decisions on the basic policies and important matters regarding the compliance of ethics, laws and regulations. The council shall also supervise the progress of the measures implemented.

(c)	A “Corporate Ethics Hotline” to help ensure that important information regarding the compliance of ethics, laws and regulations is directly communicated from the front lines to top management shall be provided, streamlined and appropriately operated.

(d)	The internal auditing department shall audit the compliance conditions of the relevant laws, regulations and the Articles of Incorporation.

(2)	Systems to ensure the efficient execution of Directors’ duties

(a)	The Directors shall encourage in-depth deliberations at the meetings of the Board of Directors and the Management Committee. The Directors shall also sufficiently deliberate before drawing conclusions at appropriate organizational bodies, as required.

(b)	The internal auditing department shall audit the effectiveness and efficiency of the business.

(3)	Systems to keep and manage information pertaining to the execution of duties by Directors

(a)	The minutes of the Board of Directors meetings shall be prepared with regard to information on matters to be resolved by and reported to the Board of Directors, in accordance with the relevant laws and regulations. The board minutes shall be appropriately kept and managed.

(b)	Information regarding organizational bodies, such as the Management Committee, that addresses important management matters shall be appropriately recorded, stored and managed.

(c)	Important corporate documents, such as kessaisho (documents for approval), which are related to the execution of Directors’ duties, shall be appropriately recorded, stored and managed.

(4)	Rules and other systems regarding loss risk management

(a)	As for risk management of risks involving business activities, compliance with ethics, laws and regulations, financial reporting and information disclosure, the Corporate Officers in charge shall endeavor to recognize their respective risks. The appropriate organizational bodies shall check, identify and evaluate the risk factors, as required, and deliberate and make decisions on how to cope therewith.

(b)	Important management matters shall be deliberated and decided in accordance with the decision-making procedures set forth in the Rules of the Board of Directors, etc.

(5)	Systems to ensure the propriety of business operations conducted by the corporate group

(a)	The respective Group companies of the JFE Group shall streamline their in-house systems with regard to the matters specified in the basic policies, as required, by taking into account their corporate size, business lines, organizational design of the in-house body, and corporate individuality and characteristics.

(b)	Risk management system

JFE Holdings, Inc. shall deliberate and make decisions regarding important group management matters in accordance with the decision-making procedures set forth in the Rules of the Board of Directors, etc. Each Operating Company (significant subsidiaries being operating companies of which JFE Holdings, Inc. directly holds shares thereof) shall, determine its decision-making procedures for important matters of it and its affiliated Group companies to deliberate and make decisions thereon pursuant to its Rules of the Board of Directors, etc.

(c)	Ethics, laws and regulations compliance system

JFE Holdings, Inc. shall establish the JFE Group Compliance Council to deliberate and make decisions on the basic policies and important matters regarding compliance with ethics, laws and regulations within the Group. The council shall also supervise the progress of the measures implemented. Furthermore, the council shall promote corporate management compliant with ethics, laws and regulations at all the Group companies in collaboration with the Compliance Council of each operating company.

Each operating company shall establish a Compliance Council to deliberate and make decisions on the basic policies and important matters regarding the compliance of ethics, laws and regulations of itself and the affiliated group companies. The council shall also supervise the progress of the measures implemented.

The respective Group companies affiliated with an operating company shall streamline their required ethics, laws and regulations compliance systems by taking into account their corporate size, business lines, organizational design of the in-house body, and corporate individuality and characteristics.

(d)	Financial reporting and information disclosure systems

The respective Group companies of the JFE Group shall streamline their required systems, which are necessary to ensure the reliability of their financial reporting, and disclose appropriate information at appropriate times.

2.	Systems Set Forth in the Respective Items of Article 100, Paragraph 3, of the Ordinance for Enforcement of the Companies Act

(1)	Matter regarding employees as assistants to support Corporate Auditor’ duties Employees who support any Corporate Auditor in conducting his/her duties shall be staff of the Corporate Auditor’s Secretariat.

(2)	Matter regarding the independence of employees as assistant to support Corporate Auditor’s duties from Directors

The personnel affairs of the employees who serve as assistants to the Corporate Auditors shall be consulted with the Corporate Auditors.

(3)	System for reporting to the Corporate Auditors

(a)	The Corporate Auditors shall attend the meetings of the Board of Directors, the Management Committee and other important meetings and receive reports thereat.

(b)	The Directors, Corporate Officers and employees shall report the execution of their duties to the Board of Corporate Auditors and/or any Corporate Auditor as required or if so requested by the Board of Corporate Auditors or any Corporate Auditor.

(4)	Other systems to ensure effective audits by the Corporate Auditors

(a)	The Directors, Corporate Officers and employees shall cooperate with the Corporate Auditors in improving the auditing environment so that various Corporate Auditors’ activities can be smoothly executed, including access to important documents, site examinations, exchanges of opinion with Directors and others, examination of subsidiaries and collaboration with the Corporate Auditors of any subsidiaries, all of which are considered necessary for the audits executed by the Corporate Auditors.

(b)	The Corporate Auditors shall receive reports from the Accounting Auditors and the internal auditing department on their audit results in an appropriate and timely manner and maintain a close working arrangement with the Accounting Auditors and the internal auditing department.

7.	Basic Policy Regarding the Control of the Company

(1)	Basic policy

JFE Holdings, Inc. believes that a change of control is an effective means of revitalizing corporate activities and economy, and JFE Holdings, Inc. believes that when a large-scale purchase is commenced, the shareholders of JFE Holdings, Inc. should, in principle, make decisions as to whether or not the large-scale purchase is acceptable.

However, with respect to a large-scale purchase or a proposal related to a large-scale purchase, JFE Holdings, Inc. recognizes that the shareholders of JFE Holdings, Inc. need to precisely evaluate the effects of the large-scale purchase or the proposal on the corporate value of JFE Holdings, Inc. and the common interests of the shareholders. For this purpose, JFE Holdings, Inc. believes that both the large-scale purchaser and JFE Holdings, Inc.’s Board of Directors should promptly provide the shareholders with necessary and sufficient information, opinions and suggestions, and that the shareholders should be given necessary and enough time to review them.

(2)	Special initiatives that contribute to the realization of the basic policy

•	Corporate vision and basic management stance

The JFE Group’s basic management stance is to endeavor to increase, in good faith, the corporate value and achieve the common interests of the shareholders by committing to the corporate vision of contributing to society with the world’s most innovative technology.

•	Performance since the incorporation of the Group

In the First Medium-Term Business Plan (fiscal years 2003–2005) and the Second Medium-Term Business Plan (fiscal years 2006–2008), which followed the corporate foundation, the Group steadily addressed building a highly profitable business structure and improving the financial base to promote future growth. As a result, the Group recorded high profitability by maximally exerting its purposes for incorporation.

In the last Medium-Term Business Plan (fiscal years 2009–2011), under the stringent business environment which includes the global financial crisis and the Great East Japan Earthquake, the Group has striven to build a strong business structure and to increase medium to long-term corporate value

•	Drive for new growth trajectory

The JFE Group, which celebrates its 10th anniversary this year, has issued its fourth medium-term business plan as a strategic operating guideline for the period from April 1, 2012 to March 31, 2015. Under this plan, the Group will return to its starting point to establish a corporate structure for sustainable growth by strengthening its domestic profit base and developing innovative technologies and groundbreaking products. It will also strive for new growth in the global market by building up resources, mainly in emerging countries expected to achieve high growth over the medium to long term. Through such efforts, the Group aims to achieve consolidated net sales of 4,000 billion yen and an ordinary income to net sales ratio of 10% in fiscal 2014, the final year of this business plan.

In particular, the Group will first expand its business fields and strengthen competitiveness through business alliances and M&A, and also thorough cost cutting, to develop a more viable domestic manufacturing base.

It will develop innovative technologies looking ahead 10 years in order to enhance corporate value by leveraging its technological advantages. In new product development, it will more promptly and precisely meet customer needs by rapidly developing groundbreaking products. In addition, it will develop both process technologies that lead to deeper cost cutting and fundamental and applied technologies that lead to a stronger JFE brand.

Furthermore, the Group will, by penetrating global markets more widely, particularly markets with growth potential and by expanding its overseas bases and maximizing the synergistic effects of leveraging JFE Shoji Trade Corporation’s network, aim to provide products and services that meet the specific needs of individual customers. The Group will expand its presence in the global market through enhancement of overseas production, alliances with business partners and M&A.

The Group will strive to establish corporate structure to achieve sustainable growth by strengthening its corporate social responsibility initiatives, corporate governance, and environmental management and by nurturing globally diversified human resources, as well as improving its financial position and returning profits to shareholders.

•	Reinforcing corporate governance

Toward the goal of enhancing corporate value and achieving the common interests of the shareholders by thoroughly pursuing transparency and fairness in its management, JFE Holdings, Inc. has established and streamlined various systems and mechanisms with regard to corporate governance.

As the JFE Group’s business activities consist of several business segments with different characteristics, the actual execution of the respective businesses is delegated to the group-affiliated operating companies of the Group. Meanwhile, JFE Holdings, Inc., a pure holding company, has improved the effectiveness of corporate management through the overall control of group management and has strengthened corporate governance with initiatives such as the audits by the Corporate Auditors including Outside Corporate Auditors, the appointment of several Outside Directors and a reduction in the term of office of the Directors.

JFE Holdings, Inc. nominated Outside Director Akimitsu Ashida, Outside Director Masafumi Maeda, Outside Auditor Hiroyuki Itami and Outside Auditor Seiji Sugiyama, as its Independent Directors/Corporate Auditors as stipulated under the regulations of the Tokyo Stock Exchange, Inc etc., and registered them as such with the Exchange etc.

As for the near-term operation of business activities, JFE Holdings, Inc. is determined to increase the corporate value of JFE Holdings, Inc. and the common interests of the shareholders by thoroughly pursuing fair, objective and transparent corporate governance.

•	With all the stakeholders

The JFE Group makes diverse efforts to obtain the support and cooperation of each and every stakeholder. Such proactive efforts include arranging factory visit tours at the Works to extend and deepen communications with shareholders; increasing the competitiveness of the Japanese manufacturing industry via technical tie-ups with customers; developing technologies that preserve the global environment; promoting the employment of workers including midcareer job seekers; maintaining sound labor-management relations and safe working conditions; and coexisting with local communities.

(3)	Initiatives to prevent decisions on financial and business policies from being controlled by non-qualified parties that are against the Group’s basic policies

JFE Holdings, Inc., at the meeting of the Board of Directors held on June 22, 2011, resolved to continue to operate the “Policy toward Large-scale Purchases of JFE Holdings, Inc.’s Shares” (the “Policy”), which was implemented in March 2007.

Specifically, the Policy requires any large-scale purchaser that has the intent to hold 20% or more in the voting rights ratio to present in advance its management policies and business plans after the completion of the intended large-scale purchase. For a certain period thereafter, JFE Holdings, Inc.’s Board of Directors evaluates and examines the proposal from the following viewpoints: whether the large-scale purchaser has complied with the rules according to the Policy; whether the content of the proposal would irretrievably harm JFE Holdings, Inc.; or whether the proposal would seriously impair the corporate value of JFE Holdings, Inc. or the common interests of the shareholders. The Board of Directors may also disclose its opinion externally, negotiate with the large-scale purchaser and submit any alternative plans to the shareholders. In addition, JFE Holdings, Inc. will establish the Special Committee, which will consist of three Outside Directors and Outside Corporate Auditors. In case the Special Committee submits recommendations to JFE Holdings, Inc.’s Board of Directors to the effect that the Board should take countermeasures to prevent the large-scale purchase, the Board of Directors may take countermeasures against the large-scale purchaser to protect the corporate value of JFE Holdings, Inc. and the common interests of the shareholders by referring to advice from outside professionals and respecting the recommendations to the maximum extent possible. Such countermeasures include the issuance of subscription rights to shares or any other measures that the Board of Directors is permitted to take under the Companies Act or other laws and JFE Holdings’ Articles of Incorporation.

(4)	The confirmation that the above initiatives are compliant with the basic policy and do not impair the common interests of the shareholders or intend to improperly protect any executive positions, as well as the reasons thereof

The Policy aims to guarantee that, following an action for a large-scale purchase, shareholders can accurately evaluate its impact on JFE Holdings, Inc.’s corporate value and the common interests of shareholders. The Policy provides shareholders with adequate and necessary information, including opinions and suggestions, and adequate and necessary time, to review such information once a large-scale purchase commences. Accordingly, the Policy compliant with the above basic policy does not intend to impair the common interests of the shareholders.

In addition, the continuation of the Policy was approved at the Ordinary General Meeting of Shareholders of last year and the establishment of the Special Committee, which consists of three Outside Directors and Outside Corporate Auditors, as an organization independent from JFE Holdings, Inc.’s Board of Directors, are to ensure that the decisions of the Board of Directors relative to a large-scale purchase are made in a transparent, objective, fair and reasonable manner. The Policy also does not intend to improperly protect any executive positions of JFE Holdings, Inc.

(Note)

As for fractions less than the respective units in the Business Report, the amounts and the number of shares are rounded down, whereas ratios and other values are rounded off.

Consolidated Balance Sheets

As of March 31, 2012

(Millions of yen)

Items	Amount
(ASSETS)
Current assets	1,506,257
Cash and deposits	50,382
Notes and accounts	580,669
receivable-trade
Merchandise and finished goods	259,934
Work in process	49,295
Raw materials and supplies	405,649
Deferred tax assets	59,624
Other	101,007
Allowance for doubtful accounts	(306)
Noncurrent assets	2,500,413
Property, plant and equipment	1,644,884
Buildings and structures	426,493
Machinery, equipment and vehicles	627,741
Land	517,944
Construction in progress	49,236
Other	23,468
Intangible assets	56,492
Investments and other assets	799,036
Investment securities	635,610
Deferred tax assets	105,183
Other	63,622
Allowance for doubtful accounts	(5,379)
Deferred assets	592
Bond issuance cost	592

Total assets	4,007,263

(LIABILITIES)
Current liabilities	934,340
Notes and accounts payable-trade	337,643
Short-term loans payable	173,385
Current portion of bonds	69,999
Other	353,312
Noncurrent liabilities	1,616,581
Bonds payable	285,000
Bonds with subscription rights to shares	300,000
Long-term loans payable	765,248
Deferred tax liabilities	7,525
Deferred tax liabilities for land revaluation	10,842
Provision for retirement benefits	123,714
Provision for special repairs	33,298
Provision for loss on specific business	32,003
Other	58,949

Total liabilities	2,550,922

(NET ASSETS)
Shareholders’ equity	1,426,945
Capital stock	147,143
Capital surplus	647,121
Retained earnings	1,011,124
Treasury stock	(378,442)
Valuation and translation adjustments	(12,689)
Valuation difference on available-for-sale securities	31,185
Deferred gains or losses on hedges	(1,780)
Revaluation reserve for land	13,806
Foreign currency translation adjustment	(55,900)
Minority interests	42,084

Total net assets	1,456,340

Total liabilities and net assets	4,007,263

(Note) Amounts are rounded down to the nearest million yen.

Consolidated Statements of Income

From April 1, 2011 to March 31, 2012

(Millions of yen)

Items	Amount
Net sales		3,166,511
Cost of sales		2,879,558

Gross profit		286,952
Selling, general and administrative expenses		242,173

Operating income		44,779
Non-operating income
Interest income	393
Dividends income	7,839
Rent income	7,354
Equity in earnings of affiliates	27,253
Other	9,751	52,591

Non-operating expenses
Interest expenses	15,098
Loss on retirement of noncurrent assets	10,140
Other	19,154	44,393

Ordinary income		52,977
Extraordinary income
Gain on sales of investment securities	9,361	9,361

Extraordinary loss
Impairment loss	6,225
Loss on valuation of investment securities	89,200
Loss related to emission credits	7,385
Loss on disaster	11,860
Loss on revision of retirement benefit plan	15,677
Loss on cancellation of purchase contracts	3,840	134,189

Loss before income taxes		(71,850)
Income taxes-current	28,488
Income taxes-deferred	(66,621)	(38,132)

Loss before minority interests		(33,717)
Minority interests in income		2,915

Net loss		(36,633)

(Note) Amounts are rounded down to the nearest million yen.

Consolidated Statements of Changes in Net Assets

(From April 1, 2011 to March 31, 2012)

(Millions of yen)

	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at April 1, 2011	147,143	651,964	1,081,697	(415,890)	1,464,913
Changes during the consolidated fiscal year
Dividends from surplus			(13,284)		(13,284)
Net loss			(36,633)		(36,633)
Purchase of treasury stock				(290)	(290)
Disposal of treasury stock		(4,843)	(22,475)	37,738	10,420
Increase resulting from change in scope of consolidation			1,856		1,856
Decrease resulting from change in scope of consolidation			(37)		(37)
Reversal of revaluation reserve for land			1		1
Net changes of items other than shareholders’ equity
Total changes during the consolidated fiscal year	—	(4,843)	(70,573)	37,447	(37,968)
Balance at March 31, 2012	147,143	647,121	1,011,124	(378,442)	1,426,945

(Millions of yen)

	Valuation and translation adjustments					Minority interests	Net Assets
	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Revaluation reserve for land	Foreign currency translation adjustment	Total valuation and translation adjustments
Balance at April 1, 2011	7,878	29	12,097	(47,324)	(27,318)	40,715	1,478,310
Changes during the consolidated fiscal year
Dividends from surplus							(13,284)
Net loss							(36,633)
Purchase of treasury stock							(290)
Disposal of treasury stock							10,420
Increase resulting from change in scope of consolidation							1,856
Decrease resulting from change in scope of consolidation							(37)
Reversal of revaluation reserve for land							1
Net changes of items other than shareholders’ equity	23,306	(1,810)	1,708	(8,575)	14,629	1,368	15,998
Total changes during the consolidated fiscal year	23,306	(1,810)	1,708	(8,575)	14,629	1,368	(21,970)
Balance at March 31, 2012	31,185	(1,780)	13,806	(55,900)	(12,689)	42,084	1,456,340

(Note) Amounts are rounded down to the nearest million yen.

(Reference)

Consolidated Statements of Cash Flows

(From April 1, 2011 to March 31, 2012)		(Millions of yen)
Item		Amount
I.	Net cash provided by (used in) operating activities
	Income (loss) before income taxes	(71,850)
	Depreciation and amortization	238,316
	Increase (decrease) in allowance for doubtful accounts	(17,446)
	Interest and dividends income	(8,232)
	Interest expenses	15,098
	Decrease (increase) in notes and accounts receivable-trade	(52,867)
	Decrease (increase) in inventories	(48,101)
	Increase (decrease) in notes and accounts payable-trade	(23,823)
	Other	118,694

	Subtotal	149,788
	Interest and dividends income received	14,923
	Interest expenses paid	(15,285)
	Income taxes (paid) refund	(39,339)

	Total net cash provided by (used in) operating activities	110,087

II.	Net cash provided by (used in) investing activities
	Purchase of noncurrent assets	(193,470)
	Proceeds from sales of noncurrent assets	4,676
	Purchase of investment securities	(26,797)
	Proceeds from sales of investment securities	12,696
	Other	(2,598)

	Total net cash provided by (used in) investing activities	(205,494)

III.	Net cash provided by (used in) financing activities
	Net increase (decrease) in short-term loans payable	1,560
	Increase (decrease) in commercial papers	(27,994)
	Proceeds from long-term loans payable	340,540
	Repayment of long-term loans payable	(221,511)
	Proceeds from issuance of bonds	65,000
	Redemption of bonds	(60,000)
	Purchase of treasury stock	(296)
	Cash dividends paid by parent company	(13,456)
	Other	12,235

	Total net cash provided by (used in) financing activities	96,078

IV.	Effect of exchange rate change on cash and cash equivalents	(2,807)

V.	Net increase (decrease) in cash and cash equivalents	(2,135)

VI.	Balance at March 31, 2011 of cash and cash equivalents	49,043

VII.	Net increase (decrease) in cash and cash equivalents resulting from change in scope of consolidation	3,583

VIII.	Balance at March 31, 2012 of cash and cash equivalents	50,492

(Note) Amounts are rounded down to the nearest million yen.

(Reference)

Segment Information

(From April 1, 2011 to March 31, 2012)

1.	Overview of Reportable Segments

The JFE Group has adopted a business execution structure adapted to the characteristics of the Group’s business fields, consisting of holding company JFE Holdings, Inc. and four subordinate operating companies: JFE Steel Corporation, JFE Engineering Corporation, Universal Shipbuilding Corporation, and Kawasaki Microelectronics, Inc.

The Group has four reportable segments, one for each operating company (consolidated basis), characterized by their constituent products and services: Steel, Engineering, Shipbuilding, and LSI.

•

Steel: various steel products, steel processed products and raw materials, etc., as well as the transportation business and peripheral businesses such as the equipment maintenance and equipment work businesses

•	Engineering: engineering etc. related to energy, urban environment, recycling, steel structures, industrial systems, etc.

•	Shipbuilding: merchant ships and various naval vessels, etc. and their repair

•	LSI: various LSI products

2.	Method of calculating net sales, income or loss, assets, and other items by reportable segment

Reportable segment profit is ordinary income. Inter-segment transactions are inter-company transactions and are based on market prices.

3.	Information concerning net sales, income or loss, assets, and other items by reportable segment

(Millions of yen)

	Reportable segment					Adjustments	Amount recorded on consolidated financial statements
	Steel	Engineering	Shipbuilding	LSI	Total
Net sales
Net sales (unaffiliated customer)	2,662,706	267,869	214,522	21,413	3,166,511	—	3,166,511
Intersegment sales or transfers	51,771	10,908	109	—	62,789	(62,789)	—

Total	2,714,477	278,777	214,632	21,413	3,229,300	(62,789)	3,166,511

Segment income (loss)	25,773	14,361	12,216	1,535	53,887	(909)	52,977

Segment Assets	3,620,528	287,469	189,289	15,522	4,112,809	(105,546)	4,007,263

Others
Depreciation and amortization	226,003	5,916	5,246	1,137	238,303	12	238,316
Amortization of goodwill	187	—	3,462	—	3,649	—	3,649
Interest income	689	117	3	2	812	(419)	393
Interest expenses	16,429	372	97	24	16,923	(1,824)	15,098
Equity in earnings (losses) of affiliates	27,607	(419)	—	—	27,187	65	27,253
Investment in equity method affiliates	307,740	21,040	—	—	328,780	(1,006)	327,773
Increase in property, plant, equipment, and intangible assets	181,185	8,515	7,104	638	197,443	5	197,449

Notes to the Consolidated Financial Statements

Significant Matters on the Basis of the Preparation of the Consolidated Financial Statements

1.	Scope of consolidation

(1)	Number of consolidated subsidiaries: 194

The names of significant consolidated subsidiaries are as stated in “Significant subsidiaries” of the Business Report. Accordingly, listing of these subsidiaries is omitted.

10 companies have been newly included in the scope of consolidation for the consolidated fiscal year under review due to their increased significance.

11 companies have been excluded from the scope of consolidation due to mergers (five companies) and other reasons such as liquidation (six companies).

(2)	Names, etc., of primary non-consolidated subsidiary

SANWAKEIDEN CO., LTD.

(Reason for exclusion from the scope of consolidation)

Non-consolidated subsidiaries are excluded from the scope of consolidation because the exclusion has no significant impact on a rational evaluation of the financial condition and the operating results of the Group, based on their respective total assets, net sales, net income (loss) (corresponding to the equity ratio owned by the Company) and retained earnings (corresponding to the equity ratio owned by the Company), etc.

2.	Application of the equity method

(1)	Number of equity method affiliates: 47

The names of significant equity method affiliates are as stated in “Significant affiliates” of the Business Report. Accordingly, listing of these companies is omitted.

Five companies have been newly accounted for by the equity method for the consolidated fiscal year under review due to additional stock acquisition, etc.

In addition, two companies were excluded from the scope of application of the equity method. This is due to the fact that one was recategorized as a consolidated subsidiary of the Company or for other reasons.

(2)	Names, etc. of primary non-consolidated subsidiaries and affiliates not accounted for by the equity method

(Non-consolidated subsidiary)	SANWAKEIDEN CO., LTD.
(Affiliate)	NISSIN-UNYU CO., LTD.

(Reason for non-application of the equity method)

The equity method is not applied for these subsidiaries and affiliates because their respective net income (loss) (corresponding to the equity ratio owned by the Company) and retained earnings (corresponding to the equity ratio owned by the Company) have no significant impact on the consolidated financial statements.

3.	Fiscal years, etc., of consolidated subsidiaries, etc.

The closing date of some of the consolidated subsidiaries (three domestic companies and 48 overseas companies), including THAI COATED STEEL SHEET CO., LTD., is December 31. Since the difference between the closing dates of said companies and the consolidated closing date is not more than three months, their respective financial statements as of and for the year ended respective closing dates of these companies are used in preparing the consolidated financial statements.

In preparing the consolidated financial statements, the financial statements as of and for the year ended respective closing dates are used for these companies, with necessary adjustments provided for consolidation purposes with regard to material transactions between their closing dates and the consolidated closing date.

In addition, beginning the fiscal year under review, one domestic company whose financial closing date used to be March 20 has changed its closing date to March 31, which is the same as the consolidated closing date.

4.	Accounting policies

(1)	Valuation basis and method for assets

1)	Securities

Available-for-sale securities for which the market values are readily determinable:

Mainly valued at market determined by the average of market prices for one month prior to the consolidated closing date

(Unrealized gains and losses are reported, net of applicable taxes, in a separate component of net assets. The cost of securities sold is determined mainly by the moving-average method.)

Available-for-sale securities for which the market values are not readily determinable:	Mainly valued at cost determined by the moving-average method

2)	Inventories

Mainly valued at cost determined by periodic average method. (The amount posted in the Consolidated Balance Sheets is computed by writing down the book value with regard to the inventories for which profitability was clearly declining.)

(2)	Depreciation method of depreciable assets

1)	Property, plant and equipment (excluding lease assets)

Mainly computed by the declining balance method

2)	Intangible assets (excluding lease assets)

Mainly computed by the straight-line method

Capitalized software for internal use is amortized by the straight-line method over the internal useful life (mainly five years).

3)	Lease assets

Leased assets related to finance lease transactions that do not transfer ownership are depreciated using the straight-line method with estimated useful lives equal to lease terms, and zero residual values (Specific amount of residual value be applied instead where the relevant lease agreement stipulates the amount).

(3)	Accounting basis of provisions and allowances

1)	Allowance for doubtful accounts

An allowance for doubtful accounts is provided for possible losses from uncollectible claims, at the amount calculated based on the actual rate of loss from the bad debt for ordinary claims, and on the estimated recoverability for specific receivables such as doubtful claims.

2)	Provision for retirement benefits

A provision for retirement benefits for employees is provided at an amount calculated based on the estimated amounts of benefit obligations and pension assets at the end of the consolidated fiscal year under review.

Prior service cost is amortized on a straight-line basis over a certain period within an average remaining service period of employees at the time of its occurrence.

Actuarial differences are amortized on a straight-line basis from the following consolidated fiscal year under review over a certain period within an average remaining service period of employees at the time of its occurrence.

3)	Provision for special repairs

A provision for special repairs is provided at a prorated amount of the estimated expense for the next repair, over the period of that repair, for payment of expenses necessary for upgrading blast furnaces and blast furnace stoves.

4)	Provision for loss on specified business

A provision for loss on specified business is provided at the estimated amount of the possible loss on specific disposal of industrial waste business, which from the following consolidated fiscal year under review.

(4)	Revenue recognition

The percentage-of-completion method is applied to constructions for which certainty of performance regarding the portion in progress before the end of the consolidated fiscal year under review can be recognized (cost percentage method is used for estimating a percentage of completion of work), while the completed-contract method is applied to any other constructions.

(5)	Other significant matters for the preparation of the consolidated financial statements

1)	Accounting method for deferred assets

Bond issuance cost is amortized until the maturity of bonds payable (all the amount is posted at the time of payment as cost if the amount is small).

2)	Accounting for consumption taxes, etc.

Transactions subject to the consumption tax and the local consumption tax are recorded at amounts exclusive of the consumption tax.

3)	Application of consolidated tax reporting

Consolidated tax reporting is applied.

4)	Goodwill write-off method and period

Goodwill is equally amortized over five years whereas it is amortized for one time if the amount is small.

5.	Additional information

Beginning from accounting changes and corrections of prior period errors made after the beginning of the fiscal year under review, the Company is applying the Accounting Standard for Accounting Changes and Error Corrections (ASBJ Statement No.24, December 4, 2009) and the Guidance on Accounting Standard for Accounting Changes and Error Corrections (ASBJ Guidance No.24, December 4, 2009).

Notes to the Consolidated Balance Sheets

1.	Assets pledged as collateral and corresponding secured obligations

(1)	Assets pledged as collateral

Property, plant and equipment	¥66,226 million
Intangible assets	¥129 million
Investment securities	¥1,109 million
(Note) Industrial foundation’s assets of property, plant and equipment as mortgage	¥64,476 million

(2)	Corresponding secured obligations

Short-term loans payable	¥2,788 million
Long-term loans payable	¥4,375 million

(Note) Those of above corresponding to the industrial foundation’s assets

Short-term loans payable	¥2,348 million
Long-term loans payable	¥263 million

In addition to the above, deposits in the Company from the consolidated subsidiaries (¥9,500 million on the financial statements thereof) are secured against the obligations for guarantees on facility capabilities.

2.	Accumulated depreciation for property, plant and equipment

¥6,089,514 million

3.	Liabilities on guarantees and commitments to guarantees

Guarantees on the loans payable to financial institutions, etc., of the following companies

Japan-Brazil Niobium Co., Ltd.	¥11,205 million
Guangzhou JFE Steel Sheet Co., Ltd.	¥2,386 million
Other	¥920 million

Total	¥14,512 million

Other than the above, the Company offers a guarantee on an obligation that may arise in the future to Byerwen Coal Pty Ltd and Mizushima Eco-works Co., Ltd.

Limit on amount of guarantees for the consolidated fiscal year	¥11,743 million

4.	Amounts of discounts on notes receivable-trade and endorsement for transfer

¥265 million

Notes to the Consolidated Statements of Changes in Net Assets

1.	Type and total number of issued shares as of the end of the fiscal year under review

Common stock	614,438,399

2.	Dividends

(1)	Amounts of dividends paid

Date of resolution	Type of share	Total amount of dividends (Millions of yen)	Dividend per share (Yen)	Record date	Effective date
Ordinary General Meeting of Shareholders held on June 22, 2011	Common stock	7,971	15	March 31, 2011	June 23, 2011
Board of Directors held on October 26, 2011	Common stock	5,313	10	September 30, 2011	November 30, 2011

(2)	Of the dividends for which the record date belongs to the fiscal year under review, those dividends for which the effective date will be after the end of the fiscal year under review

Date of proposal for resolution	Type of share	Total amount of dividends (Millions of yen)	Source of funds for dividends	Dividend per share (Yen)	Record date	Effective date
Ordinary General Meeting of Shareholders to be held on June 27, 2012	Common stock	5,395	Retained earnings	10	March 31, 2012	June 28, 2012

Notes to Financial Instruments

1.	Status of financial instruments

(1)	Policy on treatment of financial instruments

The Group raises the necessary funds mainly through bank loans, commercial papers and bond issuance, taking into consideration the stability and cost of funds. Temporary surplus funds are being managed with short-term financial instruments. The Group uses derivatives as a hedge against risks described below and not for speculative transactions.

(2)	Content and risks of financial instruments, and the risk management systems relating to financial instruments

Notes and accounts receivable-trade, which are trade claims, are exposed to the credit risks of customers. To manage such risks, each company of the JFE Group conducts regular reassessments of the financial standing of business partners. In addition, some of the claims were sold before due dates.

For notes and accounts payable-trade, which are trade obligations, payment due dates are usually within one year.

Trade claims and obligations in foreign currencies are exposed to risks of currency fluctuations. Hedge transactions, including forward exchange contracts, are conducted as necessary for the parts that were not balanced out by the offsets between receipts of foreign currencies through transactions denominated in the relevant foreign currencies (exports of products, etc.), and payments of foreign currencies through transactions denominated in the relevant foreign currencies (imports of raw materials, etc.).

Equities, which correspond to investment securities, are exposed to risks of market price fluctuations. Investment securities denominated in foreign currencies are exposed to risks of currency fluctuations. Most of the investment securities are equities of the companies with which business relationships are maintained, and the actual market values of such equities are regularly determined.

Taking into consideration the liquidity risk of loans and bonds payable, due dates of these obligations are set not to fall on the same day. Loans and bonds payable with floating interest rates are exposed to risks of interest-rate fluctuations. Some loans and bonds payable are hedged through interest rate swaps, etc., to cope with risks of interest-rate fluctuations and to reduce interest payments.

Derivative transactions used by the JFE Group carry risks of market price fluctuations in the future, including that of currencies, interest-rates, etc. The JFE Group uses derivatives that are only based on actual demand, such as export and import transactions, loans and bonds payable. Accordingly, these risks are limited within the scope of loss of opportunity gains. Furthermore, as the JFE Group only conducts derivative transactions with financial institutions with high credit ratings, the credit risk of failure to perform contracts due to bankruptcy of the counterparty, etc., is considered to be close to non-existent. The Company has established the internal rule on derivative transactions, and conducts transactions related to derivatives pursuant to the rule. On each actual transaction, the Company conducts a transaction upon authority by the Corporate Officer for Finance pursuant to the rule stated above. Balances, market values and losses/gains on valuation of derivatives are to be reported to the management council regularly. The consolidated subsidiaries also conduct derivative transactions pursuant to the respective internal rules.

(3)	Supplemental explanation for matters relating to market values, etc., of financial instruments

Market values of financial instruments include values based on market prices and values reasonably calculated if they have no market prices. Since calculations of the relevant values adopt certain assumptions, etc., the relevant values may vary depending on the assumptions applied.

2.	Market values, etc., of financial instruments

Amounts on the Consolidated Balance Sheets, market values, and their differences as of March 31, 2012 are shown as follows. Items whose market values are considered extremely difficult to determine are not included in the table below (see Note 2).

(Millions of yen)

	Amounts on the Consolidated Balance Sheets	Market value	Difference
(1) Cash and deposits	50,382	50,382	—
(2) Notes and accounts receivable–trade	580,669	580,669	—
(3) Short–term investment securities and investment securities
i) Held-to-maturity bonds	199	201	1
ii) Other securities	278,485	278,485	—

Total assets	909,737	909,739	1

(1) Notes and accounts payable–trade	337,643	337,643	—
(2) Short-term loans payable	173,385	173,385	—
(3) Current portion of bonds	69,999	70,336	336
(4) Bonds payable	285,000	286,317	1,317
(5) Bonds with subscription rights to shares	300,000	303,870	3,870
(6) Long-term loans payable	765,248	765,667	419

Total liabilities	1,931,277	1,937,219	5,942

Derivative transactions (*1)
1) Hedge accounting not applied	(13)	(13)	—
2) Hedge accounting applied	(965)	(965)	—

Total derivative transactions	(979)	(979)	—

(*1)	Net claims and obligations resulting from derivative transactions are indicated as net amounts. Figures of total net obligations are indicated in parentheses.

(Note 1) Methods of calculating market values of financial instruments

Assets

(1) Cash and deposits and (2) Notes and accounts receivable–trade

They are based on the relevant book values, as they are quickly settled and their market values are close to their book values. In addition, some of the accounts receivable–trade are subject to appropriation treatment (please refer to 2) of “Derivative transactions” below).

(3) Short–term investment securities and investment securities

The market values of equities, etc., are based on the prices on stock exchanges and those of bonds receivable are based on the prices presented by correspondent financial institutions.

Liabilities

(1) Notes and accounts payable-trade and (2) Short-term loans payable

They are based on the relevant book values, as they are quickly settled and their market values are close to their book values. In addition, some of the accounts payable–trade are subject to appropriation treatment (please refer to 2) of “Derivative transactions” below).

(3) Current portion of bonds and (4) Bonds payable

The market value of bonds issued by the Company is stated as the market price. The market value of bonds payable subject to special treatment such as interest rate swaps (please refer to 2) of “Derivative transactions” below) is determined by discounting the total of principal and interest stated in association with the interest rate swap by an interest rate reasonably estimated from that applied to similar bonds payable.

(5) Bonds with subscription rights to shares

The market value of bonds with subscription rights issued by the Company is determined by the general model for value computation, in consideration of such factors as exercise periods, exercise prices, stock price volatility, remaining periods and interest rates adjusted with credit risk, due to unavailability of relevant market prices.

(6) Long–term loans payable

The market value of long-term loans payable is determined by discounting the total of principal and interest by the estimated interest rate on similar new loans payable. The market value of long-term loans payable subject to special treatment such as interest rate swaps (please refer to 2) of “Derivative transactions” below) is determined by discounting the total of principal and interest stated in association with the interest rate swap by an interest rate reasonably estimated from that applied to similar loans payable.

Derivative transactions

1) Hedge accounting not applied

The market value of derivative transactions to which hedge accounting is not applied is based on the prices presented by correspondent financial institutions with which the relevant contract is concluded.

2) Hedge accounting applied

The market value of derivative transactions to which basic hedge accounting is applied is based on the prices presented by correspondent financial institutions with which the relevant contract is concluded.

Instruments subject to special treatment such as interest rate swaps are stated in association with hedged bonds payable and long-term loans payable, and their market value is therefore included in the market value of the relevant bonds payable and long-term loans payable (please refer to (2), (3), (4) and (6) of “Liabilities” above.)

Instruments subject to appropriation treatment such as forward exchange contracts are stated in association with hedged items, and their market value is therefore included in the market value of the relevant accounts receivable-trade and accounts payable-trade (please refer to (2) of “Assets” and (1) of “Liabilities” above.)

(Note 2) Financial instruments whose market values are considered extremely difficult to determine

Category	Amounts on the Consolidated Balance Sheets (Millions of yen)
Unlisted equities	26,979
Unlisted bonds	21
Investment securities	17

The items above are not included in “ii) Other securities” of “(3) Short–term investment securities and investment securities,” as they have no market prices and their market values are considered extremely difficult to determine.

Notes to Per–share Information

1. Net assets per share	¥2,627.63
2. Net loss per share	(¥68.71)

Notes on significant subsequent events

The Company resolved at the meeting of the Board of Directors held on May 10, 2012 to implement a share exchange (the “Share Exchange”) with JFE Shoji Trade Corporation, which makes the Company the wholly owning parent company in the share exchange and JFE Shoji Trade Corporation, a wholly owned subsidiary company in the share exchange, the effective date of which will be October 1, 2012, and concluded a share exchange agreement.

Treasury shares held by the Company will be allotted to the shareholders of JFE Shoji Trade Corporation as a compensation for the Share Exchange. Details of the allotment of shares pertaining to the Share Exchange are as follows.

Company Name	JFE Holdings Inc. (wholly owning parent company in share exchange)	JFE Shoji Trade Corporation (wholly owned subsidiary company in share exchange)
Share exchange ratio	1	0.268
Number of JFE Holdings shares to be delivered upon the Share Exchange	Common stock: 63,382,537 shares (scheduled)

(Note)

0.268 shares of the JFE Holdings, Inc. common stock will be allotted and delivered per share of the JFE Shoji Trade Corporation common stock.

Non-consolidated Balance Sheets

As of March 31, 2012

(Millions of yen)

Items	Amount
(ASSETS)
Current assets	437,444
Cash and deposits	3,551
Operating accounts receivable	3,074
Short-term loans receivable	416,522
Deferred tax assets	54
Other	14,242

Noncurrent assets	2,247,263
Property, plant and equipment	1
Tools, furniture and fixtures	0
Lease assets	0
Construction in progress	0

Intangible assets	22
Right of trademark	12
Software	9

Investments and other assets	2,247,239
Stocks of subsidiaries and affiliates	905,924
Investments in capital	4
Long-term loans receivable	1,341,200
Long-term prepaid expenses	15
Deferred tax assets	63
Other	32

Deferred assets	544
Bond issuance cost	544

Total assets	2,685,253

(LIABILITIES)
Current liabilities	305,795
Short-term loans payable	149,200
Current portion of bonds	49,999
Lease obligations	0
Accounts payable-other	14,369
Accrued expenses	3,075
Income taxes payable	36
Deposits received	89,114

Noncurrent liabilities	1,346,489
Bonds payable	285,000
Bonds with subscription rights to shares	300,000
Long-term loans payable	761,400
Allowance for corporate officers’ retirement benefits	89

Total liabilities	1,652,285

(NET ASSETS)
Shareholders’ equity	1,032,968
Capital stock	147,143
Capital surplus	772,574
Legal capital surplus	772,574
Retained earnings	485,226
Other retained earnings	485,226
Retained earnings brought forward	485,226
Treasury Stock	(371,975)

Total net assets	1,032,968

Total liabilities and net assets	2,685,253

(Note)	Amounts are rounded down to the nearest million yen.

Non-consolidated Statements of Income

From April 1, 2011 to March 31, 2012

(Millions of yen)

Items	Amount
Operating revenue
Financial revenue	16,343
Management fee income	2,782	19,125
Operating expenses
Financial expenses	16,089
General and administrative expenses	2,411	18,500
Operating income		625
Ordinary income		625
Income before income taxes		625
Income taxes-current		261
Income taxes-deferred		25
Net Income		338

(Note) Amounts are rounded down to the nearest million yen.

Non-consolidated Statements of Changes in Net Assets

From April 1, 2011 to March 31, 2012

(Millions of yen)

	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
		Legal capital surplus	Other retained earnings
			Retained earnings brought forward
Balance at April 1, 2011	147,143	772,574	528,075	(412,760)	1,035,031
Changes during the fiscal year
Dividends from surplus			(13,284)		(13,284)
Net income			338		338
Purchase of treasury stock				(290)	(290)
Disposal of treasury stock			(29,902)	41,075	11,173
Total changes during the fiscal year	—	—	(42,848)	40,784	(2,063)
Balance at March 31, 2012	147,143	772,574	485,226	(371,975)	1,032,968

(Note) Amounts are rounded down to the nearest million yen.

Notes to the Non-consolidated Financial Statements

1.	Significant accounting policies

(1)	Equities of affiliated companies are valued at cost by the moving-average method.

(2)	Depreciation of property, plant and equipment (excluding leased assets related to finance lease transactions that do not transfer ownership) is computed by the declining balance method.

Depreciation of leased assets related to finance lease transactions that do not transfer ownership is computed by the straight-line method with estimated useful lives equal to lease terms, and zero residual values (Specific amount of residual value will be applied instead where the relevant lease agreement stipulates the amount).

(3)	Bond issuance cost is amortized until the maturity of bonds payable (all the amount is posted as cost at the time of payment if the amount is small).

(4)	Allowance for corporate officers’ retirement benefits is posted at the amount that would be required at the end of the fiscal year under review in accordance with internal rules.

(5)	Transactions subject to the consumption tax are recorded at amounts exclusive of the consumption tax.

(6)	Consolidated tax reporting is applied.

2.	Notes to the Non-consolidated Balance Sheets, etc.

(1)	Accumulateddepreciation for property, plant and equipment	¥21 million
(2)	Short-term monetary receivables from affiliated companies	¥425,280 million
	Long-term monetary receivables from affiliated companies	¥1,341,200 million
	Short-term monetary payables to affiliated companies	¥103,206 million

3.	Note to the Non-consolidated Statements of Income

Transaction balance with affiliated companies	Operating revenue	¥19,125 million
	Operating expenses	¥943 million

4.	Note to the Non-consolidated Statements of Changes in Net Assets

Type and total number of shares of treasury stock as of the end of the fiscal year under review Common stock	74,908,576

5.	Note to tax-effect accounting

The significant components of deferred tax assets are allowance for corporate officers’ retirement benefits, accrued bonuses and deferred loss on transfer of stocks, etc. on tax practice. The valuation allowance is deducted.

6.	Notes to per–share information

Net assets per share	¥1,914.57
Net income per share	¥0.63

7.	Notes on significant subsequent events

The Company resolved at the meeting of the Board of Directors held on May 10, 2012 to implement a share exchange (the “Share Exchange”) with JFE Shoji Trade Corporation, which makes the Company the wholly owning parent company in the share exchange and JFE Shoji Trade Corporation, a wholly owned subsidiary company in the share exchange, the effective date of which will be October 1, 2012, and concluded a share exchange agreement.

Treasury shares held by the Company will be allotted to the shareholders of JFE Shoji Trade Corporation as a compensation for the Share Exchange. Details of the allotment of shares pertaining to the Share Exchange are as follows.

Company Name	JFE Holdings Inc. (wholly owning parent company in share exchange)	JFE Shoji Trade Corporation (wholly owned subsidiary company in share exchange)
Share exchange ratio	1	0.268
Number of JFE Holdings shares to be delivered upon the Share Exchange	Common stock: 63,382,537 shares (scheduled)

(Note)

0.268 shares of the JFE Holdings, Inc. common stock will be allotted and delivered per share of the JFE Shoji Trade Corporation common stock.

The Report of the Accounting Auditors on the Consolidated Financial Statements

Translation of a Report Originally Issued in Japanese

Report of Independent Accounting Auditors

May 11, 2012

Mr. Hajime Bada

Representative Director and President

JFE Holdings, Inc.

Ernst & Young ShinNihon LLC

Kazunori Tanigami

Certified Public Accountant

Designated and Engagement Partner

Yasuharu Nakajima

Certified Public Accountant

Designated and Engagement Partner

Shin Ichinose

Certified Public Accountant

Designated and Engagement Partner

Yusuke Nakamura

Certified Public Accountant

Designated and Engagement Partner

Pursuant to Article 444, Paragraph 4 of the Companies Act, we have audited the accompanying consolidated financial statements, which comprise the consolidated balance sheets, the consolidated statements of income, the consolidated statements of changes in net assets and the notes to the consolidated financial statements of JFE Holdings, Inc. (the “Company”) applicable to the fiscal year from April 1, 2011 through March 31, 2012.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit and from an independent standpoint. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Audit Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and results of operations of the JFE Group, which consisted of the Company and consolidated subsidiaries, applicable to the fiscal year ended March 31, 2012 in conformity with accounting principles generally accepted in Japan.

Emphasis of Matter

As described in “Significant Subsequent Events,” the Company resolved at the meeting of the Board of Directors held on May 10, 2012 to implement a share exchange (the Share Exchange) with JFE Shoji Trade Corporation, which makes the Company the wholly owning parent company in the share exchange and JFE Shoji Trade Corporation a wholly owned subsidiary company in the share exchange, the effective date of which will be October 1, 2012, and concluded a share exchange agreement.

The said matter does not affect the auditors’ opinion.

Conflicts of Interest

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

The Report of the Accounting Auditors on the Non-consolidated Financial Statements

Translation of a Report Originally Issued in Japanese

Report of Independent Accounting Auditors

May 11, 2012

Mr. Hajime Bada

Representative Director and President

JFE Holdings, Inc.

Ernst & Young ShinNihon LLC

Kazunori Tanigami

Certified Public Accountant

Designated and Engagement Partner

Yasuharu Nakajima

Certified Public Accountant

Designated and Engagement Partner

Shin Ichinose

Certified Public Accountant

Designated and Engagement Partner

Yusuke Nakamura

Certified Public Accountant

Designated and Engagement Partner

Pursuant to Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the accompanying non-consolidated financial statements, which comprise the non-consolidated balance sheets, the non-consolidated statements of income, the non-consolidated statements of changes in net assets and the notes to the financial statements and the related supplementary schedules of JFE Holdings, Inc. (the “Company”) applicable to the 10th fiscal year from April 1, 2011 through March 31, 2012.

Management’s Responsibility for the Non-consolidated Financial Statements and the Related Supplementary Schedules

Management is responsible for the preparation and fair presentation of the non-consolidated financial statements and the related supplementary schedules in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the non-consolidated financial statements and the related supplementary schedules that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the non-consolidated financial statement and the related supplementary schedules based on our audit and from an independent standpoint. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and the related supplementary schedules are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the non-consolidated financial statements and the related supplementary schedules. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the non-consolidated financial statements and the related supplementary schedules, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the non-consolidated financial statements and the related supplementary schedules in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and the related supplementary schedules.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Audit Opinion

In our opinion, the non-consolidated financial statements and the related supplementary schedules referred to above present fairly, in all material respects, the financial position and results of operations of JFE Holdings, Inc., applicable to the fiscal year ended March 31, 2012 in conformity with accounting principles generally accepted in Japan.

Emphasis of Matter

As described in “Significant Subsequent Events,” the Company resolved at the meeting of the Board of Directors held on May 10, 2012 to implement a share exchange (the Share Exchange) with JFE Shoji Trade Corporation, which makes the Company the wholly owning parent company in the share exchange and JFE Shoji Trade Corporation a wholly owned subsidiary company in the share exchange, the effective date of which will be October 1, 2012, and concluded a share exchange agreement.

The said matter does not affect the auditors’ opinion.

Conflicts of Interest

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

The Audit Report of the Board of Corporate Auditors

The Audit Report

Regarding the performance of duties by Directors for the 10th fiscal year, which began April 1, 2011 and ended March 31, 2012, the Board of Corporate Auditors of JFE Holdings, Inc., hereby submits its audit report, which has been prepared through discussions based on the audit reports prepared by the respective Corporate Auditors.

1.	Auditing Methods Employed by the Corporate Auditors and the Board of Corporate Auditors and the Substance Thereof

(1)	In compliance with the Auditing Rules of the Corporate Auditors and auditing plans specified by the Board of Corporate Auditors and based on the assigned tasks and others, each Corporate Auditor has communicated with the Directors, the Corporate Officers and other relevant personnel to collect necessary information and improve the auditing environment. Each Corporate Auditor has audited in the following manner.

1)	Each Corporate Auditor has attended the meetings of the Board of Directors and other important meetings; heard about the execution of their duties from the Directors, the Corporate Officers and other relevant personnel; requested explanations therefrom, as required; examined important kessaisho and associated information; and studied the operations and financial position of JFE Holdings, Inc.

Moreover, each Corporate Auditor has communicated and exchanged information with the Directors, the Corporate Auditors and other relevant personnel of the subsidiaries, received reports on operations therefrom, visited subsidiaries and studied the operations and financial position of the subsidiaries, as required.

2)	Each Corporate Auditor has supervised and verified the substance of the resolution adopted by the Board of Directors with regard to the improvement of the systems stipulated in Article 100, Paragraphs 1 and 3, of the Ordinance for Enforcement of the Companies Act as the systems to ensure compliance of the execution of Directors’ duties described in the Business Report with laws, regulations and the Articles of Incorporation and other requirements to ensure the propriety of business operations, as well as the current situation of in-house systems (internal control systems) that have been improved and operated pursuant to the resolution concerned.

Moreover, each Corporate Auditor has heard about the internal control relative to financial reporting from the Directors, the Corporate Officers and Ernst & Young ShinNihon LLC at the proper time and requested explanations therefrom, as required.

3)	Each Corporate Auditor has confirmed the substance of the Basic Policy Regarding Control of a Company (matters set forth in Article 118, Items 3 (a) and (b), of the Ordinance for Enforcement of the Companies Act), which is described in the Business Report.

4)	Each Corporate Auditor has supervised and verified whether the Accounting Auditors maintain independence and have done appropriate audits, and have received reports on the execution of their duties and requested explanations, as required, from the Accounting Auditors. In addition, each Corporate Auditor has been notified that “Systems to Ensure Appropriate Execution of Duties” (matters set forth in the respective items of Article 131 of the Company Accounting Ordinance) have been improved in accordance with the “Quality Control Standards for Audits” (Business Accounting Council on October 28, 2005) and others, and requested explanations therefrom, as required.

(2)	The Board of Corporate Auditors determined auditing plans, assigned tasks and others; received reports about the progress and results of audits from each Corporate Auditor; received reports on the execution of their duties; and requested explanations, as required, from the Directors, the Corporate Officers and the Accounting Auditors.

In the manner explained above, each Corporate Auditor and the Board of Corporate Auditors have examined the Business Report and supplementary schedule thereof, the consolidated financial statements (Consolidated Balance Sheet, Consolidated Statement of Income, Consolidated Statement of Changes in Net Assets and Notes to the Consolidated Financial Statements), as well as the non-consolidated financial statements (Non-Consolidated Balance Sheet, Non-Consolidated Statement of Income, Non-Consolidated Statement of Changes in Net Assets and Notes to the Non-Consolidated Financial Statements) and the related supplementary schedules thereof of JFE Holdings, Inc., pertaining to the fiscal year ended March 31, 2012.

2.	Audit Results

(1)	Audit results regarding the Business Report, etc.

1)	In our opinion, the Business Report and the supplementary schedules thereof fairly represent JFE Holdings, Inc.’s conditions in accordance with the related laws and regulations and the Articles of Incorporation.

2)	We have found no evidence of wrongful action or material violation of laws, regulations or the Articles of Incorporation by any Directors with regard to the execution of their duties.

3)	In our opinion, the substance of the resolution regarding the internal control systems is fair and reasonable. We have found no matters to remark with regard to the execution of duties by the Directors concerning the internal control systems, including internal control relative to financial reporting.

As for the incident regarding the Antimonopoly Act of a subsidiary, which is described in the Business Report, we have confirmed that we are now striving to ensure more thorough compliance as a whole group.

4)	We have found no matters to remark with regard to the Basic Policies Regarding Control of a Company. In our opinion, each initiative taken under the policies complies with said policies. Accordingly, they do not impair the common interests of JFE Holdings, Inc.’s shareholders or have the intention of improperly protecting any executive positions at JFE Holdings, Inc.

(2)	Audit results regarding the consolidated financial statements

In our opinion, the audit methods and results employed and rendered by the Accounting Auditors, Ernst & Young ShinNihon LLC, are fair and reasonable.

(3)	Audit results regarding the non-consolidated financial statements and the supplementary schedules thereof

In our opinion, the audit methods and results employed and rendered by the Accounting Auditors, Ernst & Young ShinNihon LLC, are fair and reasonable.

May 15, 2012

Board of Corporate Auditors of JFE Holdings, Inc.
Corporate Auditor (Full-time)	Toshikuni Yamazaki
Corporate Auditor (Full-time)	Kunio Akita
Outside Corporate Auditor	Hiroyuki Itami
Outside Corporate Auditor	Seiji Sugiyama

<<Reference Data>>

Share Exchange by and between JFE Shoji Trade Corporation and JFE Holdings, Inc. (Brief Summary)

JFE Shoji Trade Corporation is pleased to provide information about Proposal No. 2: Approval of Share Exchange Agreement of the Company and JFE

Holdings, Inc., which will be reviewed and considered at the 64th Ordinary General Meeting of Shareholders scheduled to be held on June 28 (Thu), 2012.

Upon approval, JFE Shoji Trade Corporation will become a wholly owned subsidiary of JFE Holdings, Inc. via share exchange.

[Reasons for Selecting a Wholly Owned Subsidiary]

Severe business environment surrounding the JFE Group

weak and shrinking domestic demand, sharp appreciation of the yen, and soaring raw material prices.

We will enhance the JFE Group’s total capabilities by revising the capital structure of JFE Shoji Trade Corporation.

To leverage JFE Shoji’s marketing capabilities across the JFE Group

To reinforce and streamline the overall supply chain in the JFE Group’s steel business

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[Strategic Significance for the JFE Group and JFE Shoji Trade Corporation]

The JFE Group: Increasing its Presence in the Global Market

Enhancing Corporate Value

To make faster decisions within the JFE Group through the complete ownership of interest in JFE Shoji Trade Corporation by JFE Holdings, Inc., and maximize the JFE Group’s strength by extending areas of collaboration through extensive liaison between JFE Group companies and JFE Shoji Trade Corporation

To improve the JFE Group’s competitiveness in both the Japanese and the international steel business by restructuring and streamlining its overall supply chain for steel production and sales, from raw material procurement, production, processing to distribution, and by expanding globally

JFE Shoji Trade Corporation: Maximum utilization of trading function

Pioneering new market and increasing JFE Shoji’s profit to improve the corporate value of the JFE Group

Share the common goals of the JFE Group and clarify its role as the core trading house in the JFE Group by becoming a wholly owned subsidiary of JFE Holdings, Inc.;

Closer consultation and broader communication between JFE Group companies to leverage the full strength of the core steel business, civil engineering and shipbuilding business; and

Cultivate markets with a focus on emerging countries through a concerted approach within the JFE Group in order to expand business globally.

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[JFE Group Policy after Share Exchange]

(Current)

JFE Holdings, Inc.

100% 100% 84.9% 100%

Universal Kawasaki JFE Steel Corp. JFE Engineering Shipbuilding Corp. Microelectronics

Note 1 Note 2

38.6%

JFE Shoji Trade Corporation

(October 1, 2012) JFE Holdings, Inc.

100% 100% 100%

JFE Shoji

JFE Steel Corp. JFE Engineering Trade Corporation

<The JFE Group’s Basic Policy>

Reinforce revenue base in Japan

Promote development of innovative technology and epoch-making new products

Secure a corporate structure for sustainable growth

Concentrate management resources on emerging countries

Targets in FY2014:

Consolidated sales: JPY 4 trillion; Return on sales: 10%

Position JFE Shoji Trade

Corporation as a core trading house in the JFE Group

Reallocate investments in business portfolio and concentrate management resources on profitable businesses

Maximize consolidated earning power in the JFE Group for the future

Note 1: A new company will be established through the integration of shipbuilding businesses with IHI in October 2012. Investment ratio (planned): JFE Holdings, Inc.: 45.93%; IHI: 45.93%; Hitachi Zosen Corp.: 8.15%

Note 2: All the shares outstanding of Kawasaki Microelectronics Inc. will be transferred to MegaChips Corporation around the end of June 2012 (planned).

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[Reason for Selecting “Share Exchange” to Become a Wholly Owned Subsidiary of JFE Holdings, Inc.]

A Share Exchange will enable JFE Shoji Trade Corporation to become a wholly owned subsidiary of JFE Holdings, Inc. reasonably faster, and will also accelerate improvement in the JFE Group’s corporate value.

[Share Exchange Ratio]

Treasury shares held by JFE Holdings, Inc. are scheduled to be allocated in exchange for the common stock of JFE Shoji Trade Corporation, effective October 1, 2012.

0.268 shares of common stock of JFE Holdings, Inc. will be allocated in exchange for one (1) share of common stock of JFE Shoji Trade Corporation.

For instance, one thousand (1,000) shares of common stock of JFE Shoji Trade Corporation will be exchanged for 268 shares of common stock of JFE Holdings, Inc.

JFE Shoji Trade Corporation Stock JFE Holdings, Inc. Stock 1,000 shares 268 shares

In order to ensure the fairness and appropriateness of the share exchange ratio to be used by JFE Holdings, Inc. and JFE Shoji Trade Corporation, each company requested a third party valuation institute to conduct a calculation of the share exchange ratio. Both companies discussed the calculation result made by each third party valuation institute, and finally determined the share exchange ratio after a Board of Directors’ meeting of each company passed a resolution accordingly.

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[Fairness and Adequacy of Share Exchange Ratio]

JFE Holdings, Inc. appointed Nomura Securities Co., Ltd., and JFE Shoji Trade Corporation appointed Mizuho Securities Co., Ltd. as third party valuation institutes.

Note: For details of the calculation of the share exchange ratio, please refer to

“Notice of The 64th Ordinary General Meeting of Shareholders” from page 45 onwards.

Directors who had been with a business entity under the control of JFE Holdings, Inc. did not participate in the discussions and resolutions concerning the transaction, to avoid a conflict of interest.

With respect to the method for the resolution at the Board of Directors’ meetings, and other measures for avoiding a conflict of interest, JFE Shoji Trade Corporation received legal advice.

[Calculation result made by Nomura]

Calculation result of share

Calculation method

exchange ratios

Average market price method

* (Base Date (i))

0.237

- 0.278

Average market price method

* (Base Date (ii))

0.186

-0.225

Comparable peer company method

0.090

-0.113

DCF method

0.221

-0.319

* (Base Date) (i) May 8, 2012

[Calculation result made by Mizuho]

Calculation result of share exchange

Calculation method ratios

Market price standard method

0.237

-0.259

Comparable peer company method

0.196

-0.277

DCF method

0.210

-0.309

(Base Date (i) ) May 8, 2012 (Base Date (ii) ) October 25, 2012

Nomura Securities Co., Ltd. and Mizuho Securities Co., Ltd. are third party valuation institutes of JFE Holdings, Inc. and JFE Shoji Trade Corporation, respectively.

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[Treatment of Shares Constituting Less Than One Unit and Fractional Shares]

Treatment of Shares of Less Than One Unit

Shareholders of JFE Shoji Trade Corporation who will hold shares of less than one unit of common stock of JFE Holdings, Inc. (less than 100 shares), as a result of the Share Exchange, will be unable to sell such shares on a financial instruments exchange market. Shareholders who will hold shares of less than one unit of JFE Holdings, Inc. can utilize the “system for purchase of shares of less than one unit” and the “system for sale of shares of less than one unit” on and after the effective date of the Share Exchange.

System for purchase of shares of less than one unit

Shareholders holding shares of less than one unit of JFE Holdings, Inc. are entitled to demand that JFE Holdings, Inc. sell them such number of shares which, together with the number of shares of less than one unit they hold, will constitute one share unit.

System for sale of shares of less than one unit

Shareholders of JFE Holdings, Inc. holding shares of less than one unit are entitled to request that JFE Holdings, Inc. purchase the shares of less than one unit they hold.

Treatment of Fractions Less Than One Common Share

If the number of shares of common stock of JFE Holdings, Inc. that shall be allotted to any shareholder of JFE Shoji Trade Corporation as a result of the Share Exchange includes fractions of less than one share, a cash amount in proportion to the fractions attributed to the Share Exchange will be paid to such shareholder.

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[Schedule Prior to the Share Exchange (Effective Date) (Planned)]

Date of Contract of Basic Agreement on Share Exchange

with JFE Holdings, Inc. October 26, 2011

Change in Schedule of Effective Date for JFE Shoji Trade

Corporation to be a Wholly Owned Subsidiary of JFE

Holdings, Inc. November 29, 2011

Changed from April 2013 to October 2012

Date of Execution of Share Exchange Agreement with

JFE Holdings, Inc. May 10, 2012

Date of Sending Notice of Ordinary General Meeting of

Shareholders June 5, 2012

Date of Ordinary General Meeting of Shareholders June 28, 2012

The Last Trading Date for Common Stock of JFE Shoji September 25, 2012

Trade Corporation(Planned)

Delisting Date September 26, 2012

(Planned)

Scheduled Date of the Share Exchange (Effective Date) October 1, 2012

(Planned)

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[Agenda of Ordinary General Meeting of Shareholders]

[Matters to be Reported:]

Business Report and Financial Statements for the 64th Fiscal Term (from April 1, 2011 to March 31, 2012)

[Matters to be Resolved]

Proposal No. 1: Dividend of Surplus

Proposal No. 2: Approval of Share Exchange Agreement of the Company and JFE Holdings, Inc.

Proposal No. 2 above shall be resolved by special resolution at shareholders’ general meetings.

Please submit the proxy card after fully understanding the contents thereof at the 64th Ordinary General Meeting of Shareholders.

JFE Shoji Trade Corporation will work toward further improvement in the JFE Group’s corporate value.

Effective October 1, 2012, the common stock of JFE Holdings, Inc. will be allocated and delivered in exchange for the common stock of JFE Shoji Trade Corporation. We appreciate your continuing support of our activities. End

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